                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                               ENVIROMETRICS INC.
                (Name of registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

          (1) Title of each class of  securities to which  transaction  applies:
          Common Stock
          (2)  Aggregate  number of  securities  to which  transaction  applies:
          5,616,014
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $0.187
          (4) Proposed maximum aggregate value of transaction: $1,050,195
          (5) Total Fee Paid: $210.04

[X] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:

                          Walter H. "Skip" Elliott, III
                                 President & CEO
                               Envirometrics, Inc.
                              9229 University Blvd.
                           Charleston, South Carolina
                                  843-553-9456

(Name, Address, including zip code, and Telephone number, including Area Code, of Agent of Service)

                                   Copies to:
                                Peter W. Rothberg
                               Nixon Peabody, LLP
                               437 Madison Avenue
                          New York, New York 10022-7001
                                  212-940-3000

                              INFORMATION STATEMENT

                                   MAY 18, 2000

                               To Shareholders of
                               Envirometrics, Inc.

          Relating to the request for Written Consent for authorizing (a) the acquisition of The Catapult Group, Inc., including (i) the reverse split of current outstanding common stock, (ii) the amendment of the Articles of Incorporation to change the name of the Corporation to The Catapult Group, Inc. and (iii) the consummation of the Plan and Agreement to exchange stock in connection with the acquisition of The Catapult Group, Inc. and (B) the amendment of the Articles of Incorporation to increase the authorized shares of Common Stock from 10 million to 20 million shares.

     This Information Statement is being furnished to the holders of common stock of Envirometrics, Inc., a Delaware corporation ("Envirometrics"), of record on April 14, 2000 (the "Record Date"), relating to the solicitation of written consents to authorize (a) the Acquisition (as defined below), including
(i) the reverse split of the current outstanding common stock of Envirometrics, $.001 par value (the "Common Stock"), (ii) the amendment of the Certificate of Incorporation to change the name of the Corporation from Envirometrics to The Catapult Group, Inc. effective on consummation of the Acquisition and (iii) the consummation of the Plan and Agreement to Exchange Stock (the "Exchange Agreement") in connection with the acquisition (the "Acquisition") of The Catapult Group, Inc. ("The Catapult Group") by Envirometrics and (b) the amendment of the Envirometrics Certificate of Incorporation to increase the authorized shares of Common Stock from 10 million to 20 million shares effective on consummation of the Acquisition.

     The Catapult Group is an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. These solutions range from strategic e-business planning and application development to marketing and communications services for Internet enterprises.

     On February 16, 2000, the Board of Directors of Envirometrics approved the terms of the Acquisition pursuant to the Exchange Agreement. Those basic terms involve the issuance of such number of shares of Envirometrics Common Stock to the shareholders of The Catapult Group in exchange for all shares of outstanding capital stock of The Catapult Group, so that after such issuance Envirometrics will own The Catapult Group as its wholly-owned subsidiary, the current shareholders and option holders of The Catapult Group will hold 90% of the outstanding shares of Envirometrics Common Stock and the current shareholders and option holders of Envirometrics will retain 10% ownership of the outstanding shares of Envirometrics Common Stock. The percentage calculations per the Exchange Agreement are based on a fully diluted basis. The fully diluted basis considers the option holders of both The Catapult Group and Envirometrics, and the holders of Preferred Stock of Envirometrics, as if they had exercised or converted to Common Stock all of such derivative securities; however, it does not factor in the exercise of the publicly traded Warrants of Envirometrics ("Fully-Diluted"). Upon closing the Acquisition, the Exchange Agreement requires Envirometrics to amend its Articles of Incorporation to change its name to The Catapult Group, Inc. To decrease the number of outstanding shares of Envirometrics Common Stock post-Acquisition Closing, the Exchange Agreement requires the 10:1 reverse split of the current issued and outstanding shares of Envirometrics Common Stock to take effect pre-Acquisition Closing. To facilitate the post-Acquisition growth of Envirometrics, we propose that a separate amendment to the Envirometrics Articles of Incorporation be filed with the Secretary of State of the State of Delaware, after Acquisition Closing, to increase the authorized shares of Envirometrics Common Stock from 10 million to 20 million shares.

     The Acquisition gives the shareholders of Envirometrics the potential opportunity for increased share value. This increase is anticipated because of the high growth e-business market in which The Catapult Group participates. The transaction brings closure to the "Turnaround" phase that Envirometrics has been engaged in since 1996.

     As of the Record Date, Envirometrics had outstanding 5,503,221 shares of Envirometrics Common Stock (in March 2000, outstanding shares of Envirometrics convertible preferred stock, all of Series A and B and two thirds (2/3) of Series C, along with accrued dividends at that date were converted to 1,676,053 shares of Envirometrics Common Stock). According to Section 228 of the Delaware General Corporation Law, Envirometrics can obtain authorization of its shareholders for the actions outlined herein by written consent, provided it receives the consent of the holders of a majority of its common stock outstanding on the record date. AS A COST SAVING MEASURE, AND BECAUSE WE HAVE THE ABILITY TO SEEK CONSENT FOR THE PROPOSALS RATHER THAN HOLD A FORMAL SPECIAL SHAREHOLDERS MEETING TO CONSIDER THE PROPOSALS, WE ARE SOLICITING SHAREHOLDERS CONSENTS IN LIEU OF SOLICITATION OF PROXIES TO BE VOTED AT SUCH A MEETING.

     On February 16, 2000, Envirometrics and The Catapult Group executed the definitive Exchange Agreement. Envirometrics anticipates that the Acquisition will be effectuated on or about June 15, 2000, upon receipt of the requisite written consents from Envirometrics stockholders. The Board of Directors of The Catapult Group, consisting of Mr. Bryan M. Johns, Ms. Lyne Marschessault and Mr. John O'Brien, have already given their approval to the acquisition subject to the terms of the Exchange Agreement. The shareholders of The Catapult Group, consisting of Anquilla Equity Partners, Inc., Cambridge Capital Group, LLC, Cambridge Investment, Ltd., Mr. Robert Y. Duke, Mr. Bryan Johns, Osprey Investments, Ltd., Stonehedge Investments, LLC, Ronald A. Potts, Jake Cantrell, Arnold E. Johns, and Sonoma Investments, Ltd. have given their approval of the acquisition subject to the terms of the Exchange Agreement. The members of Management and the Board of Directors of Envirometrics who hold approximately 20.1% of the outstanding shares of Envirometrics Common Stock have given their approval and indicated their intention to consent to the Acquisition, and all included transactions, subject to the terms of the Exchange Agreement, and the increase of the authorized shares of Common Stock from 10 million to 20 million shares. Final closing of the transaction will be publicly announced by Envirometrics, and updated information, if any, concerning the transaction will be provided in a Form 8-K to be filed by Envirometrics after closing.

                           WE ARE NOT ASKING YOU FOR A
                       PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

                                      INDEX

                              INFORMATION STATEMENT

                               To Shareholders of
                               Envirometrics, Inc.

ITEM                                                                    PAGE
Summary................................................................    4
Reasons for  the Written Consent.......................................    6
The Acquisition of The Catapult Group..................................    7
Management of Envirometrics Following Acquisition Closing..............   11
Background Information on Envirometrics, Inc...........................   12
Interests of Certain Persons in the Acquisition........................   13
Background Information on The Catapult Group, Inc......................   16
Financial Information/Pro Forma........................................   21
Annex A: Definitive Agreement..........................................   26
Annex B: Amended Certificate of Incorporation..........................   64
Annex C: Envirometrics, Inc. 1999 Form 10-KSB..........................   65
Annex D: The Catapult Group, Inc. 1999 Audited Financial Statements....  109

SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Information Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained in this Information Statement and in the Annexes hereto, to which reference is made for a complete statement of the matters discussed below. Capitalized terms used and not defined in this summary have the meaning set forth elsewhere in this Information Statement. Shareholders are urged to read this Information Statement and the Annexes hereto in their entirety.

TRANSACTION PARTIES

     Envirometrics, Inc. is a Delaware corporation with its principal offices located at 9229 University Blvd., Charleston, South Carolina 29406. Envirometrics is a publicly traded company which had its principal operations in the Environmental, Health and Safety market. See "Background Information on Envirometrics, Inc."

     The Catapult Group, Inc. is a privately-held Georgia corporation with its principal offices located at 4940 Peachtree Industrial Blvd., Norcross, Georgia 30071. The Catapult Group is an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. See "Background Information on The Catapult Group, Inc."

THE TRANSACTION

     The Acquisition of The Catapult Group will be effected as a stock exchange whereby the shareholders of The Catapult Group will receive shares of Envirometrics and The Catapult Group will become a wholly-owned subsidiary of Envirometrics, Inc. The Catapult Group shareholders and option holders, as a group, will end up with 90% ownership of the equity of Envirometrics on a Fully-Diluted basis, assuming exercise of all such options. Envirometrics will change its name to The Catapult Group, Inc., effective at closing (the "Name Change"). As part of the Acquisition, Envirometrics will effect a 10:1 reverse split of its Common Stock effective upon Acquisition closing (the "Stock Split"). On a Fully-Diluted basis current Envirometrics shareholders and option holders, after issuance of Common Stock to The Catapult Group shareholders and the Common Stock reserved for The Catapult Group option holders at Acquisition closing, will hold 10% of the Fully-Diluted Envirometrics Common Stock. See "The Acquisition of The Catapult Group" and "Annex A: Definitive Agreement." Finally, as part of the Acquisition transaction, Envirometrics will increase its authorized shares of Common Stock from 10 million to 20 million shares (the "Authorized Share Increase").

WRITTEN CONSENT

     Shareholder approval is being sought (i) to authorize the Acquisition, including the Name Change, the Stock Split, and the approval of the Exchange Agreement, and (ii) to separately authorize the Authorized Share Increase. Such shareholder approval will be accomplished by means of soliciting written consents of shareholders. Under Section 228 of the Delaware General Corporation Law such actions can be authorized, provided shareholders holding at least a majority of the outstanding shares of Envirometrics entitled to vote on the matter at the Record Date give their written consent thereto. See "Information
Concerning the Written Consent". Those shareholders favoring authorization of the Acquisition, including the related Name Change, Stock Split, and approval of the Exchange Agreement, are instructed to so mark and sign the Written Consent form and return it to the address noted. On the same Written Consent form authorization is also sought for the Authorized Share Increase. Shareholders favoring the Authorized Share Increase are instructed to so mark the Written Consent form in the space provided.

BACKGROUND OF THE ACQUISITION

     See "The Acquisition of The Catapult Group--Background of the Offer and the Acquisition".

RECOMMENDATION OF THE ENVIROMETRICS BOARD

     The Envirometrics Board of Directors, on February 16, 2000, unanimously approved the Exchange Agreement and the transactions contemplated thereby, including the Acquisition, and determined that the Acquisition, and the transactions contemplated thereby are in the best interests of Envirometrics and its shareholders. The Envirometrics Board of Directors recommends that Envirometrics shareholders approve the Acquisition, including the Name Change, the Stock Split, and authorization for closing the Exchange Agreement, as well as recommends that Envirometrics shareholders approve the Authorized Share Increase .

     In reaching its decision to recommend that Envirometrics shareholders approve the Acquisition, and the included transactions, as well as the Authorized Share Increase, the Envirometrics Board of Directors considered a number of factors. See "The Acquisition of The Catapult Group--Recommendations and Reasons of the Envirometrics Board".

     The Board of Directors, consisting of Mr. Walter H. Elliott, III, President and CEO, Mr. Richard H. Guilford, Chairman, Ms. Elsie L. Rose, Secretary/Treasurer, Dr. Maurizzio Giabbai and Dr. Gene Fielgey, will give their consent to the actions contemplated. The Board of Directors as a group hold approximately 20.1% of the voting stock of Envirometrics.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

     The interests of certain members of the Management of Envirometrics could be different than those of other Envirometrics shareholders. Mr. Elliott has served as President and CEO of Envirometrics without an employment agreement; however, he could be offered employment with The Catapult Group prior to Closing. He will serve on the new Board of Directors as the representative for the pre-closing Envirometrics' shareholders under the terms of the Exchange Agreement.

CLOSING AND CONDITIONS OF THE ACQUISITION

     The Acquisition shall become effective at such time as the Acquisition and the included transactions are approved by the Envirometrics shareholders and the Conditions Precedent for closing the Exchange Agreement have been either satisfied or waived. See "Annex A: Definitive Agreement". The Authorized Share Increase consent is not needed to close the Acquisition.

TERMINATION OF THE ACQUISITION AGREEMENT

     The Exchange Agreement may be terminated by either Envirometrics or The Catapult Group prior to Acquisition closing under certain circumstances. See "Acquisition Agreement" and "Annex A: Definitive Agreement"

EFFECTS OF THE ACQUISITION

     After closing the Acquisition, The Catapult Group will become a wholly-owned subsidiary of Envirometrics and the corporate name of Envirometrics will be changed to The Catapult Group, Inc. All members of the current Envirometrics Board of Directors, other than Mr. Walter H. Elliott, III, will resign effective at Acquisition closing, and The Catapult Group will reconstitute the Board of Directors as specified in the Exchange Agreement and in this Information Statement. The corporate offices of Envirometrics will be moved from Charleston, South Carolina to Atlanta, Georgia post-closing. See "The Acquisition of The Catapult Group--Certain Consequences of the Acquisition" and "Management of Envirometrics Following Acquisition Closing".

THE ACQUISITION CONSIDERATION

     Pursuant to the Exchange Agreement, The Catapult Group shareholders and option holders will receive on a pro rata basis, determined by their percent ownership of the outstanding common stock of The Catapult Group, and the outstanding options to acquire shares of The Catapult Group common stock, shares of Envirometrics Common Stock and corresponding options to acquire shares of Envirometrics Common Stock constituting 90% of the post Acquisition Fully-Diluted shares of Envirometrics Common Stock. The stock exchange encompassed by the Exchange Agreement contemplates the issuance of shares of Envirometrics Common Stock in excess of the current number of outstanding Common Stock shares and will dilute current shareholders of Envirometrics Common Stock and option holders to 10% Fully-Diluted ownership post-Acquisition. See "Acquisition Agreement" and "Annex A: Definitive Agreement".

FEDERAL INCOME TAX CONSEQUENCES

     The Acquisition and the included transactions contemplated in connection therewith have been structured with the intent that they be tax-free to Envirometrics, Inc., The Catapult Group, Inc. and holders of The Catapult Group, Inc. stock for federal income tax purposes. Assuming that the Acquisition constitutes a tax-free reorganization for federal income tax purposes, the following are the general federal income tax consequences:

TAX TREATMENT OF THE CATAPULT GROUP, ENVIROMETRICS AND CURRENT ENVIROMETRICS STOCKHOLDERS.

     No gain or loss will be recognized by Envirometrics, current stockholders of Envirometrics or The Catapult Group in connection with the Acquisition and the included transactions contemplated in connection therewith.

     The federal income tax discussion set forth above is included for general information and may not apply to particular categories of holders of The Catapult Group stock or options subject to special treatment under the federal income tax laws, such as foreign holders and holders whose stock or options were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant foreign, state, local or other tax consequences, none of which are described above. The Catapult Group shareholders are urged to consult their tax advisors to determine the specific tax consequences of the Acquisition, including the applicability and effect of foreign, state, local and other tax laws.

ACCOUNTING TREATMENT

     The Acquisition will be accounted for as a purchase of net monetary assets of Envirometrics by The Catapult Group. See "The Acquisition of The Catapult Group--Accounting Treatment".

DISPOSITION OF CURRENT OPERATIONS

     Due to the lack of synergy between current operations of Envirometrics and the operations of The Catapult Group, and the poor financial performance experienced in recent months from these operations, the Board of Directors authorized Mr. Elliott to explore the sale of current operations with interested buyers. In the normal course of business, Azimuth, Inc. (the remaining operating subsidiary of Envirometrics) has operated as two units (i) the Consultative Business and (ii) the Laboratory Business. See Annex C: Envirometrics, Inc. 1999 Form 10-KSB, for the definitions of the Consultative Business and the Laboratory Business. For ease of disposition the two units are being sold separately to different buyers and purchasers have been identified for both units. See Background Information on Envirometrics, Inc.--Disposition of Current Operations.

REASONS FOR THE WRITTEN CONSENT

     This Information Statement is being furnished to the holders of outstanding shares of Envirometrics Common Stock in connection with the solicitation of written consents to authorize the Acquisition and included transactions and the Authorized Share Increase (the "Written Consents"). You are asked to read carefully the information herein and forward the signed Written Consent to Continental Stock Transfer & Trust Company (the "Transfer Agent"), as Envirometrics' agent for collecting the written consents from Envirometrics shareholders, if you are in favor of the Acquisition and included transactions being consummated and/or the Authorized Share Increase.

PURPOSE OF THE WRITTEN CONSENTS

     Section 2.8 of the Amended and Restated Bylaws of Envirometrics, Inc. allow for action being "...taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted". The Written Consents are solicited for the following actions:

1. Reverse split the outstanding shares of Envirometrics 10:1; Close the Acquisition with The Catapult Group in which the shareholders of The Catapult Group will be issued shares of Envirometrics Common Stock in exchange for their Catapult shares. With such issuance diluting all pre-closing holders of Envirometrics Common Stock to holding only 10% of total Envirometrics Fully-Diluted Common Stock post-closing; and Change the name of Envirometrics to The Catapult Group, Inc.; and

2. Increase the authorized shares of Envirometrics Common Stock from 10 million to 20 million shares.

     In the event that the Acquisition, and its included transactions, are not approved and authorized by Envirometrics shareholders, the future of Envirometrics is in serious doubt. Not only would Envirometrics shareholders miss the opportunity to participate in the exciting industry in which The Catapult Group operates, which is characterized by higher growth rates than those experienced by our former operations in the Environmental, Health and Safety markets, but given our current financial position we are unable to effectively continue to operate our present business for any extended period into the future. In the absence of our closing the Acquisition, it is most likely that we will be forced to cease ongoing operations and effect a liquidation of Envirometrics within the next 4-6 months. In the judgment of the Board of Directors, the result of such a liquidation, whether or not voluntary, would result in less value to shareholders than completion of the Acquisition and its included transactions due to the opportunities that such transactions present to our shareholders and to Envirometrics.

     The Record Date for determining shareholders eligible to submit Written Consents has been fixed as the close of business on April 14, 2000. Only holders of record of shares of Envirometrics Common Stock on the Record Date are entitled to submit their Written Consents. Record holders of shares of Envirometrics Common Stock on the Record Date are entitled, by submitting their Written Consents, to consent in favor of the proposed actions for each share held of record.

On the Record Date, there were 5,503,221 shares of Envirometrics Common Stock outstanding, held of record by approximately 494 registered shareholders. Each of the actions outlined in this Information Statement will be taken provided consents in favor of each such separate action are received from shareholders holding shares of Envirometrics Common Stock that represent in excess of 50% of the outstanding shares of Envirometrics Common Stock EACH ACTION PROPOSED FOR SHAREHOLDER AUTHORIZATION CAN BE TAKEN, IF APPROVED, IN THE ABSENCE OF SHAREHOLDER APPROVAL FOR THE OTHER PROPOSED ACTION.

     For such Written Consents to be effective in taking the corporate action(s) referred to herein, the total number of requisite Written Consents necessary to take the action(s) must be received within 60 days of receipt of the first Written Consent. The anticipated closing date for the Acquisition is June 15, 2000. Therefore, you are requested to return your signed Written Consents by placing the Consent card in the self addressed envelope provided and putting it in the mail as soon as possible. No postage is necessary. Any appropriately signed Written Consents received by the Transfer Agent prior to the date upon which the corporate transactions are taken for which Written Consents are being solicited, which revoke or change the tenor of the Written Consents originally received, shall be counted in accordance with the specifications of the Written Consent received later in time.

EXCHANGE PROCEDURES

     GENERAL. As soon as practicable after the closing of the Acquisition (the "Effective Time"), the Transfer Agent will mail to each record holder of an outstanding share of Envirometrics Common Stock a letter of transmittal (the "Letter of Transmittal") and instructions for use in effecting the surrender of such shares in exchange for the proper number of the post-Stock Split shares. Until surrendered in accordance with the foregoing instructions, after the Effective Time each ten (10) shares of pre-Stock Split Envirometrics Common Stock will represent for all purposes only one (1) share of Envirometrics Common Stock.

     LETTER OF TRANSMITTAL. The Letter of Transmittal will be sent to all record holders of shares of Envirometrics Common Stock after the Effective Time under separate cover. The Letter of Transmittal will advise such holders of the procedures for exchanging Shares, and it will be accompanied by a self-addressed stamped envelope to be used by the holders for delivering their share certificates evidencing pre-Stock Split shares to the Transfer Agent.

     Any questions concerning exchange procedures and requests for Letters of Transmittal may be addressed to Continental Stock Transfer and Trust Company, 2 BROADWAY - 9TH Floor, New York, NY 10004, Attention: Reorganization Department; Telephone Number, 212-509-4000 ext. 535.

THE ACQUISITION OF THE CATAPULT GROUP

BACKGROUND OF THE OFFER AND THE ACQUISITION

     In late 1996, Envirometrics entered a formal "Turnaround" phase because of mounting debt that had resulted from eroding revenues and profit margins from marginally performing business lines. One of Management's and the Board of Directors' objectives, besides the mediation of debt, was the disposition of the public company. Because of the debilitated condition of Envirometrics in 1996 and the further strain that debt mediation placed on Envirometrics, an increasingly attractive option was to reverse merge with another company which wanted to go public and which competed in a stronger growth market than Envirometrics' Environmental, Health and Safety market.

     In August 1999, Envirometrics and The Catapult Group began discussions concerning the use of Envirometrics as a reverse merger vehicle to position The Catapult Group in the public market. The Catapult Group's plan of growth, besides strong internal growth, includes an acquisition plan of small to medium size companies which are involved in similar business lines in other Southeastern regional markets. This acquisition plan could be accelerated if The Catapult Group had publicly-traded stock that it could use to finance its acquisitions.

     In January 2000, Envirometrics and The Catapult Group completed negotiations and determined that a 90/10 split of the post-transaction equity of Envirometrics was an acceptable and fair deal for the shareholders of both parties. On February 16, 2000, the Exchange Agreement was signed. It was a non-binding agreement subject to the completion of due diligence and exchange of Schedules outlined in the Exchange Agreement. On March 8, 2000, the Exchange Agreement became binding, subject to the satisfaction of specified closing conditions.

RECOMMENDATION OF THE ENVIROMETRICS BOARD OF DIRECTORS

     On February 16, 2000, the Board of Directors of Envirometrics unanimously approved and adopted the Exchange Agreement to authorize the transactions contemplated thereby, and determined that the Exchange Agreement and the transactions included therein, the Acquisition, the Name Change, and the Stock Split, are in the best interest of Envirometrics and Envirometrics shareholders. On the same date, the Board of Directors unanimously approved the Authorized Share Increase and determined it to be in the best interest of Envirometrics and Envirometrics Shareholders. The Envirometrics Board recommends that Envirometrics' shareholders approve and adopt the Acquisition, including the Name Change, the Stock Split and the Exchange Agreement by so marking, executing and timely returning the Written Consents. The Envirometrics Board also recommends that Envirometrics' shareholders approve and adopt the Authorized Share Increase by so marking, executing and timely returning the Written Consents.

REASONS FOR THE RECOMMENDATION OF THE ENVIROMETRICS BOARD

     In approving the Exchange Agreement and the transactions included therein, and recommending that holders of shares of Envirometrics Common Stock approve and adopt the Acquisition, the Name Change, the Stock Split and the Exchange Agreement by so marking, executing and timely returning the Written Consents, the Envirometrics Board considered a number of factors, including, but not limited to, the following:

     1.   The  familiarity  of  the  Envirometrics   Board  with  the  financial
          condition, results of operations, business and prospects of Envirometrics, current economic and market conditions generally and especially in the Environmental, Health and Safety industry specifically to the extent that Envirometrics continues to have operations in that industry, indicate that Envirometrics' prospects in its current market are limited.

     2. That Envirometrics' financial condition, results of operations, business and prospects have been substantially affected by the "Turnaround" phase that Envirometrics has been engaged since late 1996. This "Turnaround" has seriously debilitated Envirometrics to the point that it is doubtful that it is strong enough to carry its operations forward or sustain itself following the proposed sale of these operations, if this Acquisition is not consummated.

     3. The merger with The Catapult Group gives the shareholders of Envirometrics the opportunity to participate in a high growth market demonstrated by recent history of public companies of similar kind [i.e. RareMedium (Nasdaq Symbol: RRRR) and Exceed (Nasdaq Symbol:
          EXCED)]. This high growth market compares to the relative stagnant market of Environmental, Health and Safety in which Envirometrics has historically competed.

     4. A review by Envirometrics Management of a range of alternative strategies that might be pursued, the possible values that might be achieved through those strategies, and the Envirometrics Board's conclusion that these alternative strategies entailed increased risk and, in any event, were unlikely to result in greater value to Envirometrics or its shareholders than the Acquisition of The Catapult Group on the terms specified in the Exchange Agreement.

     In approving the Authorized Share Increase and recommending that holders of shares of Envirometrics Common Stock approve and adopt the Authorized Share Increase, the Envirometrics Board considered factors, including, but not limited to, the following: The Authorized Share Increase will give The Catapult Group, post Acquisition, additional shares to accomplish a merger and acquisition program to potentially increase overall revenues.

     The foregoing discussion of the information and factors considered and given weight by the Envirometrics Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Exchange Agreement and the transactions included therein, and in view of the factors considered in connection with its evaluation of the Authorized Share Increase, the Envirometrics Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Envirometrics Board may have given different weights to different factors.

ACCOUNTING TREATMENT

     The Acquisition will be accounted for as a purchase of net monetary assets of Envirometrics by The Catapult Group in accordance with generally accepted accounting principles. The acquisition is a reverse purchase of the assets and liabilities of Envirometrics, Inc. by The Catapult Group, Inc. The accounting treatment applied in the reverse acquisition differs from the legal form of the transaction and the continuing legal entity is Envirometrics, Inc.

ACQUISITION AGREEMENT

     The following is a summary of the material provisions of the Exchange Agreement by and among The Catapult Group, The Catapult Group Shareholders and Envirometrics. This summary does not purport to be complete and is qualified in its entirety by reference to the definitive Exchange Agreement, which is attached as Annex A.

EXCHANGE AND PURCHASE OF SHARES

     On the terms and subject to the conditions set forth in the Agreement, at the closing Envirometrics shall assign, transfer, and deliver to The Catapult Group shareholders, in their pro rata percentages based upon their percentage ownership of The Catapult Group common stock pre-closing, a number of shares of Envirometrics Common Stock which, when added to the number of Envirometrics shares of Common Stock which may be acquired upon the exercise of options and warrants to acquire The Catapult Group shares which are to be assumed by Envirometrics under the terms of the Exchange Agreement, equals ninety per cent (90%) of the number of shares of Fully-Diluted outstanding Envirometrics Common Stock post-closing. The pre-closing holders of Envirometrics Common Stock shall retain their shares which, immediately following the issuance of Envirometrics Common Stock to The Catapult Group shareholders in connection with the closing of the Acquisition and upon the exercise of options to acquire The Catapult Group common Stock assumed by Envirometrics, shall constitute ten per cent (10%) of the fully-diluted shares of Envirometrics Common Stock post-closing.

         CLOSING

     The "Closing" shall mean the consummation of the exchange of shares of Envirometrics Common Stock and shares of The Catapult Group common stock, as well as the consummation of any other transactions which are included in the Exchange Agreement and required to occur at or before Closing. Closing is anticipated to occur no later than June 15, 2000.

         REPRESENTATIONS AND WARRANTIES

     The Agreement contains various customary representations and warranties of the parties thereto, without limitation, representations (i) by Envirometrics and The Catapult Group as to their respective corporate status, capitalization, accuracy of financial statements, the authorization and the enforceability of the Agreement against each such party, absence of legal proceedings, the absence of certain changes or events concerning their respective businesses since December 31, 1999, certain tax matters, certain employee benefit and pension plan matters, certain environmental matters, quality of assets, certain labor matters, insurance matters and the absence of material adverse changes with respect to their material contracts, and (ii) by Envirometrics as to its compliance concerning SEC filings. The representations and warranties contained in the Exchange Agreement will survive the Closing.

         COVENANTS

     The Exchange Agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows:

     CONDUCT OF BUSINESS PRIOR TO CLOSING. From February 16, 2000 until Closing, Envirometrics and The Catapult Group covenant to, except to the extent that the other party gives written consent to the contrary, (i) operate their business substantially as previously operated and only in the regular ordinary course;
(ii) maintain its assets and properties in good order and condition; (iii) take all steps reasonably necessary to maintain their Proprietary Rights and other intangible assets; (iv) pay all accounts payable and collect all accounts receivable in accordance with prudent business practice; (v) comply with all laws applicable to the conduct of their business; (vi) maintain their books and records in the usual, regular, and ordinary manner, on a basis consistent with past practices.

     ACTIONS PRIOR TO CLOSING. From February 16, 2000 until Closing, Envirometrics and The Catapult Group covenant not to, without prior written consent of the other party, (i) incur any obligations, liabilities, or expenses outside the ordinary course; (ii) suffer any material adverse change in their assets or operations; (iii) make any change in any material method of accounting or accounting principle; (iv) default regarding the provisions of any insurance policy; (v) take any other action not in the ordinary course of business consistent with past practice.

     SUPPLEMENTAL DISCLOSURE. From February 16, 2000 until Closing, Envirometrics and The Catapult Group covenant that they each have the continuing obligation to disclose in writing to the other party any matter or information hereafter arising or becoming known that, if known on the date of execution of the Agreement, would have been required to be set forth or listed in a Schedule hereto.

     CONDITIONS PRECEDENT. Envirometrics and The Catapult Group shall each use its best efforts to satisfy its respective conditions precedent for Closing.

     AUDITED FINANCIAL STATEMENTS. Promptly upon completion of the audits referred to in the Exchange Agreement, The Catapult Group shall deliver to Envirometrics copies of its audited financial statements, at and through December 31, 1999, together with the notes thereto and the report thereon. The audits will disclose no material liabilities or obligations that are not fully accrued or reserved against in The Catapult Group Financial Statements referred to in the Agreement.

     OTHER TRANSACTIONS. Envirometrics and The Catapult Group shall deal exclusively and in good faith with each other with regard to the transactions contemplated by the Exchange Agreement through May 30, 2000 and will not (i) solicit submission of proposals or (ii) participate in any discussions or negotiations or, (iii) enter into any agreement or understanding that would have the effect of preventing the consummation of the transactions contemplated by the Exchange Agreement until such time.

     CONDITIONS PRECEDENT TO OBLIGATIONS OF ENVIROMETRICS AND THE CATAPULT GROUP TO CONSUMMATE THE EXCHANGE AGREEMENT

     The obligation of Envirometrics and The Catapult Group to consummate the transactions as contemplated by the Exchange Agreement are subject to the fulfillment and satisfaction at Closing of, among others, each of the following conditions precedent, any or all of which may be waived in whole or in part at or prior to the Closing by the other party.

     REPRESENTATIONS AND WARRANTIES. All information required to be furnished by the parties pursuant to the Exchange Agreement shall have been furnished as of the Closing Date and such representations and warranties shall be true and correct in all material respects on and as of the Closing Date.

     COVENANTS AND AGREEMENT. Envirometrics and The Catapult Group shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed by them prior to or as of the Closing.

     FINANCING. Prior to the date of Closing, and in accordance with the Exchange Agreement, The Catapult Group shall have obtained a commitment for a minimum of Two Million Dollars ($2,000,000) (or such lesser amount as may be agreed to by Envirometrics and The Catapult Group) in net proceeds from a third party investor(s) upon terms and conditions satisfactory to Envirometrics and The Catapult Group. The issuance of Envirometrics shares to the third party investor(s) will be dilutive to all post-closing Envirometrics shareholders.

         TERMINATION

     The Agreement may be terminated and the exchange of stock contemplated hereby may be abandoned at any time prior to the completion of the Closing, whether before or after approval by the shareholders of Envirometrics: (i) by mutual consent in writing of Envirometrics and The Catapult Group; or (ii) by either Envirometrics or The Catapult Group if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate the Exchange Agreement on this basis shall not be available to any party whose failure to fulfill any obligation under the Exchange Agreement has been the cause of, or resulted in, the failure of the Closing to occur; or (iii) by Envirometrics if there has been a material breach of any covenant or agreement or of a representation or warranty on the part of The Catapult Group which has not been cured, or adequate assurance (acceptable to Envirometrics in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach; or (iv) by The Catapult Group if (a) there has been a material breach of any covenant or agreement or of a representation or warranty on the part of Envirometrics which has not been cured, or adequate assurance (acceptable to The Catapult Group in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach or (b) at Closing shares of Envirometrics Common Stock shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) (provided The Catapult Group has made its best efforts to assist Envirometrics in obtaining such listing); or (v) by either Envirometrics or The Catapult Group (and The Catapult Group Shareholders) if either of such party's due diligence investigation has disclosed the existence of (a) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (b) any matter which, in the investigating party's reasonable judgment, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by the Exchange Agreement. Envirometrics Common Stock became listed on the OTC: BB for trading under the symbol EVRM on March 21, 2000.

CERTAIN CONSEQUENCES OF THE ACQUISITION

     Effective upon the Closing, Envirometrics will take the steps necessary to file a Certificate of Amendment to its Articles of Incorporation to change its name to The Catapult Group, Inc. Mr. Walter H. Elliott, III current President and CEO of Envirometrics will resign such position, all of the other current officers and directors of Envirometrics will resign their positions (WITH MR. ELLIOTT remaining as a director), Mr. Bryan Johns (the President and CEO of The Catapult Group) will become the President and CEO of Envirometrics and The Catapult Group will designate the remaining members of the post-closing Envirometrics Board of Directors. The offices of The Catapult Group in Atlanta, Georgia will become the new corporate headquarters for Envirometrics post-Closing.

MANAGEMENT OF ENVIROMETRICS FOLLOWING ACQUISITION CLOSING

     Following the Acquisition Closing certain changes will be made in the management of Envirometrics. These changes include the following

CHANGE IN CORPORATE OFFICES

     The Corporate offices of Envirometrics will be transferred from 9229 University Blvd., Charleston, South Carolina 29406 to 4940 Peachtree Industrial Blvd., Norcross, Georgia 30071, outside of Atlanta.

CHANGE IN SENIOR MANAGEMENT

     Upon Closing, Mr. Elliott, current President and CEO will resign and Mr. Bryan Johns will become the new President and CEO. Additionally, Mr. Larry Cobb will serve as Chief Financial Officer, Mr. Craig Hoffmann will serve as Chief Marketing Office and Mr. Phillip Eckman will serve as Chief Operating Officer. For information on these individuals see Background Information On The Catapult Group, Inc.--Management.

CHANGE IN BOARD OF DIRECTORS

     Upon Closing all members of the current Board of Directors except Mr. Elliott will resign. The other members of the new Board of Directors will consist of Mr. Bryan M. Johns, Ms. Lyne Marschessault and Mr. John O'Brien. For information on Mr. Walter H. Elliott, III see Annex C: Envirometrics, Inc. 1999 Form 10-KSB.

     BRYAN M. JOHNS. Bryan Johns is the founder and CEO of The Catapult Group, Inc. and serves as the Chairman of the Board. Prior to founding The Catapult Group, Bryan was Vice President and General Manager of i2o E-Commerce Solutions. i2o was acquired by The Catapult Group in August 1999. As President and CEO, Bryan sets the vision for The Catapult Group, leads its growth, manages its operations, and spearheads The Catapult Group's execution of its business objectives. Mr. Johns business experience includes executive management posts at multiple, successful Internet start-ups. Bryan holds a BBA in Management from the University of Georgia's Terry College of Business.

     LYNE MARSCHESSAULT. Ms. Marschessault has a fifteen year history in marketing and management positions in the electronics and technology industries. She has extensive knowledge in product and service positioning and strategic implementation of marketing and public relation initiatives. She carries a Masters of Business Administration from McGill University and speaks French fluently.

     JOHN O'BRIEN. Mr. O'Brien is an independent consultant specializing in internet strategy, corporate governance and Latin American business development. Mr. O'Brien holds a Bachelor of Arts degree from Baylor University, a Doctor of Jurisprudence from South Texas College of Law and a Masters in Latin American Studies from the University of Texas at Austin. Mr. O'Brien speaks three languages and has worked as a consultant to numerous business and non-profit organizations.

 BACKGROUND INFORMATION ON ENVIROMETRICS, INC.

     Information with respect to Envirometrics, including audited financials for the two-year fiscal period ended December 31, 1999, and its Management can be obtained from the Envirometrics Report on Form 10-KSB for the year ended December 31, 1999, attached as Annex C, and which report is incorporated herein by reference.

DISPOSITION OF CURRENT OPERATIONS

     Since October 1999, revenues of the Azimuth subsidiary have been down beyond the normal cyclical down-turn experienced in this market during the winter months. This coupled with Mr. Bennett leaving (see Annex C: Envirometrics Report on Form 10-KSB--Item I: Description of Business--Post "Turnaround" Phase) and the lack of synergy between the historical Envirometrics' operations with those of The Catapult Group, prompted the decision by the Board of Directors of Envirometrics to act to dispose of current operations in the Environmental, Health and Safety market. As of May 12, 2000 the following is the status of the disposition outlined by business unit, (i) the Consultative Business and
(ii) the Laboratory Business.

THE CONSULTATIVE BUSINESS

     On April 24, 2000 Azimuth Inc. ("Seller") and Envirometrics signed an agreement with Richard D. Bennett ("RDB") and Risk Technologies, LLC ("Purchaser") for the sale of certain assets of Azimuth pertaining to the Consultative Business ("Agreement"). The assets include equipment used in the Consultative Business, current and former Consultative Business clients, the Azimuth name, certain work in process and the good will of the Consultative Business ("Assets").

     The purchase price for the Assets is $100,000, payable at closing as the assumption of two U.S. Small Business Administration ("SBA") notes totaling approximately $80,000 and a Promissory Note from the Purchaser, co-signed and guaranteed by RDB. The assumption of the SBA notes and the Promissory Note equal the purchase price of $100,000. The SBA notes expire in 2005 and the Promissory Note will pay out on the first anniversary after closing. The financial obligations outlined in the Agreement are secured by up to 300,000 shares of RDB's common stock of Envirometrics. This transaction closed on April 26, 2000.

THE LABORATORY BUSINESS

     On April 6, 2000 Envirometrics entered into a non-binding letter of intent to sell certain assets of Azimuth pertaining to the Laboratory Business to a prospective buyer. The buyer is an independent third party having no affiliation with Envirometrics. The assets include certain equipment pertaining to the Laboratory Business, current and former Laboratory Business clients and certain work in process ("Lab Assets").

     The proposed purchase price for the Lab Assets is $25,000 cash at closing and a 10% commission paid on Laboratory Business clients which continue to send laboratory analytical work to the prospective buyer. The commission is capped at $40,000 per year for two years with a minimum guaranteed fee of $30,000 over the two year term of the commission period. The commission payments will be secured by a first security interest in the equipment and the accounts receivable generated from the Laboratory Business clients. This transaction closed on May 08, 2000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Richard Bennett, who purchased Azimuth's Consultative Business, is more than a 10% beneficial owner of pre-closing outstanding Envirometrics Common Stock. See Interests Of Certain Persons In The Acquisition--Stock Ownership of Certain Beneficial Owners and Management. Mr. Bennett left the employment of Envirometrics on February 18, 2000.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 31, 1999 unless otherwise stated in the footnotes regarding shares of Envirometrics Common Stock that will be beneficially owned upon the Closing of the Acquisition under the terms of the Exchange Agreement by (i) each person known by Envirometrics to be the beneficial owner of more than 5% of outstanding
Envirometrics  Common  Stock on the Record  Date,  (ii) each of the  pre-closing
Envirometrics officers and/or directors, (iii) all pre-closing Envirometrics officers and directors as a group, (iv) each person known by Envirometrics to be the beneficial owner of more than 5% of outstanding pre-closing shares of Common Stock of The Catapult Group, (v) each of the proposed post-closing Envirometrics officers and/or directors and beneficial holders of more than 5% of outstanding post-Closing Envirometrics Common Stock, and (vi) all post-Closing Envirometrics officers and directors as a group. Except as otherwise indicated, Envirometrics believes, based on information furnished by such owners, that the beneficial owners of the Envirometrics Common Stock listed below will have sole investment and voting power with respect to such shares, subject to community property laws where applicable.



---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
NAME                               AMOUNT OF COMMON     PERCENTAGE OF         AMOUNT OF                     PERCENTAGE OF
----
                                   STOCK BENEFICIALLY   OUTSTANDING COMMON    OUTSTANDING COMMON STOCK      OUTSTANDING COMMON

                                   OWNED                STOCK PRE-CLOSING     BENEFICIALLY  OWNED           STOCK POST-CLOSING

                                   PRE-CLOSING                                POST-CLOSING (10)

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
Richard D. Bennett                 384,597                            10.56%             38,459                      *
  2059 Emerald Terrace Dr.
   Mt. Pleasant, SC 29464

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
RICHARD H. GUILFORD                277,747(5)(8)                       7.16%             27,775                      *
  5900 Patterson Avenue, Chalet 9
  Richmond, Virginia   23226

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
WALTER H. ELLIOTT, III             399,849(1)(4)(9)(11)                9.11%             39,985                       *
  205 Walnut Hill Drive
  Summerville, SC 29485

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
ELSIE L. ROSE                       340,280 (2)(5)(8)                  8.75%             47,786                       *
  12645 Mount Hermon Road
  Ashland, Virginia   23005

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
CHARLES E. FEIGLEY, PHD            187,864(8)                          5.09%             18,786                       *
  2538 Wheat Street
  Columbia, SC  29205

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
MAURIZIO F. GIABBAI, PHD           277,747(5)(8)                       7.16%             27,775                       *
  5652 Buttonwood Court
  Stone Mountain, Georgia   30087

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
THE UNITED STATES COMPANY          683,240(5)                         16.27%             68,324                      *
  1051 Technology Park Drive
  Glen Allen, Virginia   23060

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
MICHAEL MCGEHEE                    477,860(14)                           12%             47,786                      *
 1 North Adgers Wharf
 Charleston, SC 29401

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
H. E. IGOE                         724,730(6)                         18.05%             72,473                      *
  21 Legare Street
  Charleston, SC 29401

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
SHAKESPEARE PARTNERS, L.P.         584,730(7)                         14.56%             58,473                      *
  21 Legare Street
  Charleston, SC  29401

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
JACK E. BENNETT                    229,503(3)                          6.30%             22,950                      *
  403 E. Marion Street
  Kershaw, SC  29067

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
Patrick H. Cooper                  221,614                             6.09%             22,161                      *
  3306 Cottonfield Drive
  Mt. Pleasant, SC 29464

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
Cambridge Capital Group, LLC                                                            648,715                     10.5%
320 Cameron Ridge Dr.
Atlanta, GA  30328

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
BRYAN JOHNS                                                                           1,297,429(13)                  21%
4940 Peachtree Industrial Blvd.
Suite 350
Norcross, GA 30071

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
Lynne Marchessault                                                                      231,684                     3.8%
Ospree Investments, Ltd.
5435 Young Deer Dr.
Cumming, GA  30041

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
ARNOLD JOHNS                                                                          1,065,746(12)                 17.3%
320 Cameron Ridge Dr.

Atlanta, GA 30328

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
Cambridge Investments, Ltd.                                                             463,368                     7.5%
The Law Building
PO Box 14
The Valley
Anquilla, BWI

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
RONALD POTTS                                                                            463,367(13)                 7.5%
490 Regatta Lake Blvd.
Destin, FL  32541

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
John P. O'Brien                                                                               0                       *
834 Belgrade Ave, NE

Atlanta, GA  30306

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
Anguilla Equity Partners, Inc.                                                        1,482,776                      24%
Keithley F.T. Lake
The Law Building
The Valley
 Anguilla, BWI

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
All   pre-Closing   Envirometrics                                     31.10%            143,349                       *
DIRECTORS AND OFFICERS AS A GROUP  1,433,486(1)(2)(4)(5)(8)
                                   (9)

---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
All post-Closing Envirometrics            --                                           1,569,098                   25.4%
Directors and Officers as a Group
---------------------------------- -------------------- --------------------- ----------------------------- ---------------------
*Less than one percent.


(1) Includes exercisable options to purchase up to 5,000 shares of Common Stock at $3.63 per share granted under the Plan.

(2) Includes 14,400 shares issued in lieu of 1998 accrued compensation in January 1999 and 31,884 shares issued in November 1999.

(3) Includes exercisable options to purchase up to 2,000 shares of Common Stock at $2.00 per share granted under the Plan.

(4) Includes 44,175 shares of Common Stock assuming conversion, which conversion occurred in March 2000, of shares of the Series B Preferred stock held at a 5 shares of Common Stock to 1 share of Preferred Stock conversion rate.

(5) Includes 125,000 shares of Common Stock issued to The United States Company ("USC). Includes 558,240 shares of Common Stock, assuming conversion, which conversion occurred in March 2000, of the shares of Series B Preferred Stock held at a 5 shares of Common Stock to 1 share of Preferred Stock conversion rate. Richard H. Guilford, Chairman of the Board of the Company, Maurizio F. Giabbai, Ph.D., a Director of the Company, and Elsie L. Rose, CPA, the Treasurer of the Company, are principals in USC. Messrs. Guilford and Giabbai, and Ms. Rose, each owns a one-third interest in The United States Company and based upon the organizational documents of USC has beneficial ownership of one-third of the securities in which it invests (including the Company's Securities).

(6) H. E Igoe is the General Partner of Shakespeare Partners, LP. Includes shares of Common Stock and Preferred Stock held by Shakespeare Partners, L.P., of which Mr. Igoe has beneficial ownership.

(7) Includes 374,390 shares of Common Stock, assuming conversion of the Series C Preferred Stock held at a 5 shares of Common Stock to 1 share of Preferred Stock conversion rate.

(8) Includes exercisable options to purchase up to 50,000 shares of Common Stock at $0.10 per share, awarded in December 1999 to Directors: Guilford, Rose, Giabbai and Feigley.

(9) Includes exercisable options to purchase up to 150,000 shares of Common Stock at $0.10 per share, awarded in December 1999.

(10) Stated to reflect the proposed 10:1 reverse split of the Envirometrics Common Stock included as part of the terms of the Acquisition.

(11) Includes exercisable options to purchase up to 50,000 (pre-transaction) for salary deferral issued in March 2000 at $0.10 (pre-transaction) per share.

(12) Includes shares held by Cambridge Capital Group, LLC of whom Arnold Johns is a principal.

(13) Includes beneficial ownership as a result from being a principal in Stonehedge Investments, LLC, which will own 139,010 shares of Envirometrics post-closing.

(14) Includes 173,780 (pre-transaction) shares of Envirometrics Common Stock issued on April 12, 2000 in lieu of cash for legal fees partially incurred in connection with the transaction.

BACKGROUND INFORMATION ON THE CATAPULT GROUP, INC.

     Information  with  respect  to  The  Catapult  Group,   including   audited
financials for the fiscal period ended December 31, 1999, are attached as Annex D, and which report is incorporated herein by reference.

GENERAL

     The Catapult Group a Georgia corporation, was formed in July 1999. In August of the same year, Bryan Johns, the current President and Chief Executive Officer of The Catapult Group, implemented a plan by which The Catapult Group acquired from its original investors and partners all the outstanding shares of i2o, Inc. (f/k/a Idea Engineering, Inc.), an internet technology integration firm based in Norcross, Georgia. Following this acquisition, The Catapult Group formally began operations on October 1, 1999. The Catapult Group offers intelligent end-to-end web integration and communications solutions to large and middle-market organizations. These solutions are customized to fit the particular technological and business environment of its customers.

OPERATING SEGMENTS

     The Catapult Group has three core operating segments which generally mirror the development life cycle for projects in The Catapult Group' market. This structure is intended to provide a single source for web integration solutions and electronic business initiatives.

         CONSULTING AND STRATEGY SERVICES

     The Catapult Group's Consulting and Strategy Services practice offers its customers thorough definition, strategy and Blueprint development services for e-business technologies. These services allow a customer to deploy technology solutions throughout their respective enterprises and to their customers with increased opportunity for return on their investment.

     The Consulting and Strategy segment encompasses those services associated with needs analysis, integration services, and client and corporate communications. Examples of consulting services include needs analysis and Blueprint development, project architecture workflow design, internet-based inventory systems design, internet transaction systems design, electronic commerce systems design, intranet / extranet consulting, and online reporting

         DEVELOPMENT AND DEPLOYMENT SERVICES

     The Catapult Group's Development and Deployment Services practices provide a streamlined and efficient means of deploying web technologies and strategies. Via its proprietary DEVCON process control system, this practice enhances a customers ability to complete projects to scope, under budget and on time. Development services include web product development, application development and testing, interface design and integration, "Best-of-Breed" product integration, product customization, installation, training and support services, and system e-nabling services.

     Programming encompasses all services related to computer code and/or application creation. Examples of programming services include, but are not limited to Object-oriented programming (C, C++, Java), Database programming (SQL, PLSQL, product specific DBs), PERL programming, and scripting languages.

         MARKETING AND COMMUNICATIONS

     The Catapult Group's Marketing and Communications practice provides customers with effective marketing strategy, visual design, implementation and measurement services that increase market share and revenues. Marketing and communications services include needs analysis, brand identity, online marketing and promotions, as well as print and other collateral development.

     Also within this segment are Creative services which include all media related product production. This area of service includes, but is not limited to, graphic design, 2D graphics development and manipulation, 3D graphics creation and animation, digital video and audio creation and manipulation, multimedia product design, multimedia product development, and branding and image creation.

MARKET OVERVIEW

     The United States, particularly the Southeast, continues to experience strong economic growth. Unemployment is at one of the lowest points it has been in decades, which is a mixed blessing. While low unemployment provides high levels of income to be applied to the local economy, it reduces the number of available workers for all businesses. The demand greatly exceeds the supply, particularly in the technology-related fields.

     The first half of 2000 is anticipated to be a significant growth period for the web integration industry. As Y2K fears are quelled inside customer organizations and as associated budgets are freed for other uses, The Catapult Group anticipates substantial increases in demand and intends to be positioned to capitalize on these expenditures.

     Working styles and habits are changing, and more and more businesses in major cities are locating in suburban communities. Status and "things" are no longer the driving forces in people's lives, and quality of life is higher on the priority list. This can become an advantage for The Catapult Group as products and services are shown to provide this benefit. An increasing percentage of the total economy is represented by small businesses, which may modify the segmentation of target markets. The continued rise of computer literacy will increase in the use of technology for business solutions.

     The Catapult Group believes that the need for technological services in this and other market areas will continue to grow. The Catapult Group's market segmentation and product/service mix are subject to change, based upon changes in available technology and the types of businesses that locate in the region. The rapid growth of service businesses, and the decline of manufacturing, is typical of the "Knowledge/Information Age " economy. The dramatic increase in "E-business" offers explosive opportunity for The Catapult Group as businesses take advantage of this medium. While many people perceive "E-Commerce" as predominately "Business-to-Consumer," The Catapult Group believes the greatest opportunities will occur in the "Business-to-Business" environment.

RISKS

     To be realistic in its approach to this industry's climate and complications, The Catapult Group must address the risks and potential hardships that it encounters in the process of doing business. The identification of these risks and the proper approach to planned responses will help to insure the success of The Catapult Group by allowing the transformation of potential weaknesses into strengths.

         BARRIERS TO ENTRY/EXIT

     Service and product related businesses based on Internet technologies, E-commerce, and corporate communications face inherent risks that may prevent newcomers from entering this market. These factors include:

                  Lack of standardization in related technologies

     A newcomer to the market must juggle multiple incarnations of the same types of technologies. Competing technologies such as web browsers, operating systems, web server software, development environments, and programming languages cause a new business to focus on multiple skill sets rather than mastering one. To compete in a market inhabited by competing technologies, The
Catapult Group has assembled a team of developers, project coordinators, and account managers who draw upon multiple skill sets and leverage them with business knowledge to solve critical business needs.

                  Short cycle of technology evolution

     Information Technology, particularly as it relates to the Internet, is evolving at a rate that makes it difficult for a new company to keep its software and processes current, let alone to deliver lasting solutions to the client. The Catapult Group approaches this barrier both by devoting continuous ongoing resources to research and development, integration research, and innovation into its processes.

                  High costs of startup

     Due to the sophisticated hardware, software, and communications resources necessary to enter this industry, it is a barrier to many new companies to supply their teams with the latest tools and equipment. Additionally, in order to achieve adequate market visibility, it is necessary to spend money on regional marketing and public relations initiatives.

                  Shortage of available new employees

     Due to the rapid growth of the Internet and the depth to which it has influenced the business community quality, information technology professionals are highly in demand. It is difficult for young companies to acquire quality talent due to salary requirements and availability.

                  Relationship building cycle

     In the field of E-business solutions, clients are asked to commit to allocating resources to a product that has yet to be created. To do so, trust, confidence, and a quality relationship must exist with a vendor. It is a challenge for a new company to establish the trust necessary to build that level of relationship with new clients.

     In addition to entry risks, new companies face inherent difficulties attempting to exit this industry. These factors include:

                  Integration with client systems

     Very few custom E-business and Corporate Communications solutions end when the product is delivered. Further customization, additions, and support are necessary for the success of the solution. A company who has invested considerable resources into developing relationships cannot simply close their doors for business.

                  Technical Support

     Once a software product is released, purchasers of that product expect the company producing the software to provide updates and technical support. A software company closing its doors would leave its user base stranded without support for their investment.

                  Existing Contracts

     Legal issues may result from companies leaving this industry. As professional service agreements, support and integration contracts, and long-term commitments are common, a company could face liability for breach of contract.

         SUBSTITUTES

     While not competing directly with The Catapult Group, client companies routinely turn to internal resources, such as their own IT department or network administrators, to develop custom solutions. The Catapult Group does not feel this represents a significant threat as IT departments have been quick to welcome The Catapult Group's assistance and have been advocates for our services within client companies.

     Due to the product-based nature of the American marketplace, not just in software and solutions, companies are quickly responding to the changing needs of clients and offering pre-packaged software solutions to meet E-commerce and business application needs. The Catapult Group has found that, to this point, the solutions required by today's business are too tightly tied to The Catapult Group's structure and that pre-packaged software is more difficult to implement enterprise wide than a custom solution.

MANAGEMENT

     The Catapult Group has a seasoned team of industry experts in the roles of executive management. These individuals have a proven track record of outstanding performance in their fields and are highly respected managers. The executive management team of The Catapult Group includes the following members:

         CHIEF EXECUTIVE OFFICER / PRESIDENT:  BRYAN M. JOHNS

     Bryan Johns is the founder and CEO of The Catapult Group, Inc. Prior to founding The Catapult Group, Bryan was Vice President and General Manager of i2o E-Commerce Solutions. i2o was acquired by The Catapult Group in August 1999.

     As President and CEO, Bryan sets the vision for The Catapult Group, leads its growth, manages its operations, and spearheads The Catapult Group's execution of its business objectives. Mr. Johns business experience includes executive management posts at multiple, successful Internet start-ups. Bryan holds a BBA in Management from the University of Georgia's Terry College of Business.

         CHIEF FINANCIAL OFFICER:  LARRY COBB

     Mr. Cobb has served in senior management for a long list of companies, both private and public. He is well versed in the reporting requirements of public companies. Mr. Cobb holds a Masters of Professional Accountancy from Georgia State University and a B.S. in Accounting from Mississippi State University.

         CHIEF MARKETING OFFICER:  CRAIG E. HOFFMANN

     Craig Hoffmann serves as Chief Marketing Officer. Prior to his current role, Mr. Hoffmann was Vice President of Sales and Marketing of i2o, Inc. which was recently acquired by The Catapult Group. As the Chief Marketing Officer, Mr. Hoffmann is responsible for developing new sales and service programs that enhance the current corporate focus and continue to promote The Catapult Group's commitment to quality. In addition, Mr. Hoffmann will direct the new integrated sales, marketing and design groups into the corporate structure to see that they are brought together to resonate with the overall strategic direction of The Catapult Group.

     Prior to joining The Catapult Group, Mr. Hoffmann was a Senior Marketing Manager at MCI WorldCom where he developed and designed the MCI WorldCom Sports Marketing group and managed the Corporate Incentive Program. He is known for developing tools and programs that become the standard in the industry. Hoffmann's Sports Marketing and Incentive Programs have received critical acclaim in several industry trade publications including Corporate Meetings and Incentive magazine. Craig has spoken at several industry meetings on successful sales promotion and human motivation.

         CHIEF OPERATING OFFICER:  PHILLIP J. ECKMAN

     Phillip Eckman brings significant organizational talent to The Catapult Group. A graduate of Emory University in Atlanta, Mr. Eckman ran his own Internet consulting business prior to joining i2o in the Spring of 1997. Phillip began with The Catapult Group as an interactive developer and therefore has a keen sense of operations in The Catapult Group's market.

     Mr. Eckman's responsibilities include facilities management, equipment and software procurement, project management, inventory, traffic management and resource scheduling. Additionally, Mr. Eckman acts as advisor to the Account Services group for sales and consulting purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1999, The Catapult Group acquired 12.7% of i2o, Inc., a Georgia corporation for the issuance of 600,000 shares of Common Stock. On August 4, 1999, The Catapult Group purchased the remaining shares of Common Stock of i2o, Inc. from two of its existing shareholders. This interest represented 87.3% of the outstanding shares of i2o. The purchase price for these shares was Five Hundred Fifteen Thousand and no/100 Dollars ($515,000). The transaction was funded in part by a $250,000 cash disbursement made by Anguilla Equity Partners, Inc. ("Anguilla"), an Anguilla corporation. In exchange for its cash contribution, The Catapult Group issued 1,500,000 of its Common Shares to Anguilla along with a Promissory Note for $250,000, bearing 8% per annum with a maturity date of April 30, 2000 and in addition, another shareholder of The Catapult Group, Stonehedge Investments, LLC, subsequently transferred to Anquilla, 100,000 shares of Common Stock of The Catapult Group.

     As of the date of this report, the $250,000 note due to Anquilla is in default because of non-payment and The Catapult Group has been served with a notice of demand for payment, but no law suit has been filed. It is the intent of The Catapult Group to satisfy this note out of the proceeds of a capital raise which is currently being pursued according to the terms of the Exchange Agreement, however there is no assurance that such funds will be raised.


ENVIROMETRICS, INC.
AND THE CATAPULT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information relates to the merger, which will be accounted for as a purchase transaction. The following pro forma condensed financial information has been prepared based upon the net monetary assets of Envirometrics, Inc. acquired and the historical consolidated financial statements of The Catapult Group, Inc., giving effect to the combination.

In the financial statements of the Company, the acquisition is accounted for as a reverse purchase of the assets and liabilities of Envirometrics, Inc. by The Catapult Group, Inc. The accounting treatment applied in the reverse acquisition differs from the legal form of the transaction and the continuing legal entity is Envirometrics, Inc.

The pro forma condensed financial information does not purport to present the financial condition and results of operations of Envirometrics, Inc. and The Catapult Group, Inc. had the Merger actually been completed as of the dates indicated. In addition, the pro forma condensed financial information is not necessarily indicative of the future results of operations and should be read in connection with the historical consolidated financial statements and the notes thereto of Envirometrics, Inc. and The Catapult Group, Inc., respectively.



    THE CATAPULT GROUP, INC. (formerly ENVIROMETRICS, INC. AND SUBSIDIARIES)
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999

                                                 Actual          Adjustments           Pro Forma
                                             ---------------   ---------------      ---------------
           ASSETS

           Current Assets
                Cash and cash
                equivalents                   $      2,294        $    104,607 (1)   $     106,901
                Accounts receivable                233,897             131,654 (1)         365,551
                Note receivable                     20,000                   -              20,000
                Other net monetary assets                              155,000 (2)         155,000
                Prepaid expenses                                        27,634              27,634
                                             -------------        ------------       -------------
                Total Current Assets               256,191             418,895             675,086
                                             -------------        ------------       -------------

           Property and Equipment

                Furniture and equipment             42,489                   -              42,489
              Less accumulated depreciation       (12,769)                   -            (12,769)
                                             -------------        ------------       -------------
                                                    29,720                   -              29,720
                                             -------------        ------------       -------------

           Other Assets
                Deposits                             4,942               2,500 (1)           7,442
                Goodwill, net of accumulated
                amortization of $16,762            486,103                   - (8)         486,103
                                             -------------        ------------       -------------
                                                   491,045               2,500             493,545
                                             -------------        ------------       -------------
                TOTAL                        $     776,956        $    421,395       $   1,198,351
                                             =============        ============       =============


                                                 Actual         Adjustments           Pro Forma
                                            ---------------   ---------------      ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Notes payable                          $     500,000     $        12,848  (1) $     512,848
     Current maturities of long-term debt                               4,708  (1)         4,708
     Accounts payable                              26,786             168,228  (1)       195,014
     Accrued expenses and other                    54,268             (59,381) (3)       141,398
                                                                      146,511  (1)
                                            -------------        ------------      -------------
Total Current Liabilities                         581,054             272,914            853,968
                                            -------------        ------------      -------------

Redeemable Preferred Stock,
      Par value $.001; authorized 2,500,000
        shares; issued 1999 - 24,959                                  717,995  (1)        49,918
                                                                    (668,077)  (3)(4)
                                            -------------        ------------      -------------
                                                        -              49,918             49,918
                                            -------------        ------------      -------------
Common Stock and Accumulated Deficit
     Common stock, par value $.001;
      authorized 10,000,000 shares;
      issued 1999 - 6,168,838 shares               60,000            (60,000)  (6)         6,169
                                                                        5,616  (6)
                                                                        3,852  (1)
                                                                          148  (4)
                                                                           25  (4)
                                                                        1,503  (4)
                                                                      (4,975)  (5)

     Additional paid-in capital                   554,930             54,384   (6)       707,324
                                                                      59,233   (3)
                                                                        (25)   (4)
                                                                   (632,747)   (1)
                                                                     666,574   (3)
                                                                       4,975   (5)
     Accumulated deficit                         (419,028)                 -           (419,028)
                                            --------------       -----------       -------------
                                                  195,902             98,563             294,465
                                            -------------        -----------       -------------
                                            $     776,956        $   421,395       $   1,198,351
                                            =============        ===========       =============


See Notes to Consolidated Pro Forma Financial Statements

    THE CATAPULT GROUP, INC. (formerly ENVIROMETRICS, INC. AND SUBSIDIARIES)
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 Period From July 21, 1999 to December 31, 1999

                                              CATAPULT            ADJUSTMENTS         PRO FORMA
                                              --------            -----------         ---------

Service Revenue                             $    578,229                   -       $     578,229
---------------

Direct Service Costs                             227,615                   -             227,615
--------------------                        ------------         -----------       -------------

   Gross Profit                                  350,614                   -             350,614
                                            ------------         -----------       -------------

Operating Expenses
------------------

Sales and marketing                                    -                   -                   -
General and administrative                       346,805                   -             346,805
Founders' services                               390,000                   -             390,000
Depreciation and amortization                     20,084                   -              20,084
                                            ------------         -----------       -------------
                                                 756,889                   -             756,889
                                            ------------         -----------       -------------
   Operating Loss                              (406,275)                   -           (406,275)
                                            ------------         -----------       -------------


Other Income (Expense)
----------------------
Interest income                                      603                   -                 603
Interest expense                                (13,356)                   -            (13,356)
                                             -----------         -----------       -------------
                                                (12,753)                   -            (12,753)
                                             -----------         -----------       -------------

Net Income (Loss)                            $ (419,028)         $         -       $   (419,028)
-----------------                            ===========         ===========       =============
Net (Loss) Per Common Share                  $    (0.07)         $         -       $      (0.07)
---------------------------                  ===========         ===========       =============
                                                                              -

Weighted average number of common shares
outstanding                                    6,000,000            (72,599)   (7)     5,927,401
                                             ===========         ===========       =============


See Notes to Consolidated Pro Forma Financial Statements

    THE CATAPULT GROUP, INC. (FORMERLY ENVIROMETRICS, INC. AND SUBSIDIARIES)
           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS


The Unaudited Pro Forma Condensed Financial Statements have been prepared combining the net monetary assets purchased of Envirometrics, Inc. and The Catapult Group, Inc. and adjusting such combined balances to conform to the accounting policies of the two companies.

The following describes adjustments and other items relevant to the pro forma financial statements.

(1)  Net monetary assets acquired amounted to $98,563

(2) Net monetary assets acquired included $155,000 from the disposition of the Envirometrics, Inc. operations.

(3) Included in the transaction is the conversion of 328,559 preferred shares into 1,502,793 common shares of Envirometrics, Inc. before the reverse split.

(4) Accrued dividends on Envirometrics, Inc. preferred stock converted into 173,261 common shares of Envirometrics, Inc. before the reverse split.

(5) The holders of Envirometrics, Inc. common shares participated in a reverse split transaction and were issued one share of Envirometrics, Inc. common stock for every ten shares held.

(6) Recapitalization. The weighted average number of shares outstanding was calculated assuming Envirometrics shares were exchanged for all of the outstanding shares of The Catapult Group at January 1, 1999 and that 5,616,016 new shares of Envirometrics, Inc. common stock was issued.

(7) Loss per Common Share. Loss per common share is based upon the weighted average number of common shares outstanding. The calculation also assumes that holders of Envirometrics, Inc. common shares participated in a reverse split transaction and were issued one share of Envirometrics, Inc. common stock for every ten shares held.

     The holders of the preferred stock of Envirometrics, Inc. converted 328,559 preferred shares and $69,304 of amounts in accrued dividends on the preferred shares at March 31, 2000, into 1,676,053 common shares at April 17, 2000. These were assumed converted at December 31, 1999 in the calculation of weighted average number of shares outstanding at December 31, 1999.

(8) Impairment of long-lived assets. The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be fully recoverable. The Company performs undiscounted cash flow analyses to determine if impairment exists. Based on a review performed for the quarter ended March 31, 2000, no impairment existed that would require adjustment ot or disclosure in the pro forma financial statements.

Note 1. Proforma Financial Condition and Plan of Operation

     Prior to the closing of and in accordance with the Exchange Agreement, The Catapult Group shall have obtained a financing commitment for Two Million Dollars ($2,000,000) in net proceeds or such lesser amount as may be agreed to by Envirometrics and The Catapult Group, from a third party investor(s) upon terms and conditions satisfactory to Envirometrics and The Catapult Group. Though this condition is a condition precedent to closing the Acquisition, it may be waived in whole or in part by Envirometrics and The Catapult Group. If The Catapult Group is successful in obtaining up to the $2,000,000 capital raise, the proceeds will be used (i) to payoff the notes payable ($500,000) related to the acquisition of i2o, Inc., (ii) for the acquisition of related companiew (up to $600,000) and (iii) working capital to fund personnel and other costs associated with the execution of The Catapult Group business plans (up to $900,000).

     The pro forma consolidated balance sheet presents negative working capital in the amount of $179,000. Included in this is the aforementioned $500,000 in notes payable, $250,000 of which is currently in default. Without the capital raise mentioned above or the obtaining of additional financing it is doubtful that there will be sufficient resources to meet obligations as they become due.

INCORPORATION BY REFERENCE

         Envirometrics' annual report for the fiscal year ended December 31, 1999 on Form 10KSB are incorporated by reference herein. Copies of this report is available, without charge, upon written request to Walter H. Elliott, III, President and CEO, Envirometrics, Inc., 9229 University Blvd., Charleston, South Carolina 29406, and is annexed hereto as Annex C.


ANNEX A:  DEFINITIVE AGREEMENT

------------------------------------------------------------------------------




                      PLAN AND AGREEMENT TO EXCHANGE STOCK

                                  BY AND AMONG

                            THE CATAPULT GROUP, INC.,

                           THE CATAPULT SHAREHOLDERS,

                                       and

                               ENVIROMETRICS, INC.

                             Dated February 16, 2000

------------------------------------------------------------------------------



THIS PLAN AND AGREEMENT TO EXCHANGE STOCK (the "Agreement') is made and entered into this ____ day of February, 2000, by and among (i) The Catapult Group, Inc., a Georgia corporation ("Catapult") with its principal place of business in Norcross, GA; (ii) the shareholders of Catapult, all of whom are listed on Schedule 1 attached hereto (collectively, the "Catapult Shareholders"); and (iii) Envirometrics, Inc., a Delaware corporation ("EVRM") with its principal place of business in Charleston, SC.

Background

     The Catapult Shareholders and EVRM intend to effect a "B" reorganization pursuant to Section 368 of the Code (as hereinafter defined) whereby EVRM will acquire all of the outstanding shares of stock of Catapult from the Catapult Shareholders in exchange solely for newly issued shares of common stock of EVRM. Immediately following the share exchange, EVRM will change its name to The Catapult Group, Inc. and will effect a private placement of equity securities to accredited investors as more fully described in Section 9 of this Agreement. After giving effect to all of the transactions contemplated by this Agreement,
(a) the EVRM Shareholders (as defined below), the Catapult Shareholders and the New Investor(s) (as defined below) will jointly own all of the issued and outstanding shares of EVRM, (b) Catapult will be a wholly-owned subsidiary of EVRM, and (c) EVRM will have effected a name change to The Catapult Group, Inc.

Agreement

     For and in consideration of these premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EVRM, Catapult and the Catapult Shareholders hereby covenant, promise, agree, represent and warrant as follows:

ARTICLE 1.    DEFINITIONS.

     The capitalized terms listed below are used in this Agreement with the meanings thereafter ascribed:

    "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, as such rule is in effect on the date hereof.

     "Bankruptcy  Code"  means the  United  States  Bankruptcy  Code,  11 U.S.C.
Section 101, and all future acts supplemental thereto or amendatory thereof.

     "Catapult Common" means the issued and outstanding Common Stock of Catapult.

     "Catapult Shares" means all of the issued and outstanding shares of Catapult which consists of Six Million (6,000,000) shares of the Common Stock of Catapult.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "EVRM Common" means all of the issued and outstanding shares of Common Stock of EVRM, par value $.001.

     "EVRM Preferred" means all of the issued and outstanding Preferred Stock of EVRM, which consists entirely of the Redeemable Preferred Stock of EVRM, par value $.01, having the rights, privileges, and preferences set forth on Exhibit A hereof (the "Certificate of Designation").

    "EVRM  Shares" means all of the issued and  outstanding  shares of the EVRM
Preferred and the EVRM Common immediately prior to the closing of the transactions contemplated by this Agreement.

    "EVRM Shareholders" means all Persons owning EVRM Shares prior to Closing and those Persons, other than the Catapult Shareholders or the New Investor(s) (as defined below), owning EVRM Shares after the Closing.

     "Exchange Act" means the Securities Act of 1934, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

     "Fully-Diluted" means the number of shares of Common Stock of either EVRM or Catapult outstanding after giving effect to the exercise of outstanding or committed options and other rights to purchase Common Stock except, in the case of EVRM, for 680,000 Redeemable Common Stock Purchase Warrants described in
Schedule 1.1 hereof.

     "Hold" or "Held" as used herein and pertaining to share ownership shall include ownership of record as well as beneficial ownership.

     "Material" shall mean any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is material to the business, assets, results of operations, prospects or condition (financial or otherwise) of either EVRM or Catapult. The parties hereby acknowledge and agree the term "material" shall include any obligation, liability, commitment, claim, expenditure or loss contingencies which individually equals or exceeds $10,000.

     "New Investor(s) " means Person(s) purchasing EVRM securities in the private placement referred to in Section 9 of this Agreement.

     "Person"   means   an   individual,   partnership,    corporation,   trust,
unincorporated organization, government, or agency or political subdivision of a government.

     "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

    "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

ARTICLE 2.    EXCHANGE AND PURCHASE OF SHARES; CLOSING

         Section 2.1       The EVRM Shares.

     On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is defined in Section 2.3 of this Agreement):

     (a) Schedule 2.1 attached hereto contains the names of all Catapult Shareholders holding Catapult Common, the number of shares held by each (set forth opposite such shareholder's name), and the ratio such number bears to the total number of shares of Fully-Diluted Catapult Common. At Closing EVRM shall assign, transfer, and deliver to each Catapult Shareholder a number of shares of EVRM Common which equals such ratio, as it applies to such shareholder, multiplied by Ninety per cent (90%) of the number of shares of Fully-Diluted EVRM Common. No fractional shares shall be issued. The shares constituting the difference between the shares of EVRM Common issued hereunder to the Catapult Shareholders and Ninety per cent (90%) of the number of shares of Fully-Diluted EVRM Common will be held as Treasury Stock and utilized for the purpose of satisfying the exercise of outstanding or committed options and other rights to purchase Catapult Common which have been converted to rights to purchase EVRM Common.

     (b) The EVRM Shareholders of EVRM Common shall retain their shares of EVRM Common which, immediately following the issuance of EVRM Common as set forth in subsection (a) above, shall constitute Ten per cent (10%) of the Fully-Diluted EVRM Common minus such shares as may be necessary to satisfy the exercise of outstanding or committed options and other rights to purchase EVRM Common and these latter shares will be held as Treasury Stock for that purpose.

     (c) Prior to Closing, the exact number of shares of EVRM Common to be issued to each Catapult Shareholder shall be determined and confirmed by the accountants of EVRM and of Catapult and appended to Schedule 2.1, as well as such other information as may be reasonably necessary for the transfer agent of EVRM to issue certificates evidencing the EVRM Common to the Catapult Shareholders at Closing.

         Section 2.2       The Catapult Shares.

     On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is described in Section 2.3 of this Agreement), each Catapult Shareholders shall assign, transfer, and deliver to EVRM a certificate(s) evidencing all of the Catapult Shares held by such shareholder. The certificates representing the Catapult Shares shall be duly endorsed, or accompanied by stock transfer powers duly endorsed, with the signature of the Catapult Shareholder thereon guaranteed by a bank, trust company, or member of the New York Stock Exchange, and otherwise in a form suitable for transfer on the stock transfer books of Catapult.

         Section 2.3       The Closing.

     The "Closing" shall mean the consummation of the exchange of EVRM Shares and the Catapult Shares, as set forth in Sections 2.1 and 2.2 above, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later April 3, 2000 or within Five (5) days following the date upon which all of the conditions precedent contained in Articles 8 and 9 of this Agreement have occurred, at 10:00 a.m., local time, at 3475 Lenox Rd. NE, Suite 995, Atlanta, GA 30326, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."

         Section 2.4       Name Change.

     Immediately after the Closing, EVRM shall file an amendment to its Certificate of Incorporation and take all other actions necessary to effect a name change of EVRM from "Envirometrics, Inc." to "The Catapult Group, Inc."

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF EVRM.

     EVRM represents and warrants to Catapult and the Catapult Shareholders (which representations and warranties shall be valid and binding as of the time of Closing) as follows:

         Section 3.1       Due Organization; Good Standing.

     EVRM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EVRM has the power and authority to own, lease and operate its properties and to conduct its business in each location where EVRM owns, leases or operates its property and conducts business as such business is now being conducted by EVRM. EVRM is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of the property or assets owned by EVRM or the nature of the operations or business conducted by EVRM requires such qualification. Complete and correct copies of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of EVRM, as certified by the Secretary of State of Delaware and the Secretary of EVRM, respectively, are attached hereto as Schedule 3.1, and no changes will be made therein prior to Closing except such change(s) as may be necessary to effectuate the terms hereof.

         Section 3.2       Authorized Capital of EVRM.

     The authorized capital of EVRM consists of (i) Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, Three Hundred Fifty-three
Thousand Five Hundred Eighteen (353,518) shares of which are issued and outstanding, fully paid and nonassessable and (ii) Ten Million (10,000,000) shares of Common Stock, Three Million Six Hundred Forty Thousand Eight Hundred Eighty (3,640,880) shares of which are validly issued and outstanding, fully paid and nonassessable. The relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of EVRM are as set forth in the Certificate of Incorporation, attached as Schedule 3.1 and the Certificate of Designation, and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or as set forth in
Schedule 3.2, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of EVRM is authorized or outstanding, and (b) there is no commitment by EVRM to (i) issue any equity securities of EVRM, including without limitation, EVRM Common and EVRM Preferred, or any subscriptions, warrants, options, convertible securities, or other rights to purchase or acquire equity securities of EVRM or securities convertible into or exchangeable for equity securities of EVRM or (ii) distribute to holders of EVRM Common, EVRM Preferred, or any other equity securities of EVRM, any evidence of indebtedness, or any assets of EVRM. Except as set forth in Schedule 3.2 or the Certificate of Incorporation, as amended, EVRM has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 3.2, there are no voting trusts or agreements nor any preemptive rights relating to any outstanding securities of EVRM (whether or not EVRM is a party thereto). All outstanding securities of EVRM were issued in compliance with all applicable federal and state securities laws.

     Section 3.3 Financial Statements; Absence of Undisclosed Liabilities.

     (a) Attached hereto as Schedule 3.3 are true, correct and complete copies of:

     (i) the audited Consolidated Balance Sheet of EVRM and its subsidiaries dated as of December 31, 1995, and the audited, consolidated statements of income, cash flow and stockholders equity for the year then ended, together with the notes thereto and the report thereon of McGladrey and Pullen, LLP, independent certified public accountants; and (iii) the audited Consolidated Balance Sheets of EVRM and its subsidiaries dated as of December 31, 1996, 1997, 1998 and the audited, consolidated statements of income, cash flow and stockholders equity for the years then ended, together with the notes thereto and the report thereon of Welch, Roberts and Amburn, LLP, Charleston, SC, independent certified public accountants for EVRM; (iv) the unaudited
Consolidated Balance Sheets of EVRM and its subsidiaries dated as of December 31, 1999 and the unaudited, consolidated statements of income, cash flow and stockholders equity for the year then ended.

     Such financial statements and the notes thereto are hereinafter referred to collectively as the "EVRM Financial Statements."

     (b) The EVRM Financial Statements (i) are in accordance with the books and records of EVRM, (ii) present fairly the consolidated financial condition of EVRM and its subsidiaries as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and (iv) reflect adequate reserves for all liabilities and losses. EVRM has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the EVRM Financial Statements or described in Schedule 3.3. EVRM has not received any advice or notification from its independent certified public accountants that EVRM has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the EVRM Financial Statements or the books and records of EVRM, any properties, assets, liabilities, revenues, or expenses. The EVRM Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the EVRM Financial Statements or in Schedule 3.3. The books, records, and accounts of EVRM accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of EVRM. EVRM has not engaged in any transaction, maintained any bank account, or used any of the funds of EVRM, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of EVRM.

     (c) EVRM has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the EVRM Financial Statements, other than:

     (i) liabilities incurred in the ordinary course of business subsequent to the date of the EVRM Financial Statements consistent with past practice, none of which deviate in any material respect from liabilities incurred in prior comparable fiscal periods;

     (ii) obligations under Contracts listed on Schedule 3.3 or incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the EVRM Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of EVRM; and

     (iii) the liabilities listed on Schedule 3.3.

         Section 3.4       Taxes.

     Except as set forth on Schedule 3.4, EVRM has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and EVRM has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which EVRM is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of EVRM have never been audited by the Internal Revenue Service and no state income or sales tax returns of EVRM have been audited. No deficiency assessment with respect to or proposed adjustment of EVRM's federal, state, county, or local taxes is pending or, to the best of the EVRM's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of EVRM. Neither EVRM nor any of its shareholders has ever filed a consent pertaining to EVRM pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations. Any amounts reserved in the EVRM Financial Statements for taxes are sufficient for the payment of all accrued and unpaid federal, state and local taxes of all types, including interest and penalties thereon of EVRM for or on account of which EVRM is or may become liable in any manner whatsoever for the quarter ending December 31, 1999 and for all prior periods.

         Section 3.5       Conduct of Business.

     (a) Ordinary Course. Since January 1, 1996 the business of EVRM has been operated, and prior to Closing will be operated, only in the ordinary course except for: (a) any transactions contained in Schedule 3.5.1 attached hereto; or
(b) any transactions disclosed in the Form 10-K's and 10-QSB's filed by EVRM since that date (the "EVRM Form10-K's and QSB's").

     (b) No Material  Change.  Since  December 31, 1999,  except as set forth on
Schedule 3.5.2, there has been, and prior to the Closing there will be, no material adverse change, individually or in the aggregate, in EVRM's condition (financial or otherwise) or in EVRM's assets, liabilities or business.

     (c) No Loss or Destruction. There has been, and prior to Closing there will be, no damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, which individually or in the aggregate, would materially and adversely affect EVRM's condition (financial or otherwise) or EVRM's assets, liabilities or business.

         Section 3.6       Legal Proceedings.

     Except as set forth on Schedule 3.6 attached hereto and incorporated by reference herein, there is, and as of Closing there will be, no action, suit, proceeding or investigation pending or, to the best knowledge of EVRM, threatened, against or affecting EVRM or any of its assets. EVRM is not, and as of Closing will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality. EVRM has, and as of Closing will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its business; and it has, and as of the Closing will have, performed in all material respects all of its material obligations and duties to be performed by it to the extent required in accordance with their respective terms; and is not, and as of the Closing will not be, in any material respect in default under or in breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

     Section 3.7 Brokers.

     Neither EVRM nor any Affiliate of EVRM has any contract, arrangement or understanding with, or has incurred any obligation or liability to, any broker, finder, investment banker, intermediary or similar agent with respect to this Agreement or the transactions contemplated hereby.

     Section 3.8 SEC Filings.

     Except as set forth of Schedule 3.8, EVRM and each of its officers and directors are current in its or their filings with the SEC including all registration statements, financial statements, applications, reports, schedules, forms, proxy statements, Forms 3 and 4, and all other instruments, documents, and written information (collectively "SEC Filings") required to have been filed by EVRM, its officers and directors under the Securities Act and the Exchange Act. None of the SEC Filings contained, as of its date, any untrue statement of a material fact or omitted, as of its date, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.9 Required Approvals, Proxy and Special Shareholder's Meeting.

     The Board of Directors of EVRM, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery of this Agreement by EVRM, the issuance of shares of EVRM Common and the transactions hereby contemplated, and no action, confirmation or ratification by the shareholders of EVRM or by any other person, entity or governmental authority is required in connection therewith, except:

     (a) the filing of a Definitive Proxy which shall contain the nominees for the Board of Directors of EVRM (one of whom is to be named by EVRM
Shareholders), the proposed Officers of EVRM, and such other items as are necessary and appropriate, and the obtaining of a majority vote of a quorum of EVRM Shareholders at a Special or Annual Meeting of Shareholders to be held prior to or on the date of the Closing which approves the transactions set forth in this Agreement; or,

     (b) the obtaining of the required shareholder approval of these transactions by a written consent of a majority of EVRM Shareholders and appropriate notification to EVRM Shareholders. Except as may be otherwise set forth herein, EVRM has taken all actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, or otherwise, to authorize the execution, delivery and performance of this Agreement, and as of Closing EVRM will have the power and authority to consummate the transactions hereby contemplated, including the issuance, sale, transfer and delivery of the EVRM Shares pursuant to the provisions hereof and to take all other actions required to be taken by it pursuant to the provisions hereof, subject to obtaining prior shareholder approval and except as may be otherwise set forth herein. This Agreement is valid and binding upon EVRM in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of EVRM, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to EVRM.

     Section 3.10 Officers, Directors and Beneficial Owners.

     Attached hereto as Schedule 3.10 is a list of all officers and directors of EVRM and all beneficial owners of more than Five (5%) percent of EVRM Shares known to EVRM, and the number of EVRM Shares owned of record and beneficially by each such Officer and Director of EVRM.

     Section 3.11 No Untrue Statements.

     Neither this Agreement nor any written information, statement, list or certificate furnished or to be furnished to Catapult or the Catapult Shareholders pursuant to this Agreement or in connection with this Agreement or any of the transactions contemplated by this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact or omits, or as of the Closing will omit, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 3.12 Subsidiaries.

     Except as set forth on Schedule 3.12, EVRM does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture, or other entity.

     Section 3.13 Accounts Receivable; Accounts Payable.

     EVRM's accounts receivable reflected in the December 31, 1999 EVRM Financial Statement, and all accounts receivable arising after the date thereof (collectively, the "Accounts Receivable") were or are bona fide accounts receivable, the full amount of which were or are actually owing to EVRM, and, to the best of its knowledge, those not collected prior to Closing will be fully collectible by EVRM within ninety (90) days of Closing without offset, recoupment, counterclaim, claim or diminution. EVRM's accounts payable reflected on the December 31, 1999 EVRM Financial Statement and all accounts payable arising after the date thereof (collectively, the "Accounts Payable") arose from bona fide transactions in the ordinary course of EVRM's business.

     Section 3.14 Real Property.

     Except as set forth on Schedule 3.14 attached hereto, EVRM does not own any real estate.

     Section 3.15 Leased Real Property.

     Schedule 3.15 contains a true and correct list of each parcel of real property leased by EVRM (the "EVRM Leased Real Property"). Attached to Schedule
3.15 is a true and correct copy of each lease pursuant to which EVRM leases the EVRM Leased Real Property and any amendments, extensions, and renewals thereof (the "EVRM Real Property Leases"). Each EVRM Real Property Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder. Except as described in Schedule 3.15, EVRM's interest in the EVRM Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. To the knowledge of EVRM, no lessor under any such lease is in default under any such leases in its duties to the lessee. EVRM has not assigned, transferred, conveyed or otherwise encumbered by way of security interest or otherwise any of the EVRM Real Property Leases. Except as described in Schedule 3.15, the continuation, validity, and effectiveness of each EVRM Real Property Lease will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     Section 3.16 Tangible Personal Property.

     Attached hereto as Schedule 3.16 is a true, correct and complete list of all tangible personal property owned by EVRM or used by EVRM in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures (collectively, the "EVRM Personal Property"), indicating whether it is owned or the manner in which it is otherwise utilized by EVRM. EVRM has exclusive good and merchantable title to all of the EVRM Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except those contained in said
Schedule 3.16. All of the EVRM Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of EVRM's business as presently conducted.

     Section 3.17 Contracts.

     (a) Schedule 3.17.1 contains a true and correct list of all contracts, agreements, or understandings, written or oral, by which EVRM receives any right or benefit or undertakes any liability or obligation (the "EVRM Contracts"). EVRM has delivered or has otherwise made available to Catapult a correct and complete copy of each contract or agreement set forth in Schedule 3.17.1. Except as listed on Schedule 3.17.1, EVRM is not a party to any written or oral:

     (ii) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, contractor, or agent who performs services for EVRM;

     (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products, or services are used by EVRM involving in any one case an amount or value of five thousand dollars ($5,000) or more;

     (iii) lease (relating to real property or personal property) under which EVRM is lessor or lessee;

     (iv) license, franchise, assignment or other agreement of EVRM relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance.

     (v) permit relating to the operation of the business of EVRM.

     (vi) agreement for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of Ten Thousand ($10,000.00) Dollars in any one instance or in excess of Twenty-Five Thousand ($25,000.00) Dollars in the aggregate.

     (vii) agreement or arrangement with any supplier, distributor, franchisor, dealer, sales agent, broker or representative.

     (viii) agreement or arrangement for the construction, modification or improvement of any building or structure having a cost in excess of Ten Thousand ($10,00.00) Dollars, or any other capital expenditure involving payments in excess of Ten Thousand ($10,000.00) Dollars.

     (ix) agreement or understanding which is material in nature, involves the payment or receipt, in any 12 month period, of more than Ten Thousand ($10,000.00) Dollars or has a term of more than twelve (12) months.

     (x) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

     (xi) agreement, contract, or commitment for any charitable or political contribution relating to EVRM's business;

     (xii) agreement, contract, commitment, or outstanding proposal pursuant to which EVRM sells, or proposes to sell, products and services for any amount or value;

     (xiii) agreement, contract, or commitment limiting or restraining EVRM, its business, or any successor thereto from engaging or competing in any manner or in any business;

     (xiv) material agreement, contract, or commitment relating to EVRM's business not made in the ordinary course of business; or

     (xv) any distributor agreement, reseller agreement, franchise agreement, or any other agreement which authorizes EVRM to (A) sell products or services of any other person or entity, or (B) use the trademarks, trade names, or trade styles of any other Person in EVRM's business.

     (b) Schedule 3.17.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement by EVRM and that remain outstanding as of the date hereof.

     (c) Except as may be otherwise noted in Schedule 3.17.1, the EVRM Financial Statements or the EVRM Form 10-K's and QSB's, each of the EVRM Contracts was entered into in the ordinary course of business on terms substantially consistent with EVRM's practice prior thereto, is in full force and effect, and there exists no breach or violation of, or default by EVRM under, any of the EVRM Contracts nor, to the knowledge of EVRM by any other party to such Contract, or any event which, with notice or the lapse of time, or both, will create a breach or violation of, or default under by EVRM nor, to the knowledge of EVRM by any other party to such Contract. There is no EVRM Contract that contains any contractual requirement with which there is a reasonable likelihood that EVRM or any other party thereto will be unable to comply. Except as set forth on Schedule 3.17.1, the continuation, validity, and effectiveness of each EVRM Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     (d) Schedule 3.17.3 contains a true and correct list of all customers (ranked by annual revenue) of EVRM, and the annual revenue obtained from each such customer for the year ended December 31, 1999. No customer reflected in
Schedule 3.17.3, whose purchases of products and services are material to EVRM (individually or in the aggregate) has terminated its business relationship nor has suspended nor significantly reduced its purchases of products and services from EVRM from the levels reflected therein, if any, with EVRM; nor does EVRM have knowledge of facts which suggest that such a termination, suspension or significant reduction is likely within the reasonably foreseeable future. Except as indicated on Schedule 3.17.3, there exists no actual or, to the knowledge of EVRM, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any EVRM Contract, which would have a material adverse effect on the business or the condition, financial or otherwise, of EVRM, including without limitation, (i) the business relationship of EVRM with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of EVRM, (ii) the requirements of any customer or related group of customers of EVRM whose purchases individually or in the aggregate are material to the operations and financial condition of EVRM, or (iii) the business relationship of EVRM with any material supplier to EVRM. Except as indicated on Schedule 3.17.3, there is no Contract with any customer, the performance of which by EVRM will result in a loss to EVRM.

     (e) Except as indicated on Schedule 3.17.3,  no customer listed on Schedule
3.17.3 has notified EVRM, nor is EVRM otherwise aware that any customer listed on Schedule 3.17.3 has, or has plans to, reduce the volume of purchases made from EVRM.

     (f) None of the EVRM Contracts is for materials, supplies, equipment, or services in excess of EVRM's normal requirements or as needed for reasonably anticipated needs of its business.

     (g) EVRM has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.

     (h) Attached to Schedule 3.17.1 is a true and correct copy (and if oral, a description of material terms) of each EVRM Contract listed on Schedule 3.17.1 and all modifications, amendments, renewals, or extensions thereof.

     (i) Except as reflected in Schedule 3.17.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not terminate, breach, give rise to a right in favor of any other party to an EVRM Contract to terminate such Contract, or constitute an event which with notice, lapse of time or both, constitute an event of default under any Contract.

     Section 3.18 Environmental Matters and OSHA.

     Except as set forth in Schedule 3.18.1:

     (a) EVRM is and has been in compliance with all environmental Laws. EVRM has not received notice of any Environmental Claim filed or threatened against it or against any other person or entity whose liability for any Environmental Claim has been retained or assumed either contractually or by operation of law;

     (b) EVRM has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws;

     (c) No Hazardous Materials are present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by EVRM, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by EVRM so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     As used herein, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. As used herein, "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. As used herein, "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities. Except as set forth in Schedule 3.18.2, EVRM is in compliance with all applicable laws relating to employee health and safety and has complied in the past with all applicable laws relating to employee safety. Except as set forth in Schedule 3.18.2, EVRM has not received any notice that past or present conditions of the assets and properties of EVRM violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding or investigation, based on OSHA violations or otherwise related to employee health and safety. Except as set forth in Schedule 3.18.2, EVRM is not aware of any potential causes of action which may be asserted against EVRM by third parties, including employees, former employees and customers, arising out of (a) the handling or disposal of Hazardous Materials by EVRM, (b) the violation of OSHA regulations, or (c) violation of other applicable laws relating to employee safety.

     Section 3.19 Insurance.

     Attached hereto as Schedule 3.19.1 is a list of all insurance policies of EVRM setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule
3.19.1 is in full force and effect, is valid and enforceable, and EVRM is not in breach of or in default under any such policy. All policies listed on Schedule
3.19.1 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid in full, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of EVRM. EVRM has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. EVRM has not since inception (i) been denied or had revoked, canceled or rescinded any policy of insurance, or (ii) self insured against any risk ordinarily insured against by similar businesses. Attached hereto as
Schedule 3.19.2 is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. EVRM has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

     Section 3.20 Employee Relations and Employee Agreements.

     (a) None of EVRM's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to EVRM's employees. EVRM is not aware of any union organizational activity with respect to EVRM and have no reason to believe that any such activity is being contemplated.

     (b) EVRM is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other laws of any Government or Governmental Agency relating to employment. Schedule 3.20.2 attached hereto sets forth the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to EVRM within the last 10 years or which are presently pending or threatened with respect to EVRM under any employment-related law of any Government or Governmental Agency (including common law). EVRM has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and each such judgment, decree or agreement is disclosed on Schedule 3.20.2.

     (c) Except as set forth on Schedule 3.20.3, EVRM has not entered into any employment agreement, and all employees can be terminated at will. EVRM has no contractual obligation or special termination or severance arrangement in respect of any employee.

     (d) Except as set forth on Schedule 3.20.4 EVRM has paid all wages due (including all required taxes, insurance and withholding thereon). Schedule
3.20.4 attached hereto sets forth all accrued vacation, sick leave and bonuses (including pro rata accruals for a period of a year) due to employees of EVRM as of the Closing.

     (e) Schedule 3.20.5 attached hereto sets forth each of EVRM's employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any).

     (f) Schedule 3.20.6 contains a true and complete list of all the following agreements or plans of EVRM or any subsidiary of EVRM which, together with EVRM constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "EVRM Group") which are presently in effect or which have been in effect at any time (if it may result in a material liability), or, in the case of documents referred to in clause (i) below, have been in effect at any time prior to the date hereof:

     (i) "employee pension benefit plans" and employee benefit plans" as defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, including any employee benefit plan covering any employees of EVRM Group which any member of EVRM Group maintains or to which any member of EVRM Group has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (ii) or (iii) are herein collectively referred to as the "EVRM Plans").

     Included in said Schedule 3.20.6 are true and complete copies of all documents as they may have been amended to the date hereof involving or relating to clauses (i) and (ii) hereinabove, together with all filings, IRS determination letters and financial statements, including but not limited to, the most recent actuarial report for each employee pension benefit plan and IRS Form 5500 for each EVRM Plan for each of the five most recent plan years.

     (g) Except as to those plans identified on Schedule 3.20.7 as tax-qualified EVRM Plans (the "EVRM Qualified Plans"), no member of EVRM Group maintains a tax-qualified employee plan which meets or was intended to meet the requirements of Code Section 401 for the benefit of present or former employees. The Internal Revenue Service has issued favorable determination letters to the effect that each EVRM Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters are in effect. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each EVRM Qualified Plan have been delivered to Catapult. EVRM Qualified Plans have been administered according to their terms, except for those terms which are inconsistent with the changes required by the Tax Reform Act of 1986 and other acts, regulations, and rulings, in which case EVRM Qualified Plans have been administered in accordance with the provisions of those acts, regulations, and rulings in all material respects. No member of EVRM Group or any fiduciary of any EVRM Qualified Plan has done anything that would adversely affect the qualified status of EVRM Qualified Plans or the related trusts. EVRM Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and other acts, regulations, and rulings for which amendments are not yet required. Any EVRM Qualified Plan subject to Code Sections 401(k) or 401(m) has been tested for compliance with, and has satisfied the requirements of, Code Sections 401(k)(3), 401(m)(2), or both, as application, for each plan year ending prior to the Closing Date.

     (h) With respect to any EVRM Qualified Plan or any member of EVRM Group, no termination liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred or would be incurred if any EVRM Qualified Plan were terminated on the Closing Date. If any EVRM Qualified Plan were terminated on the Closing Date, the present value of all benefit liabilities under EVRM Qualified Plan would not, as of the Closing Date, exceed the then current value of the assets of such EVRM Qualified Plan. No EVRM Qualified Plan has suffered any accumulated funding deficiency within the meaning of ERISA
Section 302 and Code Section 412. EVRM has made all quarterly contributions required under Code Section 412(m) and no conditions exist which would subject the assets of EVRM or Catapult to a lien under Code Section 412(m) or ERISA
Section 4068. No member of EVRM Group has any  outstanding  liability under Code
Section 4971. As of the Closing Date, all contributions required to have been made on or prior to the Closing Date under EVRM Plans will have been made or have been accrued on the Financial Statements and all required premium payments for EVRM Qualified Plans have been made, when due, to PBGC. No event or condition exists with respect to any EVRM Qualified Plan which could be deemed a "reportable event" as defined in ERISA Section 4043, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Catapult, and no condition exists which would subject Catapult to a fine under ERISA Section 4071. No amendment has occurred to any EVRM Qualified Plan which has required or which would require EVRM Group to provide security under Code Section 401(a)(29).

     (i) No member of EVRM Group has any past, present, or future obligation to contribute to any multiemployer plan as defined in ERISA Section 3(37).

     (j) No member of EVRM Group nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to EVRM Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). EVRM Group and all other "fiduciaries" (as defined in ERISA Section 3(21)) with respect to EVRM Plans have complied in all respects with the requirements of ERISA Section
404. Neither EVRM Group nor any party in interest or disqualified person with respect to EVRM Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA against Catapult or EVRM Plans.

     Section 3.21 Patents; Trademarks; Related Contracts.

     Attached hereto as Schedule 3.21 is a true, correct and complete list of all of EVRM's intangible personal property, including but not limited to, patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of EVRM's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. EVRM has not infringed upon and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

     Section 3.22 Availability of Books and Records.

     EVRM will make available to Catapult for inspection and its due diligence hereunder during business hours all of its tax, accounting, corporate and financial books and records as well as its personnel and employment and other records of any nature which are pertinent to this Agreement. Such books and records pertaining to EVRM's business are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for EVRM's financial condition and results of operations as set forth in EVRM Financial Statements. EVRM has consistently used the fiscal year ending December 31 as its taxable year and has consistently used the accrual method as its method of accounting for tax purposes.

     Section 3.23 Bank Accounts, Credit Cards.

     Schedule 3.23 contains a true, correct and complete list of each bank, savings and loan association, brokerage house or other financial institution with which EVRM has an account, line of credit, safe deposit box, or other relationship, the account numbers thereof, and the names of all persons authorized to withdraw funds or other property from, or otherwise act in connection therewith. Schedule 3.23 contains a true, correct, and complete listing of the name, business address, and residence address of each person who has a credit card which is billed to EVRM. Except as set forth on Schedule 3.23, EVRM has no bank account, brokerage account, line of credit, safe deposit box, or credit card account.

     Section 3.24 Absence of Certain Changes or Events.

     Except  as  permitted  or  required  by this  Agreement  or as set forth in
Schedule 3.24 or elsewhere herein, since December 31, 1999, the business of EVRM has been conducted in the ordinary course consistent with past practices and there has not been any material transaction or occurrence in which EVRM has:

     (a) incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $10,000.00 in amount;

     (b) discharged or satisfied any claim, security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (i) current liabilities, (ii) scheduled payments pursuant to obligations under contracts, agreements or leases listed in this Agreement, or
(iii) in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the EVRM Financial Statements or incurred since such date in the ordinary course of business consistent with past practice;

     (c) permitted, allowed or suffered any of its assets or properties to be subjected to any mortgage, pledge, lien, charge, restriction, security interest or other encumbrance of any kind;

     (d) sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties;

     (e) acquired or leased any assets or property of any other Person;

     (f) canceled or compromised any debt or claim;

     (g) waived or released any rights or claims;

     (h) granted, or made any contract, agreement, promise or commitment to grant, or otherwise incurred any obligation for any increase in, any wage, salary or employee benefit, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person, except in accordance with and in amounts not greater than provided for in written agreements between EVRM and employees of EVRM entered into prior to December 31, 1999 (copies of which shall be furnished to Catapult) and except for merit raises to hourly employees in the ordinary course of business consistent with past practice;

     (i) entered into any collective bargaining or labor agreement (oral or written), made any commitment or incurred any liability to any labor organization, or experienced any slowdown, work interruption, strike or work stoppage;

     (j) made any capital expenditure in excess of Ten Thousand ($10,000.00) Dollars or entered into any commitment therefor;

     (k) suffered any casualty loss or damage in excess of $5,000 in the aggregate, whether or not such loss or damage is or was covered by insurance;

     (l) changed the nature of its business or its method of accounting or accounting principle, practice or policy;

     (m) other than in the ordinary course of business, entered into any transaction, contract or commitment;

     (n) terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments;

     (o) suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business or prospects;

     (p) suffered any material adverse change in its business, operations, condition (financial or otherwise), liabilities, assets, earnings, or prospects of the Business nor, to EVRM's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on the Business;

     (q) transferred or granted any rights with respect to, or disposed of or permitted to lapse any right to the use of any software, patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (r) incurred any long term indebtedness;

     (s) paid, loaned, distributed (by dividend or otherwise), or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any Shareholder, officer, employee, or director of EVRM, (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, Shareholder, officer, director, or Affiliate except for compensation not exceeding the rate of compensation in effect at December 31, 1999, and for routine travel advances to officers and employees;

     (t) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $1,000 in the aggregate;

     (u) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement;

     (v) increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice; or

     (w) written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount.

     Section 3.25 Related Party Transactions.

     Except for what is shown on Schedule 3.25 attached hereto and in the EVRM Form 10-K's and QSB's, there are not and have been no, indebtedness, obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of EVRM since 1995 to or from any past or present officer, director, member, shareholder or any Person related to, controlling, controlled by or under common control with any of the foregoing. All such indebtedness, obligations, agreements, undertakings, liabilities or commitments currently outstanding or currently in effect are listed on Schedule 3.25.

     Section 3.26 Adverse Conditions.

     EVRM has no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of EVRM or prevent EVRM from carrying on its business other than may be disclosed elsewhere in this Agreement.

     Section 3.27 Annual Reports.

     EVRM has filed all of its 10-KSB Annual Reports required to be filed through December 31, 1999.

     Section 3.28 Correctness of Representations.

     No representation or warranty of EVRM in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. All copies of mortgages, indentures, notes, leases, agreements, plans, EVRM contracts and other instruments listed on or referred to in the Schedules delivered or furnished to EVRM pursuant to this Agreement are true copies thereof.

     Section 3.29 Investment Intent.

     EVRM represents and warrants to Catapult and the Catapult Shareholders that EVRM is acquiring the Catapult Shares (the "Acquired Shares") under this Agreement for investment only and for its own account and not as nominee or agent; nor are the said shares being acquired with a view to their offer for resale, distribution or transfer of any part thereof nor with any present intention of selling, granting any participation in, or otherwise distributing the same; nor are they being purchased for subdivision or fractionalization thereof. By executing this Agreement, EVRM represents:

     (a) That EVRM has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) any of the Acquired Shares, and that EVRM has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

     (b) That EVRM covenants and agrees that none of the Acquired Shares shall be sold, assigned or otherwise transferred other than in transactions which are not in violation of the Securities Act and applicable state securities laws. Each stock certificate of the Acquired Shares shall bear the following legend, unless such legend may be removed in accordance with its terms:

     THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE LAWS AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     Section 3.30. Litigation. Schedule 3.30 sets forth each instance in which EVRM or any of its officers or directors (a) is the subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or, to the knowledge of EVRM, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     Section 3.31. Licenses, Permits and Approvals. Schedule 3.31 lists all governmental and regulatory licenses, permits and approvals necessary to conduct EVRM's business. All such licenses, permits and approvals are in full force and effect. There are no violations by EVRM of, or any claims, or proceedings pending or to the knowledge or EVRM threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

     ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF CATAPULT AND THE CATAPULT SHAREHOLDERS

     Catapult represents and warrants, and the Catapult Shareholders represent and warrant to the best of their knowledge, to EVRM (which representations and warranties shall be valid and binding as of the time of Closing) as follows:

     Section 4.1 Due Organization; Good Standing.

     Catapult is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Catapult has the power and authority to own, lease and operate its properties and to conduct its business in each location where Catapult owns, leases or operates its property and conducts business, as such business is now being conducted by Catapult. Catapult is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of the property or assets owned by Catapult or the nature of the operations or business conducted by Catapult requires such qualification. Complete and correct copies of the Articles of Incorporation, as amended, and the Bylaws, as amended, of Catapult, as certified by the Secretary of State of Georgia and the Secretary of Catapult, respectively, are attached hereto collectively as Schedule 4.1.

     Section 4.2 Authorized Capital of Catapult.

     The authorized capital of Catapult consists of Nine Million (9,000,000) shares of Common Stock, Six Million (6,000,000) shares of which are validly issued and outstanding, fully paid and nonassessable and One Million (1,000,000) Shares of Preferred Stock. The relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of Catapult are as set forth in the Articles of Incorporation, attached as Schedule 4.2 and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or as set forth in Schedule 4.2, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of Catapult is authorized or outstanding, and (b) there is no commitment by Catapult to (i) issue any equity securities of Catapult, or any subscriptions, warrants, options, convertible securities, or other rights to purchase or acquire equity securities of Catapult or securities convertible into or exchangeable for equity securities of Catapult or (ii) distribute to Catapult Shareholders or other Persons any equity securities of Catapult, any evidence of indebtedness, or any assets of Catapult. Except as set forth in the Certificate of Incorporation, Catapult has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 4.2, there are no voting trusts or agreements, nor are there any preemptive rights relating to any outstanding securities of Catapult (whether or not Catapult is a party thereto). All outstanding securities of Catapult were issued in compliance with all applicable federal and state securities laws.

     Section 4.3 Financial Statements; Undisclosed Liabilities.

     (a) Attached hereto as Schedule 4.3 are the unaudited financial statements of the Catapult since its inception through December 31, 1999 with the related notes thereto and reports thereon of independent certified public accountants (the "Catapult Financial Statements").

     (b) The Catapult Financial Statements (i) are in accordance with the books and records of Catapult, (ii) present fairly the financial condition of Catapult as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and
(iv) reflect adequate reserves for all liabilities and losses. Catapult has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Catapult Financial Statements or described in Schedule 4.3 Catapult has not received any advice or notification from its independent certified public accountants that Catapult has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Catapult Financial Statements or the books and records of Catapult, any properties, assets, liabilities, revenues, or expenses. The Catapult Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the Catapult Financial Statements or on Schedule 4.3. The books, records, and accounts of Catapult accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Catapult. Catapult has not engaged in any transaction, maintained any bank account, or used any of the funds of Catapult, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Catapult.

     (c) Catapult has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Catapult Financial Statements, other than:

     (i) liabilities incurred in the ordinary course of business subsequent to the date of the Catapult Financial Statements consistent with past practice, none of which deviate in any material respect from liabilities incurred in prior comparable fiscal periods;

     (ii) obligations under Contracts listed on Schedule 4.3 or incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Catapult Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of Catapult; and

     (iii) the liabilities listed on Schedule4.3.

     (d) The Catapult Financial Statements shall, prior to the Closing, be audited by the firm of independent certified public accountants of Catapult, which audits (i) will fairly present the financial position of Catapult as of their respective dates and be prepared in accordance with generally accepted accounting principles consistently applied, and (ii) contain no material deviation from the Catapult Financial Statements. The said audits will be forwarded to EVRM upon their receipt by Catapult.

     Section 4.4 Taxes.

     Except as set forth on Schedule 4.4, Catapult has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and Catapult has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Catapult is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Catapult have never been audited by the Internal Revenue Service and no state income or sales tax returns of Catapult have been audited. No deficiency assessment with respect to or proposed adjustment of Catapult's federal, state, county, or local taxes is pending or, to the best of the Catapult's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Catapult. Neither Catapult nor any of its shareholders has ever filed a consent pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations. Any amounts reserved in the Catapult Financial Statements for taxes are sufficient for the payment of all accrued and unpaid federal, state and local taxes of all types, including interest and penalties thereon of Catapult for or on account of which Catapult is or may become liable in any manner whatsoever for the quarter ending December 31, 1999 and for all prior periods.

     Section 4.5 Conduct of Business. Since its inception:

     (a) Ordinary Course. The business of Catapult has been operated, and prior to the Closing will be operated, only in the ordinary course.

     (b) No Material  Change.  Since  December 31, 1999,  except as set forth on
Schedule 4.5, there has been, and prior to the Closing there will be, no material adverse change, individually or in the aggregate, in the condition (financial or otherwise) of Catapult or in the assets, liabilities or business of Catapult.

     (c) No Loss or Destruction. There has been, and prior to the Closing there will be, no damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, which individually or in the aggregate, would materially and adversely affect the condition (financial or otherwise) or the assets, liabilities or business of Catapult.

     Section 4.6 Legal Proceedings.

     Except as set forth on Schedule 4.6 attached hereto and incorporated by reference herein, there is, and as of the Closing there will be, no material action, suit, proceeding or investigation pending or, to the best knowledge of Catapult and the Catapult Shareholders, threatened, against or affecting Catapult or any of its assets. Catapult is not, nor as of the Closing will be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality. Catapult has, and as of the Closing will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its businesses; has, and as of the Closing will have, performed in all material respects all of its material obligations and duties to be performed by it to the extent required in accordance with their respective terms; and is not, and as of the Closing will not be, in any material respect in default under or in breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

     Section 4.7 Required Approvals. The Board of Directors of Catapult and the Catapult Shareholders have duly authorized the execution and delivery of this Agreement by Catapult, the exchange of the Catapult Shares and the transactions hereby contemplated, and no further action, confirmation or ratification by the Catapult Shareholders or by any other person, entity or governmental authority is required in connection therewith. Catapult and the Catapult Shareholders have the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof. This Agreement is valid and binding upon Catapult and the Catapult Shareholders in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Catapult, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Catapult or the Catapult Shareholders.

     Section 4.8 Officers and Directors. Attached hereto as Schedule 4.8 is a list of all Officers and Directors of Catapult.

     Section 4.9 No Untrue Statements. Neither this Agreement nor any written information, statement, list or certificate furnished or to be furnished to EVRM pursuant to this Agreement or in connection with this Agreement or any of the transactions contemplated by this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact or omits, or as of the Closing will omit, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 4.10 Subsidiaries. Except as set forth on Schedule 4.10, Catapult does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture, or other entity.

     Section 4.11 Real Property. Except as set forth on Schedule 4.11, Catapult does not own any real estate.

     Section 4.12 Leased Real Property. Schedule 4.12 contains a true and correct list of each parcel of real property leased by Catapult (the "Catapult Leased Real Property"). Attached to Schedule 4.12 is a true and correct copy of each lease pursuant to which Catapult leases the Catapult Leased Real Property and any amendments, extensions, and renewals thereof (the "Catapult Real Property Leases"). Each Catapult Real Property Lease is in full force and effect and there is no existing material default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a material default thereunder. Except as described in Schedule 4.12, Catapult's interest in the Catapult Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. Except as described in Schedule 4.12, the continuation, validity, and effectiveness of each Catapult Real Property Lease will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     Section 4.13 Tangible Personal Property. Attached hereto as Schedule 4.13 is a true, correct and complete list of all tangible personal property owned by Catapult or used by it in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures (collectively, the "Catapult Personal Property"), indicating whether it is owned or the manner in which it is otherwise utilized by Catapult. Catapult has sole and exclusive, good and merchantable title to all of the Catapult Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except those contained on Schedule 4.13. All of the Catapult Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of Catapult's business as presently conducted.

     Section 4.14 Contracts.

     (a) Schedule 4.14.1 contains a true and correct list of all contracts, agreements, or understandings, written or oral, by which Catapult receives any right or benefit or undertakes any liability or obligation (the "Catapult Contracts"). Catapult has delivered or has otherwise made available to EVRM a correct and complete copy of each contract or agreement set forth in Schedule
4.14.1. Except as listed on Schedule 4.14.1, Catapult is not a party to any written or oral:

     (i) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, contractor, or agent who performs services for Catapult;

     (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products, or services are used by Catapult involving in any one case an amount or value of five thousand dollars ($5,000) or more;

     (iii) lease (relating to real or personal property) under which Catapult is lessor or lessee;

     (iv) license, franchise, assignment or other agreement of Catapult relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance;

     (v) permit relating to the operation of the business of Catapult;

     (vi) agreement for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of Ten Thousand ($10,000.00) Dollars in any one instance or in excess of Twenty-five Thousand ($25,000.00) Dollars in the aggregate.

     (vii) agreement or arrangement with any supplier, distributor, franchisor, dealer, sales agent, broker or representative.

     (viii) agreement or arrangement for the construction, modification or improvement of any building or structure having a cost in excess of Ten Thousand ($10,00.00) Dollars, or any other capital expenditure involving payments in excess of Ten Thousand ($10,000.00) Dollars.

     (ix) agreement or understanding which is material in nature, involves the payment or receipt, in any 12 month period, of more than Ten Thousand ($10,000.00) Dollars or has a term of more than twelve (12) months.

     (x) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to Catapult's business;

     (xi) agreement, contract, or commitment for any charitable or political contribution relating to Catapult's business;

     (xii) agreement, contract, commitment, or outstanding proposal pursuant to which Catapult sells, or proposes to sell, products and services for any amount or value;

     (xiii) agreement, contract, or commitment limiting or restraining Catapult, its business, or any successor thereto from engaging or competing in any manner or in any business;

     (xiv) material agreement, contract, or commitment relating to Catapult's business not made in the ordinary course of business, or

     (xv) any distributor agreement, reseller agreement, franchise agreement, or any other agreement which authorizes Catapult to (A) sell products or services of any other person or entity, or (B) use the trademarks, trade names, or trade styles of any other Person in Catapult's business.

     (b) Schedule 4.14.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement by Catapult and that remain outstanding as of the date hereof.

     (c) Each of the Catapult Contracts was entered into in the ordinary course of business on terms substantially consistent with Catapult's practice prior thereto, is in full force and effect, and there exists no breach or violation of, or default by Catapult under, any of the Catapult Contracts nor, to the knowledge of Catapult by any other party to such Contract, or any event which, with notice or the lapse of time, or both, will create a breach or violation of, or default under by Catapult nor, to the knowledge of Catapult by any other party to such Contract. There is no Catapult Contract that contains any contractual requirement with which there is a reasonable likelihood that Catapult or any other party thereto will be unable to comply. Except as set forth on Schedule 4.14.1, the continuation, validity, and effectiveness of each Catapult Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     (d) Schedule 4.14.3 contains a true and correct list of all customers (ranked by annual revenue) of Catapult, and the annual revenue obtained from each such customer, for the year ended December 31, 1999. No customer reflected therein whose purchases of products and services are material to Catapult (individually or in the aggregate) has terminated, suspended, or significantly reduced its purchases of products and services from Catapult from the levels reflected therein, nor does Catapult have knowledge of facts which suggest that such a termination, suspension, or significant reduction is likely within the reasonably foreseeable future. Except as indicated on Schedule 4.14.3, there exists no actual or, to the knowledge of Catapult, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Catapult Contract, which would have a material adverse effect on the business or the condition, financial or otherwise, of Catapult, including without limitation:

     (i) the business relationship of Catapult with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of Catapult;

     (ii) the requirements of any customer or related group of customers of Catapult whose purchases individually or in the aggregate are material to the operations and financial condition of Catapult; or

     (iii) the business relationship of Catapult with any material supplier to Catapult. Except as indicated on Schedule 4.14.3, there is no Contract with any customer, the performance of which by Catapult will result in a loss to Catapult.

     (e) Except as indicated on Schedule 4.14.3,  no customer listed on Schedule
4.14.3 has notified Catapult, nor is Catapult otherwise aware that any customer listed on Schedule 4.14.3 has, or has plans to, reduce the volume of purchases made from Catapult.

     (f) None of the Catapult Contracts is for materials, supplies, equipment, or services in excess of Catapult's normal requirements or as needed for reasonably anticipated needs of its business.

     (g) Catapult has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.

     (h) Attached to Schedule 4.14.1 is a true and correct copy (and if oral, a description of material terms) of each Catapult Contract listed on Schedule
4.14.1 and all modifications, amendments, renewals, or extensions thereof.

     (i) Except as reflected in Schedule 4.14.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not terminate, breach, give rise to a right in favor of any other party to a Catapult Contract to terminate such Contract, or constitute an event which with notice, lapse of time or both, constitute an event of default under any Contract.

     Section 4.15 Brokers.

     Neither Catapult nor any Affiliate of Catapult has any contract, arrangement or understanding with, or has incurred any obligation or liability to, any broker, finder, investment banker, intermediary or similar agent with respect to this Agreement or the transactions contemplated hereby.

     Section 4.16 Environmental Matters and OSHA.

     Except as set forth in Schedule 4.16.1:

     (a) Catapult is and has been in compliance with all Environmental Laws. Catapult has not received notice of any Environmental Claim filed or threatened against it or against any other person or entity whose liability for any Environmental Claim has been retained or assumed either contractually or by operation of law;

     (b) Catapult has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws;

     (c) No Hazardous Materials are present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Catapult, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Catapult so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     As used herein, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability arising out of, based on or resulting from the presence, or release into the Environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. As used herein, "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. As used herein, "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities. Except as set forth in Schedule 4.16.2, Catapult is in compliance with all applicable laws relating to employee health and safety and has not received any notice that past or present conditions of the assets and properties of Catapult violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding, or investigation, based on OSHA violations or otherwise related to employee health and safety.

     Section 4.17 Insurance. Attached hereto as Schedule 4.17.1 is a list of all insurance policies of Catapult setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 4.17.1 is in full force and effect, is valid and enforceable, and Catapult is not in breach of or in default under any such policy, nor received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the insurance referred to in Schedule 4.17.1. Attached hereto as Schedule 4.17.2 is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the insurance referred to in Schedule 4.17.2. Catapult has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

     Section 4.18 Employee Relations and Employment Agreements.

     (a) None of Catapult's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to Catapult's employees. Catapult is not aware of any union organizational activity with respect to Catapult and has no reason to believe that any such activity is being contemplated.

     (b) Catapult is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other laws of any Government or Governmental Agency relating to employment. Schedule 4.18.2 attached hereto sets forth the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to Catapult within the last 10 years or which are presently pending or threatened with respect to Catapult under any employment-related law of any Government or Governmental Agency (including common law). Catapult has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and each such judgment, decree or agreement is disclosed on Schedule 4.18.2.

     (c) Except as set forth on Schedule 4.18.3, Catapult has not entered into any employment agreement, and all employees can be terminated at will. Catapult has no contractual obligation or special termination or severance arrangement in respect of any employee.

     (d) Except as set forth on Schedule 4.18.4 Catapult has paid all wages due (including all required taxes, insurance and withholding thereon). Schedule
4.18.4 attached hereto sets forth all accrued vacation, sick leave and bonuses (including pro rata accruals for a period of a year) due to employees of Catapult as of the Closing.

     (e)  Schedule   4.18.5  attached  hereto  sets  forth  each  of  Catapult's employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any).

     (f) Schedule 4.18.6 contains a true and complete list of all the following agreements or plans of Catapult or any subsidiary of Catapult which, together with Catapult constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the"Catapult Group") which are presently in effect or which have been in effect at any time (if it may result in a material liability), or, in the case of documents referred to in clause (i) below, have been in effect at any time prior to the date hereof:

     (i) "employee pension benefit plans" and "employee benefit plans" as defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, including any employee benefit plan covering any employees of Catapult Group which any member of Catapult Group maintains or to which any member of Catapult Group has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (ii) or (iii) are herein collectively referred to as the "Catapult Plans").

     Included in said Schedule 4.18.6 are true and complete copies of all documents as they may have been amended to the date hereof involving or relating to clauses (i) and (ii) hereinabove, together with all filings, IRS determination letters and financial statements, including but not limited to, the most recent actuarial report for each employee pension benefit plan and IRS Form 5500 for each Catapult Plan for each of the five most recent plan years.

     (g) Except as to those plans identified on Schedule 4.18.2 as tax-qualified Catapult Plans (the "Catapult Qualified Plans"), no member of Catapult Group maintains a tax-qualified employee plan which meets or was intended to meet the requirements of Code Section 401 for the benefit of present or former employees. The Internal Revenue Service has issued favorable determination letters to the effect that each Catapult Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters are in effect. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Catapult Qualified Plan have been delivered to EVRM. Catapult Qualified Plans have been administered according to their terms, except for those terms which are inconsistent with the changes required by the Tax Reform Act of 1986 and other acts, regulations, and rulings, in which case Catapult Qualified Plans have been administered in accordance with the provisions of those acts, regulations, and rulings in all material respects. No member of Catapult Group or any fiduciary of any Catapult Qualified Plan has done anything that would adversely affect the qualified status of Catapult Qualified Plans or the related trusts. Catapult Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and other acts, regulations, and rulings for which amendments are not yet required. Any Catapult Qualified Plan subject to Code Sections 401(k) or 401(m) has been tested for compliance with, and has satisfied the requirements of, Code Sections 401(k)(3), 401(m)(2), or both, as application, for each plan year ending prior to the Closing Date.

     (h) With respect to any Catapult Qualified Plan or any member of Catapult Group, no termination liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred or would be incurred if any Catapult Qualified Plan were terminated on the Closing Date. If any Catapult Qualified Plan were terminated on the Closing Date, the present value of all benefit liabilities under Catapult Qualified Plan would not, as of the Closing Date, exceed the then current value of the assets of such Catapult Qualified Plan. No Catapult Qualified Plan has suffered any accumulated funding deficiency within the meaning of ERISA Section 302 and Code Section 412. Catapult has made all quarterly contributions required under Code Section 412(m) and no conditions exist which would subject the assets of Catapult or EVRM to a lien under Code
Section 412(m) or ERISA Section 4068. No member of Catapult Group has any outstanding liability under Code Section 4971. As of the Closing Date, all contributions required to have been made on or prior to the Closing Date under Catapult Plans will have been made or have been accrued on the Financial Statements and all required premium payments for Catapult Qualified Plans have been made, when due, to PBGC. No event or condition exists with respect to any Catapult Qualified Plan which could be deemed a "reportable event" as defined in ERISA Section 4043, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Catapult or EVRM, and no condition exists which would subject Catapult to a fine under ERISA Section 4071. No amendment has occurred to any Catapult Qualified Plan which has required or which would require Catapult Group to provide security under Code
Section 401(a)(29).

     (i) No member of Catapult Group has any past, present, or future obligation to contribute to any multiemployer plan as defined in ERISA Section 3(37).

     (j) No member of Catapult Group nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to Catapult Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). Catapult Group and all other "fiduciaries" (as defined in ERISA Section 3(21)) with respect to Catapult Plans have complied in all respects with the requirements of ERISA Section 404. Neither Catapult Group nor any party in interest or disqualified person with respect to Catapult Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA against Catapult Plans.

     Section 4.19 Patents;  Trademarks;  Related Trademarks.  Attached hereto as
Schedule 4.19 is a true, correct and complete list of all of Catapult's intangible personal property, including, but not limited to, all patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations ("Catapul's Proprietary Rights"). All of Catapult's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Catapult has not infringed upon and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

     Section 4.20 Books and Records; Fiscal Year; Method of Accounting. Catapult will make available to EVRM for inspection and its due diligence hereunder during business hours all of its tax, accounting, corporate and financial books and records as well as its personnel and employment and other records of any nature which are pertinent to this Agreement. Such books and records pertaining to Catapult's business are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for Catapult's financial condition and results of operations as set forth in the Catapult Financial Statements. Catapult has consistently used the fiscal year ending December 31 as its taxable year and has consistently used the accrual method as its method of accounting for tax purposes.

     Section 4.21 Bank Accounts; Credit Cards. Schedule 4.21 contains a true, correct and complete list of each bank, savings and loan association, brokerage house or other financial institution with which Catapult has an account, line of credit, safe deposit box, or other relationship, the account numbers thereof, and the names of all persons authorized to withdraw funds or other property from, or otherwise act in connection therewith. Schedule 4.21 contains a true, correct, and complete listing of the name, business address, and residence address of each person who has a credit card which is billed to Catapult. Except as set forth on Schedule 4.21, Catapult has no bank account, brokerage account, line of credit, safe deposit box, or credit card account.

     Section 4.22 Absence of Certain Changes or Events. Except as permitted or required by this Agreement or as set forth in Schedule 4.22, since December 31, 1999, the business of Catapult has been conducted in the ordinary course consistent with past practices and there has not been any material transaction or occurrence in which Catapult has:

     (a) incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $25,000.00 in amount;

     (b) discharged or satisfied any claim, security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (i) current liabilities, (ii) scheduled payments pursuant to obligations under contracts, agreements or leases listed in this Agreement, or
(iii) in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Catapult Financial Statements or incurred since such date in the ordinary course of business consistent with past practice;

     (c) permitted, allowed or suffered any of its assets or properties to be subjected to any mortgage, pledge, lien, charge, restriction, security interest or other encumbrance of any kind;

     (d) sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties;

     (e) acquired or leased any assets or property of any other Person;

     (f) canceled or compromised any debt or claim;

     (g) waived or released any rights or claims;

     (h) granted, or made any contract, agreement, promise or commitment to grant, or otherwise incurred any obligation for any increase in, any wage, salary or employee benefit, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person, except in accordance with and in amounts not greater than provided for in written agreements between Catapult and employees of Catapult entered into prior to June 30,1999 and except for merit raises to hourly employees in the ordinary course of business consistent with past practice;

     (i) entered into any collective bargaining or labor agreement (oral or written), made any commitment or incurred any liability to any labor organization, or experienced any slowdown, work interruption, strike or work stoppage;

     (j) made any capital expenditure in excess of Ten Thousand ($10,000.00) Dollars or entered into any commitment therefor;

     (k) suffered any casualty loss or damage in excess of $5,000 in the aggregate, whether or not such loss or damage is or was covered by insurance;

     (l) changed the nature of its business or its method of accounting or accounting principle, practice or policy;

     (m) other than in the ordinary course of business, entered into any transaction, contract or commitment;

     (n) terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments;

     (o) suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business or prospects;

     (p) suffered any material adverse change in its business, operations, condition (financial or otherwise), liabilities, assets, earnings, or prospects of the Business nor, to Catapult's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on the Business;

     (q) transferred or granted any rights with respect to, or disposed of or permitted to lapse any right to the use of any software, patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (r) incurred any long term indebtedness;

     (s) paid, loaned, distributed (by dividend or otherwise), or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any shareholder, officer, employee, or director of Catapult, (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, shareholder, officer, director, or Affiliate except for compensation not exceeding the rate of compensation in effect at December 31, 1999, and for routine travel advances to officers and employees;

     (t) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $5,000 in the aggregate;

     (u) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement;

     (v) increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice; or

     (w) written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount.

     Section 4.23 Accounts Receivable; Accounts Payable. Catapult's accounts receivable reflected in the Catapult Financial Statements, and all accounts receivable arising after the date of the Catapult Financial Statements (collectively the "Accounts Receivable") were or are bona fide accounts receivable, the full amount of which was or is actually owing to Catapult. And, to the best of its knowledge, those not collected prior to Closing will be fully collectible by Catapult within ninety (90) days of Closing without offset, recoupment, counterclaim, claim or diminution. Catapult's accounts payable reflected in the Catapult Financial Statements and all accounts payable arising after the date of the Catapult Financial Statements (collectively, the "Accounts Payable") arose from bona fide transactions on the ordinary course of Catapult's business.

     Section 4.24 Insider Transactions. Attached hereto as Schedule 4.24 is a true, correct and complete list of the amounts and other essential terms of all currently outstanding indebtedness or other obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of Catapult to or from any past or present officer, director, member, shareholder or any person related to, controlling, controlled by or under common control with any of the foregoing.

     Section 4.25 Adverse Conditions. Neither Catapult nor any of the Catapult Shareholders has any knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of Catapult or prevent Catapult from carrying on its business.

     Section 4.26 Authorization and Validity of Documents. The execution, delivery and performance of this Agreement by Catapult and the Catapult Shareholders, and the consummation by Catapult and the Catapult Shareholders of the transactions contemplated hereby, have been duly and validly authorized by Catapult and Catapult Shareholders. This Agreement has been duly executed and delivered by Catapult and each Catapult Shareholder and is a legal, valid and binding obligation of Catapult and the Catapult Shareholders, enforceable against each of in accordance with its terms except as such enforceability may be limited by the applicable laws of bankruptcy, insolvency, moratorium and similar governing laws relating to creditors' rights.

     Section 4.27 Investment Intent. Each Catapult Shareholder represents and warrants to EVRM that the Catapult Shareholders are acquiring EVRM Shares (the "Acquired Shares") under this Agreement for investment only and for their own accounts and not as nominees or agents; nor are the said shares being acquired with a view to their offer for resale, distribution or transfer of any part thereof nor with any present intention of selling, granting any participation in, or otherwise distributing the same; nor are they being purchased for subdivision or fractionalization thereof. By executing this Agreement, each Catapult Shareholder represents:

     (i) That shareholder has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) any of the Acquired Shares, and that shareholder has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

     (b) That shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act and is aware of EVRM's business affairs and financial condition and has had access to and has acquired sufficient information about EVRM to reach an informed and knowledgeable decision to acquire the Acquired Shares, and has such business and financial experience as is required to provide the capacity to protect one's own interests in connection with the purchase of such shares. Nor is that shareholder a "broker" or a "dealer" as defined in the Exchange Act.

     (c) That shareholder covenants and agrees that none of the Acquired Shares shall be sold, assigned or otherwise transferred other than in transactions which are not in violation of the Securities Act and applicable state securities laws. Each stock certificate of the Acquired Shares shall bear the following legend, unless such legend may be removed in accordance with its terms:

     THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE LAWS AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     Section 4.28 Correctness of Representations. No representation or warranty of Catapult in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. All copies of mortgages, indentures, notes, leases, agreements, plans, Catapult Contracts, and other instruments listed on or referred to in the Schedules delivered or furnished to EVRM pursuant to this Agreement are true copies thereof.

     Section 4.29. Litigation. Schedule 4.29 sets forth each instance in which Catapult or any of its officers or directors (a) is the subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or, to the knowledge of Catapult, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     Section 4.30. Licenses, Permits and Approvals. Schedule 4.30 lists all governmental and regulatory licenses, permits and approvals necessary to conduct Catapult's business. All such licenses, permits and approvals are in full force and effect. There are no violations by Catapult of, or any claims, or proceedings pending or to the knowledge or Catapult threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

     ARTICLE 5. COVENANTS OF EVRM.

     EVRM covenants and agrees with Catapult and the Catapult Shareholders as follows:

     Section 5.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that Catapult shall otherwise consent in writing, EVRM shall:

     (a) operate the business of EVRM substantially as previously operated and only in the regular and ordinary course, not make any purchase or sale, or introduce any new method of management or operation except in the ordinary course of business and in a manner consistent with past practices, and use its best efforts to maintain and preserve intact each of the goodwill, reputation, present business organization, and relationships of EVRM with persons having business dealings with it, and maintain the services of present employees of EVRM;

     (b) maintain its assets and properties in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering its assets and properties in amounts and on terms substantially equivalent to those in effect on the date hereof;

     (c) take all steps reasonably necessary to maintain the EVRM Proprietary Rights and other intangible assets of EVRM;

     (d) pay all accounts payable when due and collect all accounts receivable in accordance with prudent business practices; and

     (e) comply with all laws applicable to the conduct of the business of EVRM where the failure to so comply would have a material adverse affect on the business or condition of EVRM;

     (f) maintain the books and records of EVRM in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by EVRM after taking into account any extensions of time granted by such taxing authorities.

     Section 5.2 Actions Prior to Closing. From the date of this Agreement through the Closing Date, EVRM shall not, without the prior written consent of
Catapult:

     (a) incur any obligations, liabilities, or expenses of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that would constitute liabilities other than items incurred in the ordinary course of business consistent with past practice;

     (b) permit, allow, or suffer any of EVRM's assets to be subjected to any mortgage, pledge, lien, or encumbrances;

     (c) suffer any material adverse change in EVRM's assets or in the operations, condition (financial or otherwise), liabilities, earnings, or prospects of the Business;

     (d) waive any claims or rights with respect to and materially and adversely affecting any of EVRM's business or assets;

     (e) sell, transfer, or otherwise dispose of any of EVRM's assets, except in the ordinary course of business consistent with past practice;

     (f) dispose of or permit to lapse any right to the use of any of EVRM's Proprietary Rights, except for the expiration of any proprietary rights to use patents that may expire by law;

     (g) other than in accordance with, and in amounts not greater than provided for in, existing agreements between EVRM and its employees, grant any increase in the salary and wages of any employee or any increase in such salary and wages payable or to become payable at any time in the future to any of the employees, except pursuant to promotions previously disclosed to Catapult that will become effective on or prior to the Closing Date;

     (h) make any change in any material method of accounting or accounting principle, practice, or policy affecting or relating to EVRM's assets or liabilities including, without limitation, any extension of the useful lives of EVRM's assets and consequent adjustments to the depreciation or valuation thereof on the books and records of EVRM with respect to its business;

     (i) make any change (or change any assumption underlying or method of calculating) in the amount of any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

     (j) write-down or write-up the value of any inventory (including write-downs by reason of shrinkage or mark downs), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which are or will be material in amount;

     (k) except consistent with past practices or existing programs, pay, loan, or advance any amount to, sell, transfer, or lease any properties or assets (real, personal or mixed, tangible, or intangible) to, or enter into any agreement or arrangement with, any employee, or any spouse or Affiliate of any such person except for routine travel advances to employees, and compensation to employees consistent with Section 5(g) hereof;

     (l) dispose of or permit to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or dispose of or disclose to any person not authorized to have such information, any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (m) waive, terminate, or breach under any provision under or relating to any of the EVRM Contracts;

     (n) enter into any contracts or agreements or other transactions with respect to or affecting EVRM's liabilities other than contracts or agreements entered into in the ordinary course of business and consistent with past practices;

     (o) with respect to EVRM's assets, permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

     (p) omit to do any act or permit any act which could reasonably be expected to cause a breach of any material EVRM Contract, commitment, or obligation with respect to or affecting EVRM's assets or any breach of any representation, warranty, covenant, or agreement made by EVRM in this Agreement;

     (q) default regarding the provisions of any insurance policy or fail to give notice or present any claim under any such policy in due and timely fashion if such default or failure to give notice would give the insurer the right to cancel any policy, deny claims, or limit coverage;

     (r) take any other action not in the ordinary course of business consistent with past practice or omit to take any other action that would be taken in the ordinary course of business consistent with past practice if such action or omission to take action would materially and adversely affect the assets or liabilities of EVRM.

     Section 5.3 Consents. EVRM shall obtain prior to Closing, at its sole cost and expense, all consents and estoppels required for the continuation of the EVRM Contracts after Closing. All such consents and estoppels shall be in writing and in form and substance satisfactory to Catapult, and executed counterparts thereof will be delivered to Catapult promptly after receipt thereof but in no event later than the Closing Date.

     Section 5.4 Supplemental Disclosure. EVRM shall have the continuing obligation up to and including the Closing Date to disclose in writing to Catapult and the Catapult Shareholders any matter or information hereafter arising or becoming known that, if known on the date of EVRM's execution and delivery of this Agreement, would have been required to be set forth or listed in a Schedule hereto. Any such matter or information hereafter disclosed shall be deemed to amend the Schedules hereto (to the extent of such written disclosure) as of the date hereof unless Catapult or the Catapult Shareholders shall within five (5) business days after receipt of such written disclosure by EVRM and its counsel, but in any event prior to the Closing, notify EVRM in writing that the matter or information so disclosed materially varies from, or materially and adversely to the interests Catapult and the Catapult Shareholders, changes, the information disclosed on the Schedules on the date hereof. In such event, the Schedules hereto shall not be deemed amended or changed by the matter or information so disclosed, and, unless the acts or circumstances giving rise to the matter or information so disclosed is corrected prior to the Closing, the matter or information so disclosed shall constitute items at variance with the warranties and representations of EVRM herein.

     Section 5.5 Additional Reports. Subject to the confidentiality restrictions set forth in Section 7 hereof, promptly after they become available, EVRM shall deliver to Catapult and the Catapult Shareholders true and correct copies of all internal management and control reports and financial statements furnished to management of EVRM. Each such report shall be in accordance with the books and records of EVRM, and, in the case of financial statements shall present fairly the consolidated financial condition of EVRM and its subsidiaries as of the dates indicated and the results of operations for the periods then ended, and be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall reflect adequate reserves for all known liabilities and reasonably anticipated losses.

     Section 5.6 Conditions Precedent. EVRM shall use its best efforts to satisfy the conditions enumerated in Article 9 hereof.

     Section 5.7 Capital Expenditures. EVRM shall discuss with Catapult and the Catapult Shareholders any proposed significant capital expenditure to be made by EVRM after the date of this Agreement prior to entering into any contract or commitment for such capital expenditure.

     Section 5.8 SEC Filings. Prior to Closing, EVRM shall make all necessary filings and reports such that, as of the Closing Date, EVRM will be current in its filings with the SEC of all required SEC Filings, including, but not limited to, filing the EVRM Form 10-K for the year ended December31, 1999, and none of EVRM's SEC Filings will contain any untrue statement of a material fact or omit to state a material fact required or necessary in order to make the statements therein not misleading.

     Section 5.9 Shareholder and Other Required Consents. EVRM shall take all actions necessary and use its best efforts to obtain any and all consents, approvals, ratifications and authorizations of its Board of Directors, its shareholders and any other person, entity or governmental authority necessary for the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

     Section 5.10 Other Transactions. EVRM shall deal exclusively and in good faith with Catapult and the Catapult Shareholders with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to
(a) solicit submission of proposals or offers from any person other than Catapult and the Catapult Shareholders relating to any acquisition of all or any material part of the assets of EVRM, the sale or issuance of any capital stock of EVRM or of any corporation formed by EVRM or its Affiliates to which any of the assets of EVRM may be contributed, or any merger or consolidation of EVRM or of any corporation formed by EVRM or its Affiliates to which any of the assets of EVRM may be contributed (an "Acquisition Proposal"), (b) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding EVRM other than Catapult and the Catapult Shareholders and their representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than Catapult and the Catapult Shareholders or, (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, EVRM, or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Catapult and its counsel thereof. This covenant shall survive the termination of this Agreement for a period of ninety (90) days.

     ARTICLE 6. COVENANTS OF CATAPULT.

     Catapult covenants and agrees with EVRM as follows:

     Section 6.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that EVRM shall otherwise consent in writing, Catapult shall:

     (a) operate the business of Catapult substantially as previously operated and only in the regular and ordinary course, not make any purchase or sale, or introduce any new method of management or operation except in the ordinary course of business and in a manner consistent with past practices, and use its best efforts to maintain and preserve intact each of the goodwill, reputation, present business organization, and relationships of Catapult with persons having business dealings with it, and maintain the services of present employees of Catapult;

     (b) maintain its assets and properties in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering its assets and properties in amounts and on terms substantially equivalent to those in effect on the date hereof;

     (c)  take  all  steps   reasonably   necessary  to  maintain  the  Catapult
Proprietary Rights and other intangible assets of Catapult;

     (d) pay all accounts payable when due and collect all accounts receivable in accordance with prudent business practices; and

     (e) comply with all laws applicable to the conduct of the business of Catapult where the failure to so comply would have a material adverse affect on the business or condition of Catapult;

     (f) maintain the books and records of Catapult in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Catapult after taking into account any extensions of time granted by such taxing authorities.

     Section 6.2 Actions Prior to Closing. From the date of this Agreement through the Closing Date, Catapult shall not, without the prior written consent of EVRM:

     (a) incur any obligations, liabilities, or expenses of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that would constitute liabilities other than items incurred in the ordinary course of business consistent with past practice;

     (b) permit, allow, or suffer any of Catapult's assets to be subjected to any mortgage, pledge, lien, or encumbrances;

     (c) suffer any material adverse change in Catapult's assets or in the operations, condition (financial or otherwise), liabilities, earnings, or prospects of Catapult's business;

     (d) waive any claims or rights with respect to and materially and adversely affecting any of Catapult's business or assets;

     (e) sell, transfer, or otherwise dispose of any of Catapult's assets, except in the ordinary course of business consistent with past practice;

     (f) dispose of or permit to lapse any right to the use of any of Catapult's Proprietary Rights, except for the expiration of any proprietary rights to use patents that may expire by law;

     (g) other than in accordance with, and in amounts not greater than provided for in, existing agreements between Catapult and its employees, grant any increase in the salary and wages of any employee or any increase in such salary and wages payable or to become payable at any time in the future to any of the employees, except pursuant to promotions previously disclosed to EVRM that will become effective on or prior to the Closing Date;

     (h) make any change in any material method of accounting or accounting principle, practice, or policy affecting or relating to Catapult's assets or liabilities including, without limitation, any extension of the useful lives of Catapult's assets and consequent adjustments to the depreciation or valuation thereof on the books and records of Catapult with respect to the business;

     (i) make any change (or change any assumption underlying or method of calculating) in the amount of any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

     (j) write-down or write-up the value of any inventory (including write-downs by reason of shrinkage or mark downs), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which are or will be material in amount;

     (k) except consistent with past practices or existing programs, pay, loan, or advance any amount to, sell, transfer, or lease any properties or assets (real, personal or mixed, tangible, or intangible) to, or enter into any agreement or arrangement with, any employee, or any spouse or Affiliate of any such person except for routine travel advances to employees, and compensation to employees consistent with Section 6.2(g) hereof;

     (l) dispose of or permit to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or dispose of or disclose to any person not authorized to have such information, any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (m) waive, terminate, or breach under any provision under or relating to any of the Catapult Contracts;

     (n) enter into any contracts or agreements or other transactions with respect to or affecting Catapult's liabilities other than contracts or agreements entered into in the ordinary course of business and consistent with past practices;

     (o) with respect to Catapult's assets, permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

     (p) omit to do any act or permit any act which could reasonably be expected to cause a breach of any material Catapult Contract, commitment, or obligation with respect to or affecting Catapult's assets or any breach of any representation, warranty, covenant, or agreement made by Catapult in this Agreement;

     (q) default regarding the provisions of any insurance policy or fail to give notice or present any claim under any such policy in due and timely fashion if such default or failure to give notice would give the insurer the right to cancel any policy, deny claims, or limit coverage; or

     (r) take any other action not in the ordinary course of business consistent with past practice or omit to take any other action that would be taken in the ordinary course of business consistent with past practice if such action or omission to take action would materially and adversely affect the assets or liabilities of Catapult.

     Section 6.3 Consents. Catapult shall obtain prior to Closing, at its sole cost and expense, all consents and estoppels required for the continuation of the Catapult Contracts after Closing. All such consents and estoppels shall be in writing and in form and substance satisfactory to EVRM, and executed counterparts thereof will be delivered to EVRM promptly after receipt thereof but in no event later than the Closing Date.

     Section 6.4 Supplemental Disclosure. Catapult shall have the continuing obligation up to and including the Closing Date to disclose in writing to EVRM any matter or information hereafter arising or becoming known that, if known on the date of Catapult's execution and delivery of this Agreement, would have been required to be set forth or listed in a Schedule hereto. Any such matter or information hereafter disclosed shall be deemed to amend the Schedules hereto (to the extent of such written disclosure) as of the date hereof unless EVRM shall within five (5) business days after receipt of such written disclosure by Catapult and its counsel, but in any event prior to the Closing, notify Catapult in writing that the matter or information so disclosed materially varies from, or materially and adversely to the interests of EVRM, changes, the information disclosed on the Schedules on the date hereof. In such event, the Schedules hereto shall not be deemed amended or changed by the matter or information so disclosed, and, unless the acts or circumstances giving rise to the matter or information so disclosed is corrected prior to the Closing, the matter or information so disclosed shall constitute items at variance with the warranties and representations of Catapult herein.

     Section 6.5 Additional Reports. Subject to the confidentiality restrictions set forth in Section 7 hereof, promptly after they become available, Catapult shall deliver to EVRM true and correct copies of all internal management and control reports and financial statements furnished to management of Catapult. Each such report shall be in accordance with the books and records of Catapult, and, in the case of financial statements shall present fairly the consolidated financial condition of the business as of the dates indicated and the results of operations for the periods then ended, and be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall reflect adequate reserves for all known liabilities and reasonably anticipated losses.

     Section 6.6 Conditions Precedent. Catapult shall use its best efforts to satisfy the conditions enumerated in Article 8 hereof.

     Section 6.7 Capital Expenditures. Catapult shall discuss with EVRM any proposed significant capital expenditure to be made by Catapult after the date of this Agreement prior to entering into any contract or commitment for such capital expenditure.

     Section 6.8 Shareholder and Other Required Consents. Catapult shall take all actions necessary and use its best efforts to obtain any and all consents, approvals, ratifications and authorizations of its Board of Directors, its shareholders and any other person, entity or governmental authority necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.9 Audited Financial Statements. Promptly upon completion of the audits referred to in Section 4.3(d), Catapult will deliver to EVRM copies of them, together with the notes thereto and the report thereon. Such audited financial statements, when so delivered, (i) will be in accordance with the books and records of Catapult, (ii) present fairly the consolidated financial condition of Catapult as of the respective dates indicated and the results of operations for such periods, (iii) will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and (iv) will reflect adequate reserves for all liabilities and losses. The audits will disclose no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Catapult Financial Statements nor any material deviation from the Catapult Financial Statements. Catapult will have not received any advice or notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Catapult Financial Statements or the books and records of Catapult, any properties, assets, liabilities, revenues, or expenses. Such audits will not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as was set forth in the Catapult Financial Statements or in the notes thereto. The books, records, and accounts of Catapult will accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Catapult. Catapult will not have engaged in any transaction, maintained any bank account, or used any of the funds of Catapult, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Catapult.

     Section 6.10 Other Transactions. Catapult shall deal exclusively and in good faith with EVRM with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to, (a) solicit submission of proposals or offers from any person other than EVRM relating to any acquisition of all or any material part of the assets of Catapult, the sale or issuance of any capital stock of Catapult or of any corporation formed by Catapult or its affiliates to which any of the assets of Catapult may be contributed, or any merger or consolidation of Catapult or of any corporation formed by Catapult or its affiliates to which any of the assets of Catapult may be contributed (an "Acquisition Proposal"), (b) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding Catapult other than EVRM and its representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than EVRM, or (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Catapult or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform EVRM and its counsel thereof. This covenant shall survive the termination of this Agreement for a period of ninety (90) days.

ARTICLE 7.    FURTHER AGREEMENTS.

     Section 7.1 Azimuth. The parties acknowledge that, prior to the negotiations which culminated in this Agreement, EVRM was actively engaged in the formulation of a campaign to grow its subsidiary, Azimuth, through mergers and acquisitions with other companies in Azimuth's, and other related, spheres of business. Catapult and the Catapult Shareholders have discussed and reviewed this strategy with EVRM and acknowledge that the post-Closing value of Azimuth to EVRM may be best realized by its growth through a strategy of mergers and acquisitions. The parties acknowledge that this objective may be achieved by the identification of a public company for utilization as "roll up" vehicle for Azimuth. Therefore, notwithstanding anything to the contrary contained herein, prior to Closing EVRM will continue to implement its mergers and acquisitions strategy to the extent that it may:

     (a) contract with finders and consultants for assistance in the planning and implementation of the strategy;

     (b) forthwith begin the process of trying to identify existing public "shell" candidates for merger with Azimuth;

     (c) proceed to qualify and negotiate with such candidates;

     (d) enter into contracts with acquisition candidates; and

     (e) engage in such other activities as will expedite and augment this strategy;

     provided, however, that no letter of intent, definitive contract or other understanding or commitment shall be entered into or executed by EVRM without the prior written consent of Catapult and the Catapult Shareholders, which consent will not be unreasonably withheld.

     Section 7.2 Confidentiality. EVRM and Catapult agree that each shall hold in confidence any confidential information about the other that it has received, or hereafter receives, pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless (i) such information shall have been publicly disclosed other than as a result of any wrongful action by the recipient of such information, or (ii) the recipient of such information independently develops or is aware of such information.

     Section 7.3 Public Announcements. EVRM, Catapult and the Catapult Shareholders will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless the same may be required by applicable law.

     ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EVRM TO CONSUMMATE THE EXCHANGE

     The obligation of EVRM to acquire the Catapult Shares from the Catapult Shareholders in exchange for EVRM Shares and to consummate the transactions as contemplated by this Agreement shall be subject to the fulfillment and satisfaction, at or before the Closing, of each of the following conditions precedent, any or all of which may be waived in writing, in whole or in part, by
EVRM:

     Section 8.1 Representations and Warranties. All information required to be furnished or delivered by Catapult pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Catapult in Article 4 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     Section 8.2 Covenants and Agreements. Catapult and the Catapult Shareholders shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by them prior to or as of the Closing.

     Section 8.3 Certified Resolutions. EVRM shall have received from Catapult a certificate executed by the Secretary of Catapult containing a true and correct copy of resolutions duly adopted by Catapult's Board of Directors approving and authorizing the execution and delivery by Catapult of each of this Agreement to which Catapult is a party, and the consummation of each of the transactions contemplated hereby and thereby. The Secretary of Catapult shall also certify that, as of the Closing Date, such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     Section 8.4 No Injunction, Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit EVRM or to obtain substantial damages from EVRM in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of EVRM would make it inadvisable to consummate such transactions.

     Section 8.5 Incumbency. EVRM shall have received a certificate of incumbency of Catapult executed by the President and Secretary of Catapult listing the officers of Catapult authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Catapult in connection with the consummation of the transactions contemplated herein.

     Section 8.6 Certificates. EVRM shall have received from Catapult all such certificates, dated as of the Closing Date, as EVRM shall reasonably request to evidence the fulfillment by Catapult, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

     Section 8.7 Deliveries at Closing. At the Closing, Catapult and the Catapult Shareholders shall have delivered to EVRM each of the following:

     (a) certificates evidencing all Catapult Shares, duly endorsed for transfer and otherwise in a form suitable for transfer on the books of Catapult;

     (b) the certificates described in Sections 8 and 9 hereof;

     (c) a certificate of good standing and a revenue certificate, as of the most recent practicable date prior to the Closing Date, from the jurisdiction of incorporation and each jurisdiction in which Catapult is qualified to do business as a foreign corporation;

     (d) the written opinion of counsel for Catapult, dated as of the Closing Date, in substantially the form of Exhibit B hereto;

     Section 8.8 Certificates. Catapult and the Catapult Shareholders shall have delivered to EVRM all such certificates, dated as of the Closing Date, as EVRM shall reasonably request to evidence the fulfillment by Catapult and the Catapult Shareholders or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to EVRM and its counsel.

     Section 8.9 Estoppel Certificates. Catapult shall obtain, at its cost and expense, prior to Closing an Estoppel Certificate, in form and substance satisfactory to EVRM, from:

     (i) The lessors of the Catapult Leased Real Property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under the lease, attaching a true and correct copy of the lease, and indicating the date through which rent is paid and the amounts of any deposits held by such lessor; and

     (ii) Each lessor of personal property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under any such lease, attaching a true and correct copy of any such lease, and indicating the date through which rent is paid and the amounts of any deposits held by the lessor under each such lease agreement;

     Section 8.10 Financing. Prior to the date of Closing, and in accordance with Section 2 hereof, Catapult shall have obtained a commitment for a minimum of Two Million Dollars ($2,000,000.00) (or such lesser amount as may be agreed to by EVRM and Catapult) in net proceeds (the "Issue Price") from a third party investor(s) (the "New Investor(s)") upon terms and conditions satisfactory to EVRM and Catapult. The issuance of EVRM shares to the New Investors will be dilutive to both the Catapult Shareholders and the EVRM Shareholders.

     Section 8.11 Closing Certificate. EVRM shall have received a certificate of the President of Catapult, whose signature, as such President, shall be attested by the Secretary of the Catapult, dated the Closing Date, in form reasonably satisfactory to EVRM certifying that, to the best of his knowledge, each of the conditions precedent specified in Sections 8 and 9 of this Agreement has been fulfilled and satisfied.

     ARTICLE 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF CATAPULT SHAREHOLDERS TO CONSUMMATE THE EXCHANGE

     The obligation of the Catapult Shareholders to acquire the Exchange Shares from EVRM in exchange for Catapult Shares and the obligation of Catapult to consummate the transactions as contemplated by this Agreement are subject to the fulfillment and satisfaction at Closing of each of the following conditions precedent, any or all of which may be waived in whole or in part at or prior to the Closing by Catapult and the Catapult Shareholders:

     Section 9.1 Representations and Warranties. All information required to be furnished or delivered by EVRM pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by EVRM in Article 3 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     Section 9.2 Covenants and Agreements. EVRM shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by them prior to or as of the Closing.

     Section 9.3 Certified Resolutions. Catapult shall have received from EVRM a certificate executed by the Secretary of EVRM containing a true and correct copy of resolutions duly adopted by EVRM's Board of Directors approving and authorizing the execution and delivery by EVRM of each of this Agreement to which EVRM is a party, and the consummation of each of the transactions contemplated hereby and thereby. The Secretary of EVRM shall also certify that, as of the Closing Date, such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     Section 9.4 No Injunction, Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit EVRM or to obtain substantial damages from Catapult in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Catapult would make it inadvisable to consummate such transactions.

     Section 9.5 Incumbency. Catapult shall have received a certificate of incumbency of EVRM executed by the President and Secretary of EVRM listing the officers of EVRM authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of EVRM in connection with the consummation of the transactions contemplated herein.

     Section 9.6 Certificates. Catapult shall have received from EVRM all such certificates, dated as of the Closing Date, as Catapult shall reasonably request to evidence the fulfillment by EVRM, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

     Section 9.7 Deliveries at Closing. At the Closing, EVRM shall have delivered to Catapult each of the following:

     (a) certificates evidencing all EVRM Shares, duly endorsed for transfer and otherwise in a form suitable for transfer on the books of EVRM;

     (b) the certificates described in Sections 8 and 9 hereof;

     (c) a certificate of good standing and a revenue certificate, as of the most recent practicable date prior to the Closing Date, from the jurisdiction of incorporation and each jurisdiction in which Catapult is qualified to do business as a foreign corporation;

     (d) the written opinion of counsel for EVRM, dated as of the Closing Date, in substantially the form of Exhibit C hereto;

     Section 9.8 Certificates. EVRM shall have delivered to Catapult all such certificates, dated as of the Closing Date, as Catapult shall reasonably request to evidence the fulfillment by EVRM or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Catapult and its counsel.

     Section 9.9 Estoppel Certificates. EVRM shall obtain, at its cost and expense, prior to Closing an Estoppel Certificate, in form and substance satisfactory to Catapult, from:

     (i) The lessors of the EVRM Leased Real Property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under the lease, attaching a true and correct copy of the lease, and indicating the date through which rent is paid and the amounts of any deposits held by such lessor; and

     (ii) Each lessor of personal property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under any such lease, attaching a true and correct copy of any such lease, and indicating the date through which rent is paid and the amounts of any deposits held by the lessor under each such lease agreement;

     Section 9.10 Financing. Prior to the date of Closing, and in accordance with Section 2 hereof, Catapult shall have obtained a commitment for a minimum of Two Million Dollars ($2,000,000.00) (or such lesser amount as may be agreed to by EVRM and Catapult) in net proceeds (the "Issue Price") from a third party investor(s) (the "New Investor(s)") upon terms and conditions satisfactory to EVRM and Catapult. The issuance of EVRM shares to the New Investors will be dilutive to both the Catapult Shareholders and the EVRM Shareholders.

     Section 9.11 Closing Certificate. Catapult shall have received a certificate of the President of EVRM, whose signature, as such President, shall be attested by the Secretary of the EVRM, dated the Closing Date, in form reasonably satisfactory to Catapult certifying that, to the best of his knowledge, each of the conditions precedent specified in Sections 8.1 and 8.2 of this Agreement has been fulfilled and satisfied.

     ARTICLE 10. TERMINATION.

     Section 10.1 Termination.

     This Agreement may be terminated and the exchange of stock contemplated hereby may be abandoned at any time prior to the completion of the Closing, whether before or after approval by the shareholders of EVRM:

     (a) by mutual consent in writing of EVRM and Catapult; or

     (b) by either EVRM or Catapult if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the completion of the Closing to occur on or before such date; or

     (c) by EVRM if there has been (i) a material breach of any covenant or agreement or of a representation or warranty herein on the part of Catapult which has not been cured, or adequate assurance (acceptable to EVRM in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach; or

     (d) by Catapult if (i) there has been a material breach of any covenant or agreement or of a representation or warranty herein on the part of EVRM which has not been cured, or adequate assurance (acceptable to Catapult in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach or (ii) at Closing EVRM shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) exchange, provided Catapult has made its best efforts to assist EVRM in obtaining such listing; or

     (e) by either EVRM or Catapult (and the Catapult Shareholders) if either of such party's due diligence investigation has disclosed the existence of (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party's reasonable judgement, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by this Agreement.

     Section 10.2 Effect of Termination. In the event of termination of this Agreement by either EVRM or Catapult as provided in Section 10, all obligations of the parties hereunder shall terminate unless otherwise specifically stated herein and except that the confidentiality provisions of Section 7 hereof shall survive the termination hereof. Nothing in this Section 10 hereof shall relieve any party from liability for any breach of this Agreement.

     ARTICLE 11. Indemnification.

     Section 11.1. Indemnification by the Company. EVRM shall defend, indemnify and hold harmless: Catapult and the Catapult Shareholders and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from or in connection with any misrepresentation or omission or breach by EVRM of any representation or warranty contained in this Agreement.

     Section 11.2. Indemnification by Catapult Shareholders. The Catapult Shareholders shall defend, indemnify and hold harmless EVRM and its respective representatives, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with any misrepresentation or omission or breach by Catapult or the Catapult Shareholders of any representation or warranty contained in this Agreement.

     ARTICLE 12. MISCELLANEOUS

     Section 12.1 Survival of Representations, Warranties and Agreements. All of the covenants, promises, agreements, representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     Section 12.2 Further Documents. At any reasonable time upon prior reasonable notice by a party to another party (whether at or after the Closing), the other party shall execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request to vest more effectively in the other party full right, title and interest in and to the shares being conveyed hereunder and to secure for that party the full benefits intended to be secured by this Agreement.

     Section 12.3 Notices. All notices, requests, demands, consents and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (i) by personal delivery against a receipted copy, or (ii) by certified or registered U. S. mail, postage prepaid, or (iii) by overnight courier service to the following addresses or to such other address of which written notice in accordance with this Section 12 shall have been provided by such party to the others. Notices may only be given in the manner hereinabove described in this
Section 12 and shall be deemed received when given in such manner.

     If to EVRM:

                                            Envirometrics, Inc.
                                            9229 University Blvd.
                                            Charleston, SC  29406
                                            Attention:  Mr. Walter H. Elliott

     If to the Catapult Shareholders:

                                            c/o The Catapult Group, Inc.
                                            4940 Peachtree Industrial Boulevard
                                            Suite 350
                                            Norcross, GA  30071

         If to Catapult:

                                            The Catapult Group, Inc.
                                            4940 Peachtree Industrial Boulevard
                                            Suite 350
                                            Norcross, GA  30071

     Section 12.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

     Section 12.5 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

     Section 12.6 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other Person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians and successors. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities except as may be otherwise set forth herein.

     Section 12.7 Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

     Section 12.8 Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance by the other party with any representation, warranty, covenant or agreement herein contained. The effective written waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

     Section 12.9 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.

     Section 12.12 Applicable Law. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Georgia.

     Section 12.12 Remedies. The parties hereto acknowledge that the Shares being exchanged hereunder are unique, that any claim for monetary damages may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity or at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

     Section 12.13. Procedure. Within seven (7) days of the execution hereof, EVRM and Catapult each shall provide to the other all of the Schedules required of it hereunder, and their respective attorneys shall agree on exemplars of the requisite Exhibits B and C described herein. EVRM and Catapult each shall have an additional five (5) business days to notify the other of its decision to invoke Section 10.1(e)(ii)(B) hereof and terminate this Agreement because it deems it inadvisable to consummate the transactions contemplated hereby. Failing such notice by either EVRM or Catapult within such time, all parties shall be deemed, conclusively, to have waived the provisions of Section 10.1(e)(ii)(B) hereof, which provisions shall thereupon become null and void.


Attest:                           Envirometrics., Inc.



                                  By: __________________________________
__________________________        Walter H. Elliott III, Chief Executive Officer
[CORPORATE SEAL]


Attest:                           The Catapult Group, Inc.



                                  By: __________________________________
__________________________        Bryan M. Johns, Chief Executive Officer
[CORPORATE SEAL]


                                  The Catapult Shareholders:
__________________________________           ___________________________________
Witness                                                      Name:



___________________________________          ___________________________________
Witness                                                      Name:



___________________________________          ___________________________________
Witness                                                      Name:



___________________________________          ___________________________________
Witness                                                      Name:



ANNEX B: AMENDMENT OF CERTIFICATE OF INCORPORATION

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                               ENVIROMETRICS, INC.

         First: That the Board of Directors of Envirometrics, Inc. (the "Corporation"), by unanimous consent to act in writing in lieu of a meeting, duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling for the approval of them by the shareholders of the Corporation. The resolutions setting forth the proposed amendments are as follows:

               RESOLVED, that the Corporation amend its Certificate of Incorporation in the following particulars, it being the express declaration of the Board that such amendments are advisable as they are required for, and will become effective upon, the consummation of the Exchange Agreement with The Catapult Group, Inc. dated February 16, 2000:

A. An amendment authorizing a stock combination (reverse split) of the Common Stock of the Corporation, $.001 par value per share, (the "Common Stock"), resulting in an exchange ratio of one newly issued share for each ten outstanding shares; and,

B. An amendment changing the name of the Corporation from "Envirometrics, Inc." to "The Catapult Group, Inc."

               FURTHER RESOLVED, that the Corporation amend its Certificate of Incorporation to increase the number of shares of Common Stock which the Corporation is authorized to issue from Ten Million (10,000,000) Shares to Twenty Million (20,000,000) Shares, it being the express declaration of the Board that such amendment is advisable.

     Second: That thereafter, pursuant to resolution of its Board of Directors and in accordance with 8 Delaware Code Section 228, the written consent of the holders of a majority of the outstanding common stock of the Corporation approving such amendments was duly obtained by the Corporation, and prompt notice of such written consent was given, all as required by statute.

     Third: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendments. This ___ day of ___________, 2000.

                                          Envirometrics, Inc.

                                          By: _____________________________
                                          Walter H. Elliott III,
                                          President and Chief Executive Officer

ANNEX C: ENVIROMETRICS, INC. 1999 FORM 10-KSB


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 10-KSB

               [X] ANNUAL REPORTS PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                  For the fiscal year ending December 31, 1999
                                       OR
             [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
           For the transition period from____________ to_____________

                         Commission file number 0-23892

                               ENVIROMETRICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                           57-0941152
               --------                           ----------
        (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)          Identification No.)

                              9229 University Blvd.
                        Charleston, South Carolina 29406
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code (843) 553-9456

       Securities registered pursuant to Section 12(b) of the Exchange Act

      Title of Each Class             Name of Each Exchange of Which Registered

          None                                         None
          ----                                         ----

          Securities registered pursuant to Section 12(g) of the Act::
                          Common Stock, $.001 par value
                                (Title of Class)

     Check whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. Yes NO X

         Transitional Small Business Disclosure Format   Yes       NO   X

     Check if there is no disclosure of delinquent filers in response to item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

     The issuer's net revenues for its most recent fiscal year ended December 31, 1999 were $1,069,746. The aggregate market value of the voting stock held by non-affiliates for the issuer as of January 3, 2000 was $794,015.



                    APPLICABLE ONLY TO CORPORATE REGISTRANTS

     The number of shares outstanding of the registrant's Common Stock, $.001 Par Value, on January 3, 2000 was 3,640,880 shares.

                    Documents incorporated by reference: None

PART I

ITEM 1.  DESCRIPTION OF BUSINESS

GENERAL

     The Company is a public holding company. It formerly had 3 operating subsidiaries: Trico Envirometrics, Inc. ("Trico"), Envirometrics Products Company ("EPC"), and Azimuth, Inc. As a result of a "Turnaround" phase which began in 1996, it currently has one operating subsidiary: Azimuth, Incorporated ("Azimuth"). Azimuth provides the following services: industrial hygiene laboratory services; environmental health and occupational health and safety consulting; and asbestos testing services.

     The Company's first steps to exit the "Turnaround" phase focused on increasing the revenue of Azimuth. Management and the Board of Directors agree that, with the small existing revenue base currently generated from Azimuth, sizable growth must come from a merger and acquisition strategy. The Company's ongoing process of attempting to continue financial stabilization through internal growth, as part of its first steps in exiting the "Turnaround" phase, is expected to expedite the Company's merger and acquisition strategy. Any merger and acquisition activity is anticipated to bring further dilution to the shareholders of the Company. In addition, as part of exiting the "Turnaround" phase, in January 1999, the Company was able to obtain prepayment of the purchase price for the sale of Trico, evidenced by a promissory note bearing $600,000 principal, for a cash payment of $260,000 (current balance at the time of sale was $364,400), which payment was applied to working capital for further debt mediation and rebuilding of operations.

     During the course of the "Turnaround" phase, the Company has explored alternative plans for growth to include the identification of companies in other markets which had greater growth potential than the Environmental, Health and Safety market. This process was begun with a view to keeping all options open for the future of the Company. In September 1999, the Company was introduced to The Catapult Group, Inc. (The Catapult Group), a Georgia corporation. The Catapult Group is an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. These solutions range from strategic e-business planning and application development to marketing and communications services for Internet enterprises. The Catapult Group was looking to enter the public market without incurring the cost of an expensive Initial Public Offering and was exploring the avenue of a reverse merger with a company whose securities were already traded publicly. In February 2000, the Company and The Catapult Group reached terms that each felt were fair to the parties and entered into a non-binding agreement ("Agreement") to acquire The Catapult Group (See Item 13: Exhibits, Lists and Reports on Form 8K--Plan and Agreement to Exchange Stock). On March 8, 2000, the Agreement became binding on the transaction parties. Consummation of the Agreement is still subject to certain specific, as well as additional customary, conditions to closing (e.g., the pre-closing completion of a $2 million private placement for provision of working capital funds by The Catapult Group).

     The acquisition of The Catapult Group, if consummated, will be transacted as a stock exchange whereby the shareholders of The Catapult Group will receive shares of the Company. The Catapult Group will become a wholly-owned subsidiary of the Company. The Catapult Group shareholders and option holders as a group will end up with 90% ownership of the outstanding stock of the Company. The Company will change its name from Envirometrics, Inc. to The Catapult Group, Inc. after closing. The transaction will involve the reverse split of the pre-closing shares of the Company so that current Company shareholders and option holders, after issuance of common shares to The Catapult Group shareholders and reserving shares for their option holders, will hold 10% of the outstanding stock. It is anticipated that the Agreement will close on or about May 15, 2000.

HISTORICAL BACKGROUND

     The consultative and laboratory services now conducted by Azimuth were begun in 1984 as an asbestos consulting partnership founded by Mr. Richard D. Bennett, CIH, who resigned employment with the Company on February 18, 2000 and Charles E. Feigley, Ph.D., CIH, a current Director . Between 1987 and 1989, the Azimuth laboratory evolved from an asbestos laboratory to a fully accredited AIHA Industrial Hygiene Laboratory for testing asbestos, metals and organic vapors (E.G., solvents) and capable of analyzing air samples taken to evaluate worker exposure to toxic chemicals.

     On May 10, 1991 the Company was incorporated in Delaware for the purpose of consolidating the operations of Azimuth and certain of its former environmental products businesses and acquiring the assets of four general partnerships which were then leasing real estate and laboratory and other equipment to Azimuth and the products businesses. The partners of these partnerships were also shareholders in Azimuth and Envirometrics, Inc.

     In September 1991, the Company began to manufacture and sell ACT cards and in August 1992 acquired a license to manufacture and sell electronic card readers. These items provided a convenient monitoring system for personal exposure to hazardous chemicals. The Company manufactured the ACT cards under a proprietary process and had an exclusive worldwide license to manufacture and sell readers with the ACT cards.

     On August 8, 1995, the Company acquired certain operating assets, including cassette injection molds, of the Corning Costar Nucleopore Air Monitoring Division, which assets (and others of its former environmental products businesses) were sold on April 28, 1997 to Multi-Metrics, Inc. As part of this sale, Multi-Metrics agreed to sell the non-cassette inventory of this business for the Company on a consignment basis. This sale was prompted by the need to reduce debt and cut unprofitable business lines as a part of the "Turnaround".

     In January 1996 the Company signed the Zellweger Agreement pursuant to which Zellweger was granted the exclusive marketing rights worldwide for the Company's proprietary ACT technology. On November 14, 1997, to terminate and settle the Zellweger Agreement: the Company sold ACT to Zellweger for $344,849, which the Company used to repay certain prepaid purchase deposits made by Zellweger under the Zellweger Agreement; Zellweger exchanged, $140,000 of additional prepaid purchase deposits for the Company's issuance to Zellweger of 70,000 shares of Series A Preferred Stock; and the Company made a cash payment to Zellweger of $10,000.

     In 1996 the Company entered into a "Turnaround" phase. The major components of this "Turnaround" strategy included: salary cuts of 5% to 30% that spanned all levels of employees from management to hourly employees, with the highest paid employees taking the largest percentage cut; the sale of Trico back to the original owner in July 1996, thus eliminating a cash intensive, marginally profitable subsidiary; in December 1996 all of the Company's real property was sold to retire the mortgage with Bank of America (formerly NationsBank), which was due to mature in early 1997, and a $100,000 operating loan made by a former Director; in April 1997 the Company sold its air monitoring cassette molds to Multi-Metrics, Inc. with the proceeds used to retire approximately 50% of a trade payable owed to Precision Southeast, Inc., the former molder of the Company's cassettes; and in November 1997 the Company entered into a settlement of the Zellweger Agreement, retiring in excess of $490,000 in debt and avoiding the potential of a costly legal confrontation. During the twelve month period ending 1998, trade payables were mediated and a gain of $325,900 was realized for financial reporting purposes. On June 29, 1998, Company's secured creditors converted $546,500 of outstanding indebtedness to an aggregate of 281,268 shares of Series B and C Preferred Stock of the Company. As a result of this debt conversion, certain notes receivable in favor of the Company, which had been held as collateral for these creditors were released, payments were made to the Company and the proceeds were used for needed operating capital.

     During the "Turnaround" phase the Company began to network with contacts that it had established for the purpose of identifying all options to grow and bring value to the shareholders. These options included acting as a reverse merger vehicle for another company which desired to go "public" without doing a conventional Initial Public Offering ("IPO"). A reverse merger is the recognized term describing a transaction in which the acquired party is issued shares in excess of the current outstanding of the acquirer. This results in the acquired party becoming the majority shareholder post transaction. Though this dilutes the legacy shareholders it may give more value to ownership than what could have been experienced otherwise. In September 1999, the Company began exploring this option with The Catapult Group.

     On February 16, 2000, the Board of Directors of the Company approved the terms of the purchase of Catapult and on the same date the Company signed a non-binding Agreement. On March 8, 2000, certain conditions of the Agreement were met and the Agreement became binding (See Item 13: Exhibits, Lists and Reports on Form 8K-Exhibit 10.12, The Plan and Agreement to Exchange Stock). The basic terms of the Agreement involve the issuance of the Company's common stock to the shareholders of The Catapult Group in exchange for their shares of The Catapult Group and the escrow of shares of the Company's common stock to support exercise of options by the holders of The Catapult Group options, so that after Agreement closing the shareholders and option holders of The Catapult Group will hold (or have rights to acquire) 90% of the outstanding common shares of the Company. The current shareholders and option holders of the Company will retain fully-diluted 10% ownership of the Company at closing. After closing, the
Company name will be changed to The Catapult Group, Inc. To minimize the outstanding shares of the Company in connection with the closing, a reverse split of 10:1 will be done to the currently issued and outstanding Company common shares. Additionally, to facilitate the merger and the acquisition plans of The Catapult Group, consents will be solicited from the Company's shareholders to authorize amendment of the Company's Articles of Incorporation for the increase of the authorized shares of Company common stock from 10 million to 20 million. The aforementioned terms and related issues associated with the acquisition of The Catapult Group are subject to shareholder approval which will be solicited by written consent.

     The acquisition of The Catapult Group gives the shareholders of the Company the potential opportunity for increased share value. This increase is anticipated because of the high growth e-business market in which The Catapult Group participates. The Catapult Group transaction, if consummated, will bring closure to the "Turnaround" phase that the Company has been engaged in since 1996.

     The Company is seeking shareholder approval of the Agreement and the transactions contemplated by it through solicitation of written consents, in the form of a Schedule 14C Information Statement that the Company plans to deliver to Company stockholders on or about April 20, 2000. The consent of persons holding a simple majority (50+%) of the outstanding Company common stock is needed to approve the closing of the transaction and authorization of the other transactions identified for which such consents are being solicited. The Company expects to receive this consent and believes that the transaction will close on or about May 15, 2000.

INDUSTRY OVERVIEW

     The industry that the Company's current sole subsidiary, Azimuth, competes is the occupational health and safety industry (the "Industry"). This Industry represents the convergence of safety and industrial hygiene, both of which consist of professionals and product manufacturers specializing in the recognition, evaluation and control of hazardous chemical, physical and biological agents in or around the workplace. The Company's principal areas of focus for provision of these services are Industrial Hygiene Consulting,
Industrial Hygiene Laboratory Services, Occupational Safety and Health consulting, and Indoor Air Quality.

OCCUPATIONAL HEALTH AND SAFETY

     The safety segment of the Industry has traditionally been the domain of the certified industrial hygienist (the "CIH") and the certified safety professional (the "CSP"). The CIH is an expert in the recognition, evaluation and control of hazardous chemicals and physical and biological agents in the work place. The Company also employs CSP's to assist with determining OSHA regulation compliance and identifying potential liability resulting from non-compliance.

INDOOR AIR QUALITY

     This segment includes the testing, remediation and control of indoor air pollutants and is also serviced by the CIH, reflecting the demand for consulting and analytical services as well as indoor environmental monitors. This area of the market is experiencing considerable attention as occupants of buildings are becoming more attuned to the potential for contaminants adversely affecting health. For example, the Company began a large project in December 1998, which was completed in July 1999, involving mold contamination in a public school. The Company acted in a project management capacity and the reaction to this growing problem is exemplified in the requirement for evacuation of the occupants and complete facility wide abatement of the contamination under strict containment conditions.

FACTORS AFFECTING THE INDUSTRY

     GOVERNMENTAL REGULATION. Governmental regulation is a key factor affecting the development of the Industry. The two principal regulatory agencies are OSHA and the EPA. These agencies complement each other, as OSHA is concerned with the worker and the environment within a corporate facility, and the EPA is concerned with the general public and the environment generally outside a corporate facility. OSHA regulations have established permissible exposure limits over an eight-hour period as well as short-term exposure limits in fifteen minute intervals for certain specified types of hazardous or toxic chemicals.

     RISING LEGAL/CRIMINAL LIABILITY RISK AND PENALTIES. Many violations that formerly involved only civil penalties for violation of environmental regulations applicable to the Industry, now carry potential criminal liability. The language in the Clean Air Act, the Clean Water Act, the Resource
Conservation and Recovery Act (RCRA), the Oil Pollution Act, the Pollution Prosecution Act of 1990, and the U.S. Sentencing Commission Guidelines Manual are exposing corporations and their personnel to significantly increased fines and criminal sanctions. The referral of criminal cases by the EPA to the Department of Justice has significantly increased since 1993, and the number of criminal cases prosecuted and the number of cases ending in convictions have also significantly increased in that time period.

COMPANY SERVICES

LABORATORY SERVICES

     The Company's certified industrial hygiene laboratory, operated by its Azimuth subsidiary, is one of approximately 130 AIHA fee for service laboratories in the United States. This laboratory services clients on a nation-wide basis, but the majority of its clients are located primarily in the southeastern part of the United States. The market for industrial hygiene analyses includes architects/engineers, environmental consultants, industrial hygienists, safety professionals, manufacturing companies in the private sector and governmental agencies, such as the Department of Energy, Department of Defense, Federal, state and local government agencies.

     The Company's laboratory is accredited by the American Industrial Hygiene Association. The Company's laboratory has also received accreditation under the AIHA, Environmental Lead Laboratory Accreditation Program, New York State Dept. of Health accreditation for Lead and other metals in non-potable water, air and emissions, and solid and hazardous waste.

     Industrial hygiene laboratory services involve the analyses of air samples taken to evaluate worker exposure to hazardous or toxic chemicals. The samples are called "air samples", but the media analyzed is not air. Rather, analyzing devices extract particles of the chemical from the air. These devices are called sampling media and consist of filters, sorbent tubes, liquids, cassettes or other specialty sampling devices. The sampling media and instrumentation used by the industrial hygienist depend on the type of chemical being tested. An industrial hygienist is primarily concerned with airborne chemicals, respirable particulates, metals including lead, and organic vapor (i.e. vapor containing carbon and hydrogen).

CONSULTATIVE SERVICES

     Consultative services are grouped into four categories:

     - SAFETY CONSULTING SERVICES - involves program development for fire, electrical and process safety and OSHA compliance;

     - INDUSTRIAL HYGIENE CONSULTING SERVICES - involves on-site audit and assessment surveys for compliance with OSHA standards in the areas of indoor air quality and worker exposure to toxic chemicals and metals; and other physical health hazards;

     - ASBESTOS AND LEAD CONSULTING SERVICES - includes hazard assessments (surveys, sampling and analyses), design engineering, project management for abatement and removal of asbestos or lead; and

     - TRAINING - involves the establishment of programs and subsequent delivery of safety, asbestos, lead and industrial hygiene, and OSHA and EPA compliance training.

     Asbestos consulting services had been performed by Azimuth's field operators until 1996, when it made a transition to providing these services through subcontractors. Through the subcontractor, the Company continues to offer these services including both asbestos and lead services inclusive of building surveys, operations and maintenance plan development, removal cost estimates, removal specifications, project management, and on-site air sampling and analysis for abatement projects. The Company has relationships with three individuals, two who were former employees of the Company, which act as subcontractors providing Asbestos consultative services. Two of these providers operate under an oral agreement and the other under a written subcontractor agreement.

     In October 1999 the Company implemented a plan to change the focus of its service offering from mainly Industrial Hygiene Services to an emphasis on expanded safety services. Safety Services are specialty consulting and on-site training products which assist clients to set goals and achieve reductions in frequency and severity of accidental losses through the process of identifying and controlling harmful employee behavior and hazardous conditions in the workplace. Safety Services, when properly implemented, assist clients achieve compliance with regulatory requirements established by state and Federal OSHA, transportation, and environmental agencies. Management believes that Safety Services represent a broader need within the industry, especially for employers having between 50 and 150 employees. This industry segment makes up the greater percentage of the market potential for the services of the Company and comprises the segment in which the Company is focusing its greatest sales effort. It is Management's belief, based on market trends, that leading with Safety Services establishes a customer relationship that allows other services, I.E. Idustrial Hygiene Services and Environmental Services, to be sold to the same customer.

INTELLECTUAL PROPERTY

PATENTS AND LICENSES

     The Company's only patent was issued on April 27, 1993 covering the Bellmouth cassette technology. This cassette technology, including patent rights was sold to Multi-Metrics, Inc. in 1997. See Item 1:"General" and "Historical Background".

TRADEMARKS AND TRADE NAMES

     Azimuth(R) and Occupational Healthguard(TM) are registered service marks of Azimuth. Asbestos Analytics(R) is a registered trademark of Envirometrics Products Company. "Envirometrics" is a registered servicemark with the State of South Carolina.

SALES AND MARKETING

     The Company's laboratory services are marketed through telemarketing efforts and by attending local and national Industrial Hygiene and Safety trade conferences.

     Emphasis has been placed on internal growth of the consultative services in the state of South Carolina. In South Carolina there exists an industrial corridor that geographically extends along Interstate 85 that crosses the northern quadrant of the state. The Company has never had an office or a presence in this area. The Company at first tried to penetrate this market by having a direct sales person domiciled in this area of the state, but has now entered into a memorandum of agreement with a company in the upstate focusing on similar service lines that is strong on sales and weak in depth of services. The memorandum of agreement is based on the Company acting in a subcontractor role and paying finders fees for work referred.

     The Company has determined that employers having from 50 to 150 employees typically do not have the internal resources to comply with OSHA and EPA regulations and have the greatest need to secure outside services. This is the target market to which the Company is directing its sales focus for growth of Azimuth sales.

     Management has evaluated a strategy to increase its revenue per customer. It has determined that by offering Safety Services, a greater potential exists to generate higher sales per customer and allow for the integration of other Company service offerings, i.e. Industrial Hygiene and Environmental Services. This shift in marketing strategy is anticipated to generate higher revenues per customer in the future.

EMPLOYEES AND SUBCONTRACTORS

     Presently the Company has a total of 11 employees. The number of employees at December 31, 1999 fiscal year was as follows:

------------ -- --------- -- ----------- -- --------------------------
Year              Total        Parent          Lab & Consultative
------------ -- --------- -- ----------- -- --------------------------
1999               11            2                 9
------------ -- --------- -- ----------- -- --------------------------

     None of the Company's employees are represented by a labor organization. The Company considers its relations with employees to be satisfactory.

     The Company utilizes the services of three subcontractors in the provision of Asbestos Consultative services (see "Company Services--Consultative Services" above).

INSURANCE

     The Company presently maintains insurance as required by law (e.g., workers' compensation insurance), and liability insurance in respect to hazards on the Company's business premises. The Company continues to carry product liability insurance for its former products, generally providing for coverage of $1.0 million for each occurrence or project, plus a $3.0 million umbrella liability insurance policy that also covers product liability claims. In addition, the Company maintains up to $1.0 million of errors and omissions insurance for consultative services. The Company believes that such insurance is adequate to cover potential claims relating to its past and existing business activities. To date, its claims history has been minimal.

COMPETITION

     Technological competition from other and longer established environmental and industrial hygiene companies is significant and expected to increase. Cut backs in the early 1990's of large Occupational Health and Safety corporate staffs have resulted in a fragmentation of the Industry through the entry of such released personnel into private consulting practice. The Company believes that environmental and industrial hygiene laboratories and consulting firms will compete intensely to maintain or improve their revenue levels and market shares. The Company's competitors have, or are developing, consulting and laboratory services similar to the Company's current service line. Most of these companies have substantially greater capital resources than the Company and can be expected to be long-term competitors.

POST "TURNAROUND" PHASE

     During 1996 the Company entered a formal "Turnaround" phase as a result of the critical financial condition that the Company was then facing. Management analyzed all operations of the Company to determine which operations were draining cash flow. The extreme debt load (See Item 7. Financial Statements) and poor cash position required that significant steps be taken immediately. The Company embarked on a plan to mediate debt through the sale of real estate, sale of other Company assets and negotiation with vendors. The result is that the Company has reduced its debt load from $3,203,600 at December 31, 1995 to $514,300 at December 31, 1999.

     The Company has now turned its attention to moving out of the "Turnaround" phase. Management had devised a plan to accomplish this exit in two steps. Step One would focus on the internal growth of Azimuth and Step Two would focus on the development and implementation of a merger and acquisition strategy.

     STEP ONE. In October 1999, Azimuth changed its service provision to shift more focus to broader Safety Services offerings. This change was expected to expand the customer base by offering a wider range of services and by leading the sales process with Safety Services. Once a customer relationship was established with Safety Services, it was expected to allow for the sale of other service offerings, resulting in a higher revenue base per customer and ultimately an internal growth in revenue.

     STEP TWO. The Company and its management agreed that any appreciable growth in revenue would only result through a strategy of mergers and/or acquisitions or other consolidation with other service providers operating in the Company's fragmented industry. The Company doesn't compete in a market that lends itself to quick internal growth; therefore, substantial increases in revenues must come from a roll-up of other synergistic companies. The occupational health and safety consulting segment of the Industry is very fragmented and would lend itself to a roll-up strategy model. The Company was in the midst of developing its merger and acquisition strategy.

     On February 18, 2000 Mr. Richard Bennett resigned his position with the Company to pursue other opportunities. Mr. Bennett had been one of the founders of the Company and had served from February 1995 to November 1996 as the President and CEO. He had a strong sense of the Industry, numerous contacts and was considered integral to the implementation of the previous exit strategy from the "Turnaround" phase. With his departure, the Company's difficulty encountered finding his replacement, and with the discussions moving forward with The Catapult Group, management and the Board of Directors agreed unanimously to exit the "Turnaround" phase via a reverse merger with The Catapult Group (see Item 13: Exhibits, Lists and Reports on Form 8K-Exhibit 10.12, The Plan and Agreement to Exchange Stock).

ITEM 2.  DESCRIPTION OF PROPERTIES

     The following table sets forth information as to each of the principal real properties owned or leased by the Company as of December 31, 1999, and the current ownership lease status of that property. No other properties have been purchased or leased since December 31, 1999.

Location & Use         Title/Lessor   Expiration  Annual     Square       Lien
                                         Date     Rental (1)  Feet        Holder

9229 University Blvd.  SOLD 12/96 &   12/30/01    $66,271    6,694 sq. ft   N/A
Charleston, SC         Leased back
(Corporate offices,    James W. Miller
Consulting offices
& Laboratory)


1) All leases are on a "net, net" basis, which requires the Company to pay its pro-rata share of all utilities, heat, air conditioning, taxes and other charges assessed against the leased premises. Annual rental figures shown exclude sales taxes, if any.

     The Company believes that its facilities are adequate for its current and anticipated requirements for the foreseeable future.

ITEM 3.  LEGAL PROCEEDINGS

     The Company currently has no material legal proceedings pending.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     In November 1996, Mr. Richard Bennett resigned as President and CEO. Because of the financial difficulty that the Company was facing the Board of Directors directed the new President and CEO to develop and implement a "Turnaround" plan. Because the cash position of the Company was severely deteriorated, past audit fees were not paid to the auditor, as well as other vendors. This non-payment created a delay in performing the annual audits for 1996-98. Because no audits were completed, no 10KSB's were filed and no annual meetings of shareholders were conducted. As a result, there have been no matters submitted for vote to the security holders since 1995.

     The 1996-1998 10KSB's were filed on January 28, 2000. No shareholders meetings have been scheduled because of the necessary approval to be sought for The Catapult Group acquisition. The transaction with The Catapult Group requires shareholder approval, which approval will be solicited by Written Consents incorporated into a Schedule 14C Information Statement planned to be delivered to shareholders on or about April 25, 2000. In the proposed transaction with The Catapult Group there are four (4) matters that will be put to the shareholders for which written consents will be solicited by the Company:

     1. Reverse split of the current outstanding shares 10:1.
     2. Increase of the Authorized Shares from 10 million to 20 million
     3. Corporate name change to The Catapult Group, Inc.
     4. Consent to consummate the transaction with The Catapult Group.

                                     PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

     The Company's Common Stock has been publicly traded separately and was initially quoted on the Nasdaq Smallcap Market ("Nasdaq") under the symbol "EVRM" on August 12, 1994. Upon the divestiture of the Trico subsidiary the Company fell below the listing requirements of Nasdaq. On December 3, 1996, the Company's common stock and warrants were delisted from The Nasdaq SmallCap Market and were subsequently traded on Over the Counter Bulletin Board. On January 4, 1999, the Securities and Exchange Commission (SEC) approved amendments to NASD Rules 6530 and 6540 to limit quotations on the OTC Bulletin Board(R) ("OTCBB") to the securities of companies that report their current financial information to the SEC. On November 18, 1999, the Company's common stock and warrants were delisted from the OTCBB because of failure to have the required SEC periodic filings submitted by that date. Price Quotations for the Company's common stock where then listed on the National Bureau of Quotation's Electronic Pink Sheets (the "Pink Sheets"). On January 28, 2000 the Company brought its filings with the SEC current, thus meeting the requirements for re-listing on the OTCBB. One of the Company's market makers submitted the necessary documentation to have the Company's common stock re-listed on OTCBB and on March 21, 2000 the Company's common stock began trading on OTCBB. On March 27, 2000, the closing price listed for a share of Company common stock was $0.625.

     On December 31, 1999 there were approximately 453 shareholders of record of the Company's common stock, based on information provided by the Company's transfer agent. The Company also has warrants, each to purchase one share of Common Stock (the "Warrants"), which were previously quoted on OTCBB under the symbol "EVRMW". On December 31, 1999, there were approximately 244 holders of record of the Warrants, based on information provided by the Company's transfer agent.

     On April 15, 1999 the Company amended its Warrant Agreement to extend the expiration date of the Warrants from April 29, 1999 until April 30, 2001. This extension was executed to permit the Company to retain the ability to obtain additional capital without incurring the expense and experiencing the delays inherent in either a secondary public offering or a private placement of securities.

PRICE RANGE OF OUTSTANDING COMMON STOCK

     The following table sets forth the high and low bid prices for the Common Stock as reported in the trading media and for the periods reflected above for each fiscal quarter commencing January 1998 through December 1999. The quotations listed below reflect inter-dealer prices, without retail mark-up, mark-down on commission and do not necessarily represent actual transactions.

                                           HIGH                 LOW

     1998
         FirstQuarter                      1.250                0.02
         SecondQuarter                     0.812                0.25
         Third Quarter                     0.625                0.125
         Fourth Quarter                    0.437                0.062

     1999
         FirstQuarter                      0.187                0.062
         SecondQuarter                     0.375                0.062
         Third Quarter                     0.375                0.050
         Fourth Quarter                    0.375                0.005


     On March 27, 2000, the last sale price of a share of Common Stock as reported on OTCBB was $0.625.

DIVIDENDS

     The Company has never paid dividends on its Common Stock and does not anticipate that it will do so in the foreseeable future. For the foreseeable future any future earnings or funds otherwise available, if any, for the payment of dividends will be used to pay dividends on the outstanding Preferred Stock (see Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations) or for reinvestment in the Company's business. Any future determination to pay cash dividends on the Common Stock will be at the discretion of the Board of Directors and will reflect such other factors (including contractual requirements) as the Board of Directors deems relevant.

     The Company was in arrears for payment of dividends of its Preferred Stock in the approximate amount of $59,400 at December 31, 1999. In addition, under the terms of the Preferred Stock, the holder can "put" outstanding shares of Preferred Stock back to the Company for repurchase. As discussed in the financial statements, "put" obligations for 1999 through 2003 range from $35,000 to $89,000 annually. The Company will not be able to meet these obligations if its current revenue trends continue. In March 2000, the holders of Series B Preferred Stock authorized the company to convert their shares of Preferred Stock, and all accrued dividends theron of approximately $50,959, to Common Stock. As of March 31, 2000 approximately $18,345 of accrued dividends on Series C Preferred Stock are still owed.

     Contemplated in the transaction with The Catapult Group, the holders of all outstanding Preferred Stock will convert their shares of Preferred Stock to shares of Common Stock. The conversion rights of each class of Preferred Stock are outlined in Item 6. Management's Discussion and Analysis of Financial Condition--General Overview. In the aggregate there are currently 353,518 shares of all classes of Preferred Stock. It is anticipated that all of the Preferred Stock will be converted to shares of Common Stock which will equal an additional 1,627,590 shares outstanding. In March 2000, the holders of Series B Preferred Stock converted their Preferred Shares, and accrued and unpaid dividends, to Common Stock of the Company. The conversion of the accrued dividends was at $0.40 of dividends per share of Common Stock. This is the same conversion ratio of the Preferred Stock: one share of Preferred Stock valued at $2.00 per share converts to 5 shares of Common Stock, or $0.40 per share. The approximate accrual of total dividends of $69,304 as of March 31, 2000 would result in an additional 173,260 shares of Common Stock being issued if the holders of Series C Preferred Stock convert all of their accrued dividends to Common Stock.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This 10-KSB contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this 10-KSB are "forward looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the The Catapult Group transaction described herein, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved.

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto, appearing elsewhere in this Form 10-KSB.

GENERAL OVERVIEW

     As discussed earlier, the Company formerly had 3 operating subsidiaries. As a result of a "Turnaround" phase which began in 1996, it currently has one operating subsidiary, Azimuth, Incorporated, which provides the following services: industrial hygiene laboratory services; environmental health and occupational health and safety consulting; and asbestos services. Azimuth operates a fully accredited Industrial Hygiene ("IH") laboratory, certified by the American Industry Hygiene Association ("AIHA"), to perform analyses of air samples for asbestos, metals and organic vapors.

     Pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, in connection with effecting the mediation of outstanding obligations of the Company, the Board ratified the creation and issuance of the following Series (the "Series") of Preferred Stock (the "Preferred Stock") and Classes of each such Series (the "Classes) to Company creditors.

     1. Shares of Preferred Stock designated "Series A Preferred Stock", to consist of 70,000 shares divided into four Classes as follows:

         Class 1                              17,500 Shares
         Class 2                              17,500 Shares
         Class 3                              17,500 Shares
         Class 4                              17,500 Shares

     No dividends will be paid on the Series A Preferred Stock, and the Series A Preferred Stock is convertible at the ratio of one such share for three shares of Company Common Stock. All shares of Series A Preferred Stock can be "put" back to the Company by holders, at $2.00 per share, on the following schedule:

         Class 1              --              From December 31, 1999 to
                                              December 31, 2003;

         Class 2              --              From December  31, 2000 to
                                              December 31, 2003;

         Class 3              --              From December 31, 2001 to
                                              December 31, 2003; and

         Class 4              --              From  December  31, 2002 to
                                              December 31, 2003.

     Any shares of Series A Preferred Stock that are neither converted nor put to the Company on or prior to December 31, 2003, shall at that time lose all such conversion and put rights.

     2. Shares of Preferred Stock designated "Series B Preferred Stock," to consist of 208,640 shares divided into five Classes as follows:

         Class 1                              41,728 Shares
         Class 2                              41,728 Shares
         Class 3                              41,728 Shares
         Class 4                              41,728 Shares
         Class 5                              41,728 Shares

     Shares of Series B Preferred Stock bear cumulative dividends at the rate of $.14 per annum, and the Series B Preferred Stock is convertible at the ratio of one such share for five shares of Company Common Stock. All shares of Series A Preferred Stock can be "put" back to the Company by holders at the amounts per share and on such timing as meets the following schedule:

         Class 1                  $2.36         From June 15, 2004 to
                                                June 14, 2009;

         Class 2                  $2.42         From June 15, 2005 to
                                                June 14, 2009;

         Class 3                  $2.48         From June 15, 2006 to
                                                June 14, 2009;

         Class 4                  $2.54         From June 15, 2007 to
                                                June 14, 2009; and

         Class 5                  $2.60         From June 15, 2008 to
                                                June 14, 2009.

     Series B Preferred Stock can be "called" by the Company by the Company's payment of the following redemption amounts on the following schedule:

                    CALL DATE                              AMOUNTS PER SHARE
                    ---------                              -----------------
        --        From June 15, 1998 to                          $2.00;
                  June 14, 1999
        --        From June 15, 1999 to                          $2.06;
                  June 14, 2000
        --        From June 15, 2000 to                          $2.12;
                  June 14, 2001
        --        From June 15, 2001 to                          $2.18;
                  June 14, 2002
        --        From June 15, 2002 to                          $2.24;
                  June 14, 2003
        --        From June 15, 2003 to                          $2.30;
                  June 15, 2004
        --        From June 15, 2004 to                          $2.36;
                  June 14, 2005
        --        From June 15, 2005 to                          $2.42;
                  June 14, 2006
        --        From June 15, 2006 to                          $2.48;
                  June 14, 2007
        --        From June 15, 2007 to                          $2.54; and
                  June 14, 2008
        --        From June 15, 2008 to                          $2.60.
                  June 14, 2009

     Any shares of Series B Preferred Stock that are not converted or put to the Company on or prior to June 14, 2009, or tendered by the Company pursuant to a "call" by the Company, shall not be entitled thereafter to any dividend, conversion, put or other rights.

     3. Shares of Preferred Stock designated "Series C Preferred Stock," to consist of 74,878 shares divided into three Classes as follows:

        Class 1                              24,959 Shares
        Class 2                              24,959 Shares
        Class 3                              24,960 Shares

     Shares of Series C Preferred Stock bear cumulative dividends at the rate of $.14 per annum, and the Series C Preferred Stock is convertible at the ratio of one such share for five shares of Company Common Stock. All shares of Series C Preferred Stock can be "put" back to the Company by holders at the amounts per share and on such timing as meets the following schedule:

        Class 1                  $2.12         From June 15, 2000 to
                                               June 14, 2003;
        Class 2                  $2.18         From June 15, 2001 to
                                               June 14, 2003; and
        Class 3                  $2.24         From June 15, 2002 to
                                               June 14, 2003.

     Series C Preferred Stock can be "called" by the Company by the Company's payment of the following redemption amounts on the following schedule:

                       CALL DATE                           AMOUNTS PER SHARE
                       ---------                           -----------------
        --        From June 15, 1998 to                          $2.00;
                  June 14, 1999

        --        From June 15, 1999 to                          $2.06;
                  June 14, 2000
        --        From June 15, 2000 to                          $2.12;
                  June 14, 2001
        --        From June 15, 2001 to                          $2.18; and
                  June 14, 2002
        --        From June 15, 2002 to                          $2.24.
                  June 14, 2003

     Any shares of Series C Preferred Stock that are not converted or put to the Company on or prior to June 14, 2003, or tendered by the Company pursuant to a "call" by the Company, shall not be entitled thereafter to any dividend, conversion, put or other rights.

     On March 16, 2000 the holders of all 70,000 shares of Series A Preferred Stock converted their Series A Preferred Stock to Common Stock. This conversion resulted in an additional 210,000 shares of Common Stock issued. In March 2000, the holders of all 208,640 shares of Series B Preferred Stock converted their Series B Preferred Stock to Common Stock. This conversion resulted in an additional 1,043,200 shares of Common Stock issued. Additionally, the Company was instructed to convert the approximate accrued dividends of $50,959 on Series B Preferred Stock to Common Stock. This conversion was done using the same value of $0.40 per share of Common Stock, which was the value of the Common Stock in the conversion of the Preferred Stock. The conversion of these dividends resulted in 127,398 shares of Common Stock issued. The holders of Series C Preferred Stock are expected to convert some portion, possibly all, of their Series C Preferred Stock to Common Stock, including the accrued dividends, but at this time the amount is unknown. The Common Stock that will be issued is prior to the 10:1 reverse stock split that will occur if The Catapult Group transaction is approved by shareholders and consummated.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     The following financial information reports operating trends for the period ending December 31, 1999. Revenue for the Service Division, which is comprised of Azimuth (the remaining operating subsidiary), for the year ended December 31, 1999 amounted to $1,069,700, which was $226,200 (26.8%) higher than the $843,500 reported for the year ended December 31, 1998. One large Indoor Air Quality consultative project that occurred in the first half of 1999 accounted for $288,500 in 1999 revenue. 1998 revenue related to the same project was $10,453.

     Cost of revenue was $186,100 higher and amounted to $776,100 for the year ended December 31, 1999, as compared to $590,000 reported for the year ended December 31, 1998. Most of the increase is due to costs associated with the consultative project discussed above. The Service Division experienced higher direct service costs from the use of subcontractors on an "as needed" basis.

     The gross profit for the year ended December 31, 1999 increased by $40,200, an increase of 15.8% to $293,700, as compared to $253,500 for the year ended December 31, 1998.

     The Company reported a 27.5% gross margin for 1999 as compared to a 30.1% gross margin for the same period in 1998. The reason for the deterioration in gross margin is due to the high fixed cost in the Laboratory.

     Operating expenses were $12,200 lower and amounted to $489,800 for the year ended December 31, 1999 as compared to the $502,000 reported for the year ended December 31, 1998. Sales and marketing expenses decreased by $14,200 to $36,400 for 1999 as compared to $50,600 reported for 1998, which decreases were mostly attributable to a reallocation of staff responsibilities in this area for 1999. General and administrative costs increased by $10,800 to $415,800 for 1999 as compared to the $405,000 for 1998. The increase was attributed to additional professional services needed to complete the 10-KSB fillings for the period 1996-1998.

     Depreciation and amortization costs decreased overall by $8,800 to $37,500 in 1999 from $46,300 in 1998, due to older assets being fully depreciated and not replaced.

     The Company  incurred an  operating  loss  (before  extraordinary  item) of
$196,100  in  1999  as  compared  to  the   $248,400   operating   loss  (before
extraordinary item) reported for 1998 due to the reasons discussed above

     Interest income for the year ended December 31, 1999 was $8,900 compared to $54,300 reported for the year ended December 31, 1998. The decrease is due to the reduction in the principal balance outstanding for a note receivable that was executed during 1996 in connection with the disposition of the Trico business. The Company negotiated the sale of the Trico note receivable to a shareholder, which resulted in a loss on the transaction of $104,400 reported in 1998. Cash received by the Company amounted to $260,000, of which $200,000 was collected in January 1999.

     Interest expense of $5,200 for 1999 was $22,100 lower than the amount reported for 1998 which was $27,300. The decrease in interest expense is attributable to conversion of long-term debt to equity at June 30, 1998. There was no amortization of loan costs for 1999 and as compared to $9,900 for the same period in 1998.

     The Company reported a loss before extraordinary item of $174,900 for the year ended December 31, 1999 as compared to a loss before extraordinary item of $320,400 for the year ended 1998 for the reasons stated above.

     The Company reported extraordinary gain from mediation of vendor debt of $47,900 in 1999 as compared to $325,900 for 1998.

     Net loss for the year ended December 31, 1999 was $127,100, which is a $132,600 decrease over the net income of $5,500 reported for the year ended 1998.

FINANCIAL CONDITION

     The independent auditor's report stated that the Company has suffered from recurring losses from operations and decreases in working capital and stockholders' equity. This raises substantial doubt about the Company's ability to continue as a going concern. The Company's financial condition deteriorated during 1999 over 1998 due to decreased revenue activity in the last quarter of 1999 and additional professional services incurred in the fourth quarter to complete audits of the Company's financial statements for the years 1996 through 1998 and to file the related 10-KSB's with the Securities and Exchange Commission. The Company is experiencing cash flow constraints.

     The working capital deficiency increased by $147,500, from a deficiency of $3,100 at December 31, 1998 to a deficiency of $150,600 at December 31, 1999. This is primarily due to increased vendor payables related to professional fees as discussed above and accrued dividends on Preferred Stock.

     Trade accounts receivable decreased approximately $51,500 to $131,700 at December 31, 1999 from $183,200 at December 31, 1998 due to a large project with a public school system that was initiated during the last quarter of 1998 and carried over into the first two quarters of 1999.

     The Company was in arrears for payment of dividends on its Preferred Stock in the approximate amount of $59,400 at December 31, 1999. In addition, other terms of the Preferred Stock issued during 1997 and 1998 permit the holders to "put" the shares back to the Company. As discussed in the financial statements, "put" obligations for 1999 through 2003 range from $35,000 to $89,000 annually. In March 2000, the holders of Series B Preferred Stock converted to Common Stock all accrued dividends of $50,959 owed to them. $18,345 of accrued dividends on Series C Preferred Stock are still owed.

     During 1999, the Company continued to eliminate its older vendor debt and recognized approximately $47,900 of extraordinary gain from mediation of vendor debt.

     In January 1999, the Company was able to liquidate the Trico note recievable and net $260,000 in working capital. These funds were used to continue debt mediation and begin a focused exit from the "Turnaround" phase. The first steps to exit the "Turnaround" phase focused on increasing the revenue of Azimuth. The increase in revenue was predicated on changing the service offering from mainly Industrial Hygiene Services to broader based Safety Services, and cultivating the rising emphasis placed on Indoor Air Quality. Management and the Board of Directors agree that, with the small revenue base, which currently is generated in Azimuth(the only operating subsidiary), sizable growth must come from a merger and acquisition strategy. Any merger and acquisition activity is anticipated to bring further dilution to the shareholders of the Company.

     Equipment used by Azimuth is not being replaced currently because of tight cash constraints being experienced by the Company. There is no guaranty that the Company will be able to finance the acquisition of needed equipment, resulting in a material adverse impact on the Company's continuing operations.

     On February 18,  2000,  Mr.  Richard  Bennett  resigned  his position  with
Azimuth to pursue other opportunities. With his departure,the Company encountered difficulty finding his replacement, particularly due to the ongoing discussions with The Catapult Group. As a result, management and the Board of Directors determined that it is in the best interests of the Company to exit the "Turnaround" phase via a reverse merger acquisition of The Catapult Group (see
Item 13: Exhibits, Lists and Reports on Form 8K-Exhibit 10.12, The Plan and Agreement to Exchange Stock). The Company is currently in discussion with a company owned by Mr. Bennett concerning the acquisition of certain operating assets and client contracts of Azimuth.

     The acquisition of The Catapult Group, if consummated, will be transacted as a stock exchange whereby the shareholders of The Catapult Group will receive shares of the Company. The Catapult Group will become a wholly-owned subsidiary of the Company. The Catapult Group shareholders and option holders as a group will end up with 90% ownership of the fully-diluted equity of the Company. The Company will change its name from Envirometrics, Inc. to The Catapult Group, Inc. after closing. The transaction will involve the reverse split of the pre-closing shares of the Company. It is anticipated that the Agreement will close on or about May 15, 2000.

EFFECTS OF INFLATION

     Inflation has not been a material factor affecting the Company's business. However, the Company's consulting, laboratory and manufacturing operations are subject to the effects of inflation to the extent that it may adversely affect interest rates and the availability of credit which directly and adversely affects the construction industry, a primary user of the Company's products and services.

ITEM 7.  FINANCIAL STATEMENTS

                                                                       Page No.

Financial Statements:

         Independent Auditor's Report                                   22

         Consolidated Balance Sheets as of
         December 31, 1999, and 1998                                    23-24

         Consolidated Statements of Operations for the
         years ended December 31, 1999 and 1998                         25

         Consolidated Statements of Stockholders'
         Equity for the years ended December 31, 1999 and 1998          26

         Consolidated Statements of Cash Flows for the
         years ended December 31, 1999 and 1998                         27-28

         Notes to the Consolidated Financial Statements                 29-38

                          Independent Auditors' Report





     To The Board of Directors
     Envirometrics, Inc.
     Charleston, South Carolina



     We have audited the accompanying consolidated balance sheets of Envirometrics, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, common stock and accumulated deficit and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Envirometrics, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
     Note 13 to the consolidated financial statements, the Company has suffered recurring losses from operations and decreases in working capital and stockholders' equity. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Welch, Roberts & Amburn, LLP
March 31, 2000

                        ENVIROMETRICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 and 1998


                                                                      1999                1998
                                                                  -----------        ------------
ASSETS
------

Current Assets
--------------
Cash and cash equivalents                                         $   104,607        $    40,934
Notes receivable, current portion                                                        418,294
Trade receivables, less allowance for doubtful accounts
1999 $5,000; 1998 $5,000                                              131,654            183,155
Other receivables                                                           -             22,213
Inventories                                                             4,000             14,974
Prepaid expenses                                                       27,634             27,077
                                                                  -----------        -----------
     Total Current Assets                                             267,895            706,647
                                                                  -----------        -----------

Other Assets and Intangibles
----------------------------
Deposits                                                                2,500              2,951
                                                                  -----------        -----------

Property and Equipment
----------------------
Furniture and equipment                                               921,358            997,754
Vehicles                                                                9,490              9,490
                                                                  -----------         ----------
                                                                      930,848          1,007,244
Less accumulated depreciation and amortization                       (870,816)          (913,919)
                                                                  -----------        -----------
                                                                       60,032             93,325
                                                                  -----------        -----------
                                                                  $   330,427        $   802,923
                                                                  ===========        ===========




                 See Notes to Consolidated Financial Statements


                                       23

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998


                                                                          1999             1998
                                                                       -----------     -----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current Liabilities
-------------------
Notes payable
Current maturities of long-term debt                                   $   12,848       $   23,260
   Stockholders                                                                 -          195,000
   Other                                                                   13,708           32,094
Accounts payable                                                          221,228          247,074
Accrued expenses and other                                                170,677          212,328
                                                                      -----------      -----------
                                                                          418,461          709,756
                                                                      -----------      -----------
     Total Current Liabilities
Noncurrent Liabilities
----------------------
 Long-Term Debt                                                            71,681           85,350
 Deferred gain on asset sale                                               24,167           48,333
 ---------------------------                                          -----------      -----------
    Total Noncurrent Liabilities                                           95,848          133,683
                                                                      -----------      -----------


Redeemable Preferred Stock
---------------------------
 Par value $.001; authorized 2,500,000 shares;
 issued 1998 - 353,518 shares; 1997 - 70,000 shares                       717,985          700,974
                                                                      -----------      -----------
Common Stock and Accumulated Deficit
------------------------------------
Common stock, par value $.001;authorized 10,000,000shares
  shares; issued 1999 - 3,640,880 shares;
  1998 - 3,010,186 shares;                                                  3,640            3,010
Additional paid-in capital                                              5,069,388        5,103,334
Accumulated deficit                                                    (5,974,895)      (5,847,834)
                                                                      -----------      -----------
                                                                         (901,867)        (741,490)

                                                                      -----------      -----------
                                                                     $    330,427    $     802,923
                                                                     ============     ============



                 See Notes to Consolidated Financial Statements


                                       24


                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                1999              1998
                                                            ------------      ------------
Service Revenue                                             $  1,069,746      $    843,497
---------------

Direct Service Costs                                             776,070           589,975
-------------------                                         ------------      ------------

   Gross Profit                                                  293,676           253,522

Operating Expenses
------------------
Sales and marketing                                               36,443            50,621
General and administrative                                       415,846           405,020
Depreciation and amortization                                     37,522            46,328
                                                            ------------      ------------
                                                                 489,811           501,969
                                                            ------------      ------------
   Operating Loss                                               (196,135)         (248,447)


Other Income (Expense)
----------------------
Interest income                                                    8,886            54,275
Interest expense                                                  (5,161)          (27,268)
Gain on disposition of property                                   17,475            15,350
Loss on note receivable                                                -          (104,427)
Amortization of loan costs                                             -            (9,880)
                                                            ------------      ------------
                                                                  21,200           (71,950)
                                                            ------------      -------------

Loss before extraordinary item                                  (174,935)         (320,397)
                                                            ------------      ------------

Extraordinary item - gain on vendor debt
  mediation                                                       47,874           325,869
                                                            ------------      ------------
Net Income (Loss)                                           $   (127,061)     $      5,472
                                                            ------------      ------------
Earnings Per Common Share
-------------------------

Net loss before extraordinary item                                 (.074)            (.126)
Extraordinary item                                                  .015              .117
                                                            ------------      ------------
Net (Loss) Per Common Share                                 $      (.059)     $     (0.009)
                                                            ============      ============
Weighted average number of common shares
 outstanding                                                $  3,108,678      $  2,786,695
                                                            ============      ============


                 See Notes to Consolidated Financial Statements


                                       25


                      ENVIROMETRICS, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF COMMON STOCK AND ACCUMULATED DEFICIT
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                 Additional          Accumulated
                                                             Common Stock      Paid-in Capital         Deficit

                                                             ------------      ---------------     --------------

Balance, December 31, 1997                                    $      2,667     $  5,095,673       $  (5,853,306)
   Net income                                                                                             5,472
   Issuance of 180,287 shares of common stock
     in consideration of vendor debt                                   180            21,810                  -
   Issuance of 162,500 shares of common stock in
     consideration of loan cost                                        163            15,478                  -
   Dividends accrued and accretion on preferred
     shares                                                              -           (29,627)                 -
                                                              ------------      ------------       -------------
Balance, December 31, 1998                                    $      3,010      $  5,103,334      $   (5,847,834)
                                                              ============      ============       =============

   Net Loss                                                                                             (127,061)
   Issuance of 274,669 shares of common stock
     for compensation                                                  274            16,885
   Issuance of 356,025 shares of common stock
     for legal expenses                                                356             5,873
   Dividends accrued and accretion on preferred
     shares                                                              -           (56,704)                 -
                                                              ------------      ------------      -------------
Balance, December 31, 1998                                    $      3,640      $  5,069,388      $  (5,974,895)
                                                              ============      ============      =============


                 See Notes to Consolidated Financial Statements


                                       26


                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                1999              1998
                                                            ------------      ------------
Cash Flows From Operating Activities

Net income/(loss)                                            $  (127,061)      $    5,472
Adjustments to reconcile net income/(loss) to net cash
  provided by (used in) operations:

     Depreciation                                                 37,522           46,328
     Amortization                                                      -            9,880
     Provision for doubtful accounts                                   -            5,385
     Non-cash expense paid by issuance of common
      stock                                                       23,388            4,500
     (Gain) loss of disposal of property & equipment             (17,475)         (15,350)
     Extraordinary Item - Gain on debt restructuring             (47,874)        (325,869)
      Loss on sale of note receivable                                  -          104,427
      Change in assets and liabilities
       (Increase) decrease in accounts receible                   73,714          (92,972)
       (Increase) decrease in inventory                           10,974            2,360
       (Increase) decrease in prepaid expenses                      (557)          26,744
       (Increase) decrease in other assets                           451           18,142
       Increase (decrease) in accounts payable and
         accrued expenses                                        (59,316)          72,766
                                                            ------------      ------------
       Net Cash (Used in) Operations                            (106,234)        (138,187)
                                                            ------------      ------------
Cash Flows From Investing Activities
------------------------------------
Proceeds from sale of property and equipment                           -            3,456
Purchase of property and equipment                               (10,920)              -
Collections on notes receivable                                  418,294          174,023
                                                              ------------   -------------
      Net Cash Provided by Investing
       Activities                                                407,374          177,479


Cash Flows From Financing Activities
------------------------------------
Principal payments on revolving credit agreements
  and short-term notes                                           (10,412)         (3,310)
Proceeds from long-term borrowing                                      -          20,000
Principal payments on long-term borrowing                       (227,055)        (69,144)
                                                              -----------     -----------
    Net Cash (Used in) Financing
      Activities                                                (237,467)        (52,454)
                                                              -----------     -----------

Net Increase (Decrease) in Cash and Cash Equivalents              63,673         (13,162)

                                       27

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                 1999                1998
                                                             ------------     ------------

Cash and Cash Equivalents
Beginning                                                    $     40,934           54,096
                                                             ------------     ------------
Ending                                                       $    104,607     $     40,934
                                                             ============     ============
Supplemental Disclosure of Cash Flow Information
-----------------------------------------------
Cash Payments for Interest                                   $     21,509     $      2,972
                                                             ============     ============

Supplemental Schedule of Noncash Investing and
----------------------------------------------
  Financing Activities
  --------------------
Conversion of Debt to Preferred Stock                         $          -         551,035
                                                              ============    ============
Debt Assumed on Disposition of Property and
  Equipment                                                   $          -    $      8,003
                                                              ============    ============
Issuance of Common Stock in Settlement of Vendor
  Debt                                                        $          -    $      2,972
                                                              ============    ============
Accretion in the Carrying Value of Preferred Stock            $     17,011
                                                              ============

                 See Notes to Consolidated Financial Statements

                                       28

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




Note 1.   Nature of Business and Significant Accounting Policies
     Nature of Business. The Company functions as a holding company for its subsidiaries; Azimuth, Incorporated, ("Azimuth"), and Envirometrics Products Company, ("EPC"). Azimuth operates as consultants in environmental and occupational health matters and in addition provides the services of an American Industrial Hygiene Association ("AIHA") and National Voluntary Laboratory Accreditation Program ("NVLAP") accredited industrial hygiene laboratory. EPC is inactive. The Company's primary facilities are located in Charleston, South Carolina, with sales throughout the United States.

     A summary of the Companies' significant accounting policies follows:

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents. For purposes of reporting the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Accounts Receivable. Accounts receivable are evaluated for collectibility by aging, with an allowance for doubtful accounts maintained based on historical losses and recoveries. Accounts are written off when deemed to be uncollectible.

     Inventories. Supplies were valued at $4,000 and $14,974 at December 31, 1999 and 1998 respectively.

     Property  and  Equipment.   Property  and  equipment  is  stated  at  cost.
     Depreciation is computed using primarily accelerated methods, over the following useful lives:

          Furniture and equipment       5 - 7 years
          Vehicles                      3 - 5 years


     Revenue Recognition. Revenue from services are recognized when the services are performed. During 1999, in excess of twenty percent of the Company's revenue was from one customer and one project which has been completed.

     Income Taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating losses, tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Concentration of Credit Risk. Financial instruments that potentially subject the Company to credit risk consists principally of cash, notes and accounts receivable. The Company provides product and services to various local and national clients and, therefore, issues credit under binding contracts to these entities. The Company places its cash with a high credit quality financial institution. At times such cash may be in excess of the FDIC insurance limit.

     Loss per Common Share. Loss per common share is based upon the weighted average number of common shares outstanding.

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies - continued

     Loss before extraordinary item attributable to common shareholders is as follows:

                                                      1999             1998
                                                 --------------   --------------
         Loss before extraordinary item          $  (174,935)     $   (320,397)

         Preferred stock dividend require-
         ments                                        56,704           29,677
                                                 --------------   --------------

         Loss before extraordinary item
         attributable to common share-
         holders                                 $  (231,639)     $   (350,074)
                                                 --------------   ==============

         Per share amount                              (.074)     $      (.126)
                                                 --------------   --------------
         Weighted average number of
         common shares outstanding                 3,108,678         2,786,695
                                                 ==============   ==============


     Basic and diluted earnings per common share and common share equivalents are calculated using the weighted average number of common shares outstanding during the year and on the net additional number of shares which would be issuable upon the exercise of all stock options and warrants, assuming that the Company used the proceeds received to purchase additional common shares at market value. The impact of the incremental shares is anti-dilutive.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.  Notes Receivable

         Notes receivable are comprised of the following for 1998:


         Mortgage note receivable payable interest only
         at 10% per annum through January 1999.                        $218,294

         Note receivable from former shareholder due
         $10,979 per month including interest at 7%
         through July 15, 2008 (see Note 7)                             200,000
                                                                        -------
                                                                        418,294

         Less current portion                                           418,294
                                                                        -------
                                                                       $      -
                                                                        =======
                                       30

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.  Notes Payable, Long-Term Debt and Pledged Assets

         Notes payable at December 31, consisted of the following:

                                                               1999      1998
                                                               ----      ----
         Note with interest at 11.85% per annum due in
         monthly principal and interest payments of
         $2,515 with a final payment due in June 2000.      $ 12,848   $ 22,129

         Due to factor                                             -      1,131
                                                            --------   ---------
                Total                                       $ 12,848   $ 23,260
                                                            ========   ========



         Long-term debt at December 31 consisted of the following:

                                                                              1999            1998
                                                                            ---------      ---------
         U.S. Small Business  Administration  (SBA) loans (two loans)
         4% interest  rate,  due in monthly  installments  of $1,408,
         including   interest,   due  July   2005,collateralized   by
         equipment, furniture and fixtures.                                 $ 85,389       $   98,520

         Various installment loans, with interest rates ranging from
         6% to 24%, due in monthly installments ranging from
         $290 to $2,500, including interest due collateralized by
         vehicles, equipment and furniture and fixtures,
         due June 1999.                                                                        18,924

         Note payable to stockholders, collateralized by shares of
         stock of certain officers, directors and former employees.
                                                                                              195,000
                                                                            --------        ---------
                                                                              85,389          312,444
         Less current maturities                                              13,708          227,094
         -----------------------                                            --------        ---------
                                                                            $ 71,681        $  85,350
                                                                            ========        =========


         Maturities of long-term debt are as follows:

         December 31:
         2000                                    13,708
         2001                                    14,267
         2002                                    14,848
         2003                                    15,451
         2004                                    27,115
         ----                                    ------
                                               $ 85,389
                                               ========

          At December 31, 1999, substantially all Company assets are pledged as collateral on the above-mentioned debt agreements.

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4.  Operating  Leases
     The  Company  leases  various   office   facilities  and  equipment   under
     noncancellable operating leases. The Company also subleased an office facility. Rental expense from operating leases were as follows:

                                                     Sublease          Net
                                  Rent Expense    Rental Income   Rental Expense

                 December 31,
                 1998               242,488         (142,106)       100,382
                 1999               113,956            -0-          113,956


     Future obligations for minimum rentals on remaining noncancellable leases in excess of one year are as follows:


                 2000                              $   84,624
                 2001                                  84,624
                 2002                                  70,710
                 2003                                  70,557
                 2004                                  72,420
                 Thereafter                           151,428


     During 1996, the Company sold its laboratory and office facilities along with other properties resulting in a gain of $223,120. Concurrently therewith, the Company entered into a lease with the purchaser for the continued use of the facilities for a five year term at $66,276 per year. In accordance with SFAS 13, gain in the amount of $120,831 has been deferred and is being recognized in the financial statements over the lease term, $24,166 per year.

Note 5. Income Taxes
     As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases.


     Net deferred tax assets consist of the following components as of December 31:


                  1999                      Current      Long-Term     Total

                 Deferred tax assets:

                 Receivable allowances     $ 1,950    $     -       $    1,950

                 Operating loss carryforwards    -      1,789,081     1,789,081

                 Less valuation allowance   (1,950)     (1,783,910)  (1,785,860)
                                           --------    -----------   -----------
                                                 -           5,171        5,171
                 Deferred tax liability:
                 Property and equipment          -          (5,171)      (5,171)
                                           --------    -----------   -----------
                                           $           $             $
                                                 -              -            -
                                           ========    ===========   ===========

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 5.  Income Taxes - continued


                  1998                      Current      Long-Term     Total
                 Deferred tax assets:

                 Receivable allowances    $   1,950     $     -      $    1,950
                 Other                        2,535           -           2,535
                 Operating loss carryforwards     -     1,739,527     1,739,527
                 Less valuation allowance    (4,485)   (1,735,331)   (1,739,816)
                                             -------   -----------   -----------
                                                  -         4,196         4,196
                 Deferred tax liability:
                 Property and equipment           -        (4,196)       (4,196)
                                             -------   ----------    -----------
                                          $       -     $       -    $        -
                                             =======   ==========    ===========


     The Company recorded a valuation allowance of $1,785,860 and $1,739,816 on deferred tax assets at December 31, 1999 and 1998, respectively. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. The net valuation allowance increased (decreased) $46,044 and $(4,552), for the years ended December 31, 1999 and 1998, respectively, due primarily to the change in loss carryforwards.

     Loss carryforwards for tax purposes as of December 31, 1999, have the following expiration dates:


                 Expiration Date                   Amount

                 2001                           $    9,469
                 2002                                3,027
                 2003                               33,108
                 2004                              118,331
                 2005                              132,119
                 2006                              280,783
                 2007                              633,538
                 2008                              226,315
                 2009                              518,545
                 2010                              890,256
                 2011                            1,312,613
                 2012                              258,683
                 2014                              127,061
                                                ----------
                                                $4,543,848
                                                ==========

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 5.  Income Taxes - continued

     The following is a reconciliation of income tax at the federal statutory rate to the Company's income tax provision.

                                                        1999           1998
     Tax (benefit) at statutory rate of 35%        $  (44,471)      $   1,915
     State tax (benefit) - net                         (3,811)            219
     Non deductible charges                               875           2,808
     Change in valuation allowance                     46,044          (4,552)
     Other net                                          1,363            (390)
                                                   ----------       ---------
        Provision for taxes                        $        -       $       -
                                                   ==========       =========

Note 6. Debt Compromise
     The Company compromised debt with vendors and suppliers in 1999 and 1998. Extraordinary gain is recognized to the extent the applicable debt exceeds the cash or the fair market value of stock issued and is summarized as follows:
                                                         1999               1998
                                                         ----               ----
  Debt settled for cash                                $ 47,874       $  232,061
  Debt  settled  for  options  and  common  stock             -           93,808
                                                       --------       ----------
                                                       $ 47,874       $  325,869
                                                       ========       ==========

Note 7.  Redeemable  Preferred Stock
     In 1997 the Company issued 70,000 shares of Series A preferred stock, $2 stated value, which have preferences in the event of a liquidation of the Company. These preferred shares are convertible into common shares at the ratio of one share of preferred stock for three shares of common stock and are puttable, 17,500 shares annually beginning in December 1999 through 2002 at a put price of $2 for each preferred share. Shares not put back to the Company may be carried forward to the next year.

     During 1998, the Company issued 283,518 shares of Series B and C preferred stock, $2 stated value, to certain officers and related parties in exchange for the conversion of outstanding debt by the Company. These shares provide for cumulative dividends of $.14 per share, per annum. The preferred shareholders have the right at any time on or before June 14, 2009 (the "Maturity Date") to convert all or a portion of the Preferred Stock, into shares of Company's Common Stock, upon sixty (60) days prior written notice to Company. At all times up until the Maturity Date, the conversion ratio shall be one share of Preferred Stock for five shares of Common Stock. If the shareholder elects to convert less than all of the Preferred Stock owned by it, all remaining shares of Preferred Stock shall be convertible under the same terms. As an alternative to the conversion into Common stock as set forth above, the shareholder has the right to put the shares of Preferred Stock issued back to the Company in exchange for a cash payment. The put price on these shares of preferred stock accretes at a rate of three percent annually. Shares that are not put by the shareholder back to the Company in any given year may be carried forward to the next year at the price for that year.

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7.  Redeemable Preferred Stock - continued
         Obligations under the put options discussed above are as follows:


                  2000                                        $    70,000
                  2001                                             87,913
                  2002                                             89,411
                  2003                                             55,910
                  2004                                                -0-
                  Thereafter                                      517,428
                                                              -----------
                                                              $   820,662
                                                              ===========


     Dividends on Preferred Shares The Company is in arrears for payment of dividends on its preferred stock in the amount of $59,381 at December 31, 1999. The Company continues to accrue dividends at the stated rate of $.14 per share per annum. This amount accrued for the first year (through June 30, 1999) and is to be divided equally among and added to the quarterly payments for the second year. The accrued amount at December 31, 1998 was $19,689.

Note 8.  Unregistered  Stock
     The Company issued 630,694 shares of unregistered common stock in 1999 for compensation and legal expenses. In 1998, the Company issued 162,500 shares in consideration of loan costs on notes payable to shareholders. The transactions were recorded at discounted prices due to lack of marketability, liquidity and control related to the shares issued.

     On December 30, 1999 the Board of Directors awarded stock options to the directors to purchase an aggregate of 350,000 shares. All such options provide for an exercise price of $.10 per share, all are exercisable at the grant date and all expire on December 30, 2004. The exercise price applicable under such outstanding stock options represent 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

Note 9. Related Party Transactions and Balances
     Shakespeare Partners, LTD, whose general partner is a stockholder of the Company, had an outstanding note due from the Company of $195,000 at December 31, 1998. The note was repaid in January 1999. No interest was paid by the Company. During 1998, approximately $149,700 of debt was converted to 74,878 preferred shares.

     In December 1998 the Company entered into an agreement with Shakespeare Partners, LTD and its General Partner to sell its note receivable from Trico Incorporated amounting to $364,427 to the General Partner's retirement plan for $260,000 which resulted in a loss to the Company of $104,427 that was recorded in December 1998.

     During 1998, $207,296 of debt to the United States Company, a stockholder, was converted to 111,648 preferred shares. Certain principals in the United States Company serve the Company as Secretary, Treasurer and directors

     The President and CEO converted 100% of his outstanding notes during 1998. No interest was paid by the Company. Approximately $17,700 was converted to 8,835 preferred shares.

     An officer converted $4,500 of accrued salary to 2,250 preferred shares in December 1998.

     In  addition   to  the  related   party   transactions   discussed   above,
     approximately $171,812 of vendor debt was converted to 85,907 preferred shares during 1998.

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 10.  Stock  Options and Warrants
     In January 1994, the Board of Directors of the Company adopted the Company's Stock Option Plan, (the "Plan") as previously authorized by the Company's stockholders. Under the Plan, officers, directors, key employees and/or consultants of the Company can receive incentive stock options and nonqualified stock options to purchase up to an aggregate of 150,000 shares of the Company's common stock (of which no more than 50,000 shares may be pursuant to incentive stock options, and no more than 100,000 shares may be pursuant to nonqualified stock options). In January 1994, the Company's Board of Directors awarded, under the Plan, nonqualified stock options for an aggregate of 75,000 shares, all of which provide for an exercise price of $2.00 per share, are exercisable beginning on January 1, 1995 and expired on December 31, 1998 (subject to prior termination in accordance with the applicable stock option agreements).

     On March 31, 1995, the Board of Directors awarded, under the Plan, non-qualified stock options to purchase an aggregate of 34,500 shares. The Board of Directors granted 23,000 incentive stock options to certain employees, 10,000 non-qualified stock options to a Director and 1,500 non-qualified stock options to an individual under its stock option plan. All such options provide for an exercise price of $3.625 per share, all are exercisable at the grant date and all expire on March 20, 2005 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     On April 17, 1996 the Board of Directors awarded under the Plan incentive stock options to purchase an aggregate of 23,750 shares. All such options provide for an exercise price of $1.88 per share, all are exercisable at the grant date and all expire on April 16, 2006 (subject to prior termination in accordance with the applicable stock option agreements). On December 10, 1996 the Board of Directors awarded under the Plan non-qualified stock options to purchase an aggregate of 30,000 shares. All such options provide for an exercise price of $2.38 per share, all are exercisable at the grant date and all expire on December 9, 2004 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     During the period 1996 through 1998, 23 employees who were holding incentive stock options left the employment of the Company without exercising their options. Subject to the stock option agreements, their options terminated on the effective dates of their resignations. Of the options for 88,250 issued in March, 1995 and April and December 1996, 42,250 options have expired, (40,750 incentive stock options and 1,500 non-qualified stock options).

     On January 28, 1999 the Board of Directors awarded under the Plan incentive stock options to purchase an aggregate of 40,000 shares. All of such options provide for an exercise price of $0.10 per share, all are exercisable at the grant date and all expire on January 27, 2009 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted. 10,000 options expired on September 4, 1999 when the employee resigned employment.

     As of March 15, 2000 there were 87,000 options outstanding, including both incentive stock options and non-qualified stock options, which have been issued under the Plan since January 1994. As of this date no options have been exercised and on April 28, 2000 an additional 6,000 options will expire.

     The Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net income (loss). Had compensation cost for the Company's stock option plans been determined pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," the effect on the Company's net income (loss) and earnings (loss) per share would not have been material.

     On December 31, 1998 the Company had outstanding 600,000 warrants to purchase it common stock at $6.00 per share. On April 29, 1999 the company amended its warrant agreement to extend the expriation date of the warrants to April 30, 2001. Under certain conditions, the warrants are subject to redemption by the Company for $.05 per share.

Note 11.Fair Value of Financial Instruments
     The following disclosure of estimated fair value of financial instruments is made in accordance with the requirements of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information. Accordingly, the estimates presented herein may not be indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

     The carrying values of cash and accounts receivable approximate fair values due to the short-term maturities of these instruments. The carrying value of note receivable, notes payable and long-term debt approximate fair values based on the discounted cash flow of those instruments, using current interest rates and remaining maturities at December 31, 1999. Accounts payable are carried at their face amount. Due to the Company's debt compromise program, the fair value will differ from the face amount. The amount of such differences has not been quantified and accordingly, is not disclosed.

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 12.Other
     Loss of Listing from NASDAQ

     The Company's Common Stock has been publicly traded separately and was initially quoted on the Nasdaq Smallcap Market ("Nasdaq") under the symbol "EVRM" on August 12, 1994. Upon the divestiture of the Trico Envirometrics, Inc. subsidiary the Company fell below the listing requirements of Nasdaq. On December 3, 1996 the Company's common stock and warrants were delisted from The Nasdaq SmallCap Market and were subsequently traded on the Over the Counter Bulletin Board. On January 4, 1999, the Securities and Exchange Commission (SEC) approved amendments to NASD Rules 6530 and 6540 to limit quotations on the OTC Bulletin Board ("OTCBB") to the securities of companies that report their current financial information to the SEC. On November 18, 1999 the Company's common stock and warrants were delisted from the OTCBB because of failure to have the required SEC periodic filings submitted by that date. Price Quotations for the Company's common stock were listed on the National Bureau of Quotation's Electronic Pink Sheets (the "Pink Sheets").. On January 28, 2000 the Company brought its filings with the SEC current, thus meeting the requirements for re-listing on the OTCBB. One of the Company's market makers submitted the necessary documentation to have the Company's common stock re-listed on OTCBB and on March 21, 2000 the Company's common stock began trading again with a volume of 3,000 shares traded, closing at 5/8.


 Note13. Going Concern
     The Company incurred losses from continuing operations of $174,935 and $320,397 for the years ended December 31, 1999 and 1998, respectively. At December 31, 1999, current liabilities exceeded current assets by $150,500.

     As discussed in Note 14, the Company has entered into a binding agreement to exchange shares of the Company for shares of The Catapult Group. Both the Company and The Catapult Group are in the process of raising capital to complete the share exchange. However, Envirometrics can waive funding as a condition for the transaction to close.

     Subject to the successful completion of this share exchange, there is substantial doubt regarding the company's ability to continue as a going concern.

                      ENVIROMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note14.  Subsequent Events
     On February 16, 2000, the Board of Directors of the Company approved the terms of the purchase of Catapult and on the same date the Company signed a non-binding Agreement. On March 8, 2000, certain conditions of the Agreement were met and the Agreement became binding. The basic terms of the Agreement involve the issuance of the Company's common stock to the shareholders of Catapult in exchange for their shares of Catapult and the escrow of shares of the Company's common stock to support exercise of options by the holders of Catapult options, so that after Agreement closing the shareholders and option holders of Catapult will hold (or have rights to acquire) 90% of the outstanding common shares of the Company. The current shareholders and option holders of the Company will retain fully-diluted 10% ownership of the Company at closing. After closing, the Company name will be changed to The Catapult Group, Inc. To minimize the outstanding shares of the Company after closing, a reverse split of 10:1 will be completed for the currently issued and outstanding Company common shares. Additionally, to facilitate the merger and the acquisition plans of The Catapult Group, consents will be solicited from the Company's shareholders to authorize amendment of the Company's Articles of
     Incorporation for the increase of the authorized shares of Company common stock from 10 million to 20 million.

     On March 16, 2000 the holders of all 70,000 shares of Series A Preferred Stock instructed the Company to convert their Preferred Stock to Common Stock. This conversion will result in an additional 210,000 shares of Common Stock being issued. On March 10, 20, 24, and 30, 2000 the holders of all 208,640 shares of Series B Preferred Stock instructed the Company to convert their Preferred Stock to Common Stock. This conversion will result in an additional 1,043,200 shares of Common Stock to be issued. Additionally, the Company was instructed by certain holders of preferred shares to convert the related accrued dividends of $50,929 on Series B Preferred Stock to Common Stock. This conversion will be at the same value of $0.40 per share of Common Stock which was the value of the Common Stock in the conversion of the Preferred Stock. The conversion of these dividends will result in 127,322 shares of Common Stock being issued. The holder of Series C Preferred Stock is expected to convert some portion, possibly all, of its Preferred Stock to Common Stock along with the accrued dividend, but at this time the amount is unknown. The Common Stock that will be issued is prior to the 10:1 reverse stock split that will occur if The Catapult Group transaction is consummated.

ITEM  8.  CHANGES  IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND

          ----------------------------------------------------------------------
          FINANCIAL DISCLOSURE
          --------------------
CHANGE IN AUDITOR

     The Company contacted its auditor, McGladrey & Pullen, LLC ("McGladrey"), in May of 1999 to discuss the need to complete the audits of its financial statements for the years ended December 31, 1998, 1997 and 1996 so that it could file the require annual10-KSB reports for those years. The Company had $37,812 outstanding in past due fees to McGladrey of which $20,657 related to fees for the 1995 audit; $12,750 related to accounting services in connection with due diligence services for a terminated merger and regulatory matters during 1996; and $4,405 related to fees in connection with preliminary audit services for the 1996 calendar year performed in early 1997. The 1996 audit was not completed as the Company was experiencing severe cash flow problems.

     In discussing the past due fees and the audit services, McGladrey communicated that it might not be possible for them to continue as auditors. Company management indicated to McGladrey that it would consider alternatives and make a decision regarding these matters.

     In connection with the audit of financial statements as of and for the year ended December 31, 1995, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit report of McGladrey & Pullen, LLP on the consolidated financial statements of Envirometrics, Inc. as of and for the year ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion; however, the 1995 opinion was modified with respect to an emphasis of a matter paragraph discussing recurring losses from operations and decreases in working capital issues confronting the Company.

     In October 1999 the Company notified McGladrey that it had engaged the firm of Welch, Roberts & Amburn, Certified Public Accountants, LLP, to conduct the audits of its financial statements for the years ended December 31, 1998, 1997 and 1996.

     Welch, Roberts & Amburn, Certified Public Accountants, LLP were retained to conduct the 1999 audit of the Company's financial statements for the year ended December 31, 1999.

                                    PART III

ITEM 9.  DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS  AND
--------------------------------------------------------------------------------
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
-------------------------------------------------

     On January 28, 1999 Ms. Elsie L. Rose was appointed as a Director of the Company.

     The following table sets forth certain information concerning the directors and executive officers of the Company as of March 15, 2000.

     Directors and Executive Officers

     Name                      Age   Position
     ----                      ---   --------
     Walter H. Elliott, III     44   President,Chief Executive Officer; Director
     Elsie L. Rose, CPA         44   Treasurer, Acting Chief Financial Officer,
                                     Secretary; Director
     Charles E. Feigley, Ph.D.  54   Director
     Richard H. Guilford        70   Chairman of the Board of Directors
     Maurizio F. Giabbai, Ph.D. 50   Director

     Walter H. Elliott, III - President, Chief Executive Officer & Director. He joined the Company in 1988 as Director of Marketing for Azimuth, Inc. and took on these duties as well for Envirometrics Products in 1989. He subsequently was appointed as the Chief Operating Officer in March 1990, with responsibility for complete business operations at Envirometrics Products. Mr. Elliott brings many years of marketing and sales experience which he gained as a sales and technical service representative and Product Manager from 1982 to 1986 at Organon Teknika, Inc. (formerly Litton Bionetics, Inc.), a provider of health care products. Mr. Elliott graduated with honors from Clemson University with a B.S. in Microbiology (1977).

     Elsie L. Rose, CPA - Ms. Rose was elected Treasurer of the Company in August 1995, Acting CFO in November of 1996 and Director on January 28, 1999. Ms. Rose was a founder of The United States Company and is a Director and its Treasurer. The United States Company is a privately held management company specializing in forming strategic partnerships with small and medium sized businesses to provide management, financing, accounting, marketing, and technology support. Ms. Rose has practiced public accounting, primarily in Richmond, Virginia, for over 18 years. Ms. Rose was a senior manager at Deloitte & Touche, LLC before joining a local Richmond, Virginia Certified Public
Accounting Firm in 1989. She began practicing as a sole practitioner before formation of the firm of Rose, Sanderson & Creasy, LLC, in 1992. Ms. Rose is currently a member of that firm. Ms. Rose graduated with honors from Virginia Commonwealth University with a B.S. in Accounting in 1979.

     Charles E. Feigley, Ph.D, MSPH, CIH - Dr. Feigley co-founded Azimuth, Incorporated while serving as Chairman of Environmental Health Sciences at the University of South Carolina. Dr. Feigley brings extensive experience in engineering and research through his employment history with the University of South Carolina as an Assistant and Associate Professor, a Research Associate at the University of North Carolina, as an Environmental Control Engineer at Diamond Shamrock Chemical Company, a chemical manufacturer, and as an Engineering Aid with the U.S. Naval Marine Engineering Laboratory. Dr. Feigley is a Board Member of the Company, and currently serves in various positions within industry councils and professional societies. He is also a Diplomat for the American Academy of Industrial Hygiene and a member of the Editorial Board of Applied Industrial Hygiene. Dr. Feigley is a graduate of the University of Delaware with a B.S. degree in Chemical Engineering (1967), of Rutgers University with a M.S. degree in Environmental Sciences (1971), and of the University of North Carolina with a Ph.D. in Environmental Sciences and Engineering (1977). He is certified in the "Comprehensive Practice of Industrial Hygiene" by the American Board of Industrial Hygiene.

     Richard H. Guilford - Mr. Guilford is currently employed by and serves as the Executive Vice President and Director of Imtek, Incorporated and Imtek Office Solutions, Inc. From March 1995 until August 1999, Mr. Guilford had been the Chairman of The United States Company, a privately held management company specializing in forming strategic partnerships with small and medium sized business to provide management, financing, accounting, marketing and technology support. Mr. Guilford was a founder of HazWaste Industries Incorporated in 1987 and served as Chairman of the Board and Treasurer until February 1995. HazWaste was ranked by Inc. Magazine among the top 500 fastest growing privately held companies in the Untied States in 1992, 1993 and 1994. In early 1995, HazWaste Industries Incorporated was acquired by The Earth Technology Corporation, USA, a publicly owned international environmental company. Mr. Guilford graduated from the Executive Management Program of the University of Virginia Graduate School of Business in 1964 where he was President of his class. He was a finalist in the Entrepreneur of the Year contest in 1993 and 1994 conducted by Merrill Lynch, Ernst & Young, and Inc. Magazine.

     Maurizio F. Giabbai, Ph.D. - Dr. Giabbai was elected Director of the Company in March 1996. Dr. Giabbai a co-founder of The STAR* Group (formerly HazWaste Inc.) and is Chairman of The United States Company. Dr. Giabbai has over 23 years of professional experience in analytical and environmental chemistry and management of major projects applied to environmental/hazardous waste management programs. He held positions in academia for over 10 years as a research scientist, and has over 10 years business management experience of environmental consulting/engineering/remediation companies. He was the co-founder of HazWaste Industries Incorporated in 1987, a $50 million consulting/remediation firm, which was listed for three consecutive years among the Inc. 500 fastest growing companies in U.S. Dr. Giabbai was with HazWaste Industries Incorporated until February 1995. He is a graduate of the Technical Institute G.L. Bernini (1968). He received his Doctorate in Chemistry from the University of Rome in 1976 and served as Post-doctoral Research Associate at the University of Alabama in 1977-1978 when he relocated to the United States of America. He recently completed the MBA program at Georgia State University (May
1999).

     If the transaction with The Catapult Group is consummated, all current Officers and Directors will resign. The Catapult Group will appoint new
Directors and the legacy shareholders of the Company will have one representative on the new Board of Directors.

     Significant Employees

     James W. Brown, CSP, CHMM - Mr. Brown joined Azimuth, Inc. in October, 1999 and is Director of Risk Management Services for Azimuth, Incorporated. His expertise in OSHA, EPA, and DOT regulatory compliance consulting, safety and environmental program administration, technical training, and risk management decision-making spans 21 years in Federal government and private industry. Mr. Brown's employment history includes assignments as Corporate Safety/Environmental Manager for an international machining and assembly company; Commercial Sales Executive for an insurance broker providing loss prevention and environmental liability products; Risk Control Consultant for an insurance company servicing clients in general industry and construction; and Safety Director for a manufacturing plant in the secondary lead smelting & refining industry. Mr. Brown holds a B.S. in Engineering/Management from the U.
S. Naval Academy and an M.S. in Systems Management from the University of Southern California. He is designated a Certified Safety Professional (CSP/Comprehensive Practice) and a Certified Hazardous Materials Manager (CHMM/Senior Level). Mr. Brown is President-Elect of the American Society of Safety Engineers' Low Country Chapter in Charleston, SC. He is a Commander in the U.S. Navy Reserves.

     Board Committees

     The Company has Audit and Compensation Committees. The responsibilities of the Audit Committee include recommending to the Board of Directors the firm of independent accountants to be retained by the Company, reviewing with the Company's independent accountants the scope and results of their audits, and reviewing with the independent accountants and Management the Company's accounting  and reporting  principles,  policies and  practices,  as well as the
Company's accounting, financial and operating controls and staff. The Compensation Committee has responsibility for establishing and reviewing employee compensation plans. The Compensation Committee also administers the Company's stock option plan.

     During the "Turnaround" phase of the Company's operations, the full Board of Directors has acted to function as the Audit and Compensation Committees of the Board of Directors and there have not been separate meetings of those committees.

     Compliance with Section 16(a) Of the Exchange Act.

     To the knowledge of the Company, except as set forth below, no officers, directors, beneficial owners of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal years, which ended December 31, 1996, 1997 and 1998.

     None of Walter H. Elliott, III, Richard H. Guilford, Elsie L. Rose, Charles
E. Feigley,  Maurizio F. Giabbai, Richard D. Bennett, The United States Company,
H. E. Igoe and Shakespeare Partners, L.P. who are all Directors, Officers and/or 10% stock holders have timely filed reports under Section 16 of the Exchange Act with respect to the Company since the beginning of the Company's 1996 fiscal year. On January 27, 2000 each of such persons filed a Form 5 under Section 16 of the Exchange Act with respect to their holdings of relevant equity securities of the Company as of the end of the Company's 1999 fiscal year.


ITEM 10. EXECUTIVE COMPENSATION

-------------------------------

                           SUMMARY COMPENSATION TABLE

                           --------------------------
                              Annual Compensation*

                              --------------------
                              Fiscal Year
                               ended                      Other Annual
                               12/31    Salary    Bonus   Compensation($)
                                         ($)       ($)

Name and
Principal Position

Walter H. Elliott, III         1999      75,000     0            0
President and Chief            1998      59,500     0            0
Executive Officer (Nov. 96
until present)                 1997      59,500     0            0

President, EPC (Until Nov.
96)

============================= ======== ========= ======== ================

                             Long-Term Compensation

                             ----------------------
                               Awards                   Payouts

                               ------                   -------

                                          Securities
                            Restricted    Underlying
                             Stock        Options/     LTIP         All Other
                             AWARD(S)     SARS(#)(1)  PAYOUTS($) COMPENSATION(2)

                             --------     ----------  ---------- ---------------
                               ($)                                     ($)
Walter H. Elliott, III

                       1999    93,174      150,000        0            0
                       1998      0            0           0            0
                       1997      0            0           0            0

================================================================================

     *  Does  not  include  personal   benefits  and  other  forms  of  non-cash
     compensation that did not in the aggregate exceed 10% of the aggregate amount of cash compensation for the subject individual.

     (1) Represents shares of stock issued in lieu of salary during 1997 and 1998 when Mr. Elliott's salary was cut from $85,000 annually to $59,500. This number does not reflect the 10:1 stock split that will occur at closing if The Catapult Group acquisition is consummated.

     (2) Represents stock options granted in December 1999. This number does not reflect the 10:1 stock split that will occur at closing if The Catapult Group acquisition is consummated (See Item 10: Executive Compensation--Compensation Policy and Other Compensation.)

Employment  Agreements
---------------------

     The Company currently has no employment agreements with any of it's employees.

Stock Option Plan

     In January 1994, the Board of Directors of the Company adopted the Company's Stock Option Plan, as previously authorized by the Company's stockholders (the "Plan"). Under the Plan, officers, directors, key employees and/or consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 150,000 shares of the Company's Common Stock (of which no more than 50,000 shares may be pursuant to incentive stock options, and no more than 100,000 shares may be pursuant to non-qualified stock options). On January 1, 1994, the Company's Board of Directors awarded under the Plan non-qualified stock options to purchase an aggregate of 75,000 shares. All of such options were granted to the then serving officers of the Company, all provide for an exercise price of $2.00 per share, all were exercisable beginning on January 1, 1995 and all expired on December 31, 1998 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     On March 31, 1995 the Board of Directors awarded under the Plan stock options to purchase an aggregate of 34,500 shares. The Board of Directors granted 23,000 incentive stock options, and 11,500 non-qualified stock options to plan participants. All of such options provide for an exercise price of $3.625 per share, all are exercisable at the grant date and 23,000 incentive stock options expire on March 20, 2005, 1,500 non-qualified stock options expired on March 20, 1998 and 10,000 non-qualified stock options expire on March 20, 2003 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     On April 17, 1996 the Board of Directors awarded under the Plan incentive stock options to purchase an aggregate of 23,750 shares. All of such options provide for an exercise price of $1.88 per share, all are exercisable at the grant date and all expire on April 16, 2006 (subject to prior termination in accordance with the applicable stock option agreements). On December 10, 1996 the Board of Directors awarded under the Plan non-qualified stock options to purchase an aggregate of 30,000 shares. All of such options provide for an exercise price of $2.38 per share, all are exercisable at the grant date and all expire on December 9, 2004 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     During the period 1996 through 1998, 23 employees who were holding incentive stock options left the employment of the Company without exercising their options. Subject to the stock option agreements, their options terminated on the effective dates of their resignations. Of the 88,250 issued in March, 1995 and April and December, 1996, 42,250 options have expired, (40,750 incentive stock options and 1,500 non-qualified stock options).

     On January 28, 1999 the Board of Directors awarded under the Plan incentive stock options to purchase an aggregate of 40,000 shares. All of such options provide for an exercise price of $0.10 per share, all are exercisable at the grant date and all expire on January 27, 2009 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted. 10,000 options expired on September 4, 1999 when the employee resigned employment.

     As of March 15, 2000 there were 87,000 options outstanding, including both incentive stock options and non-qualified stock options, which have been issued under the Plan since January 1994. As of this date no options have been exercised and on April 28, 2000 an additional 6,000 options will expire.

     With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the common stock on the date that such option is granted (and 110% of fair market value in the case of stockholders who, at the time the option is granted, own more than 10% of the total outstanding common stock), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

     With respect to non-qualified stock options, the Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted, provided that non-qualified options may be issued at a lower exercise price (but in no event less than 85% of fair market value) if the net pre-tax income of the Company in the full fiscal year immediately preceding the date of the grant of such option (the "Prior Year") exceeded 125% of the mean annual average net pre-tax income of the Company for the three fiscal years immediately preceding such Prior Year. Non-qualified options must have an expiration date not later than that date which is the day before the eighth anniversary of the date of the grant of the subject option. However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or becomes involved with any business similar to that of the Company, such option holder's non-qualified options immediately terminate.

     The Plan further provides that non-qualified options may (but need not) include a provision that, in the event of any change in control and management of the Company or any sale of the business of the Company, except to the extent that the subject option holder affirmatively elects during a limited period of time following such event to permanently revoke and terminate the subject non-qualified option (in whole or in part) and/or to reaffirm all or any portion of such non-qualified option without giving effect to the reduction in exercise price herein described, then the otherwise applicable exercise price in respect of such option may thereafter be reduced (but not by more than 50%) in the event that, and at such time(s) as, the subject option holder thereafter exercises such option (or the non-revoked and non-reaffirmed portion thereof, as the case may be).

     The Plan is administered by the Compensation Committee of the Company's Board of Directors, which has wide discretion in determining the recipients of options, the amounts of options awarded, and various other terms and conditions applicable to options granted under the Plan. In determining whether and to what extent specific employees will be awarded options, the Compensation Committee takes into account the value of the specific employee's services to the Company, the employee's time in service, the long-term prospects for the employee to handle additional responsibilities within the Company, and such other factors as the Compensation Committee may deem relevant in order to reward and motivate the Company's key employee.

     The following tables set forth information concerning the exercise of options during the 1996,1997 and 1998 fiscal years, the number of unexercised options, and the value of such unexercised options, for the executive officers named in the Summary Compensation Table.


                          Aggregated Option/SAR Grants
                          in Fiscal Year ended 12/31/99

                                          Options/SAR
                            (A)           Granted to      (B)
                            Options/SAR   Employees in    Exercise or Base Price
 Name                       Granted(#)    Fiscal Year     (S/Share)               Expiration Date
 ----                       -----------   -----------    -----------------------  ---------------
Walter H. Elliott, III        150,000        79%                $ 0.10               12/29/04


                         Aggregated Option/SAR Exercise
            in Fiscal Year ended 12/31/99 and FY-End Option/SAR Value

                                                                                  Value of Unexercised in the
                              Shares                     Number of                Money Options/
                            Acquired On     Value        Unexercised Options/     SAR at FY-End($)
Name                         Exercise#    Realized($)    SAR AT Year End(#)       Exercisable/Unexercisable

----                        -----------   -----------    -------------------      -------------------------

Walter H. Elliott, III          -            -              155,000                  $38,750/0



Compensation Policy and Other Compensation
------------------------------------------

     During the fiscal  year ended  December  31,  1999 the  Company's  Board of
Directors   determined  all  compensation  matters  relating  to  the  Company's executive officers.

     The Board of Directors of the Company in the past determined that the best way to attract and retain highly capable employees on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company and its subsidiaries, was to enter into employment agreements with its senior executive officers. During the "Turnaround" phase, including fiscal year 1999, there have been no additional senior executive officers recruited and Mr. Elliott has continued to serve without an employment contract. The Company believes that its compensation levels as to all of its employees are comparable to industry standards.

     In setting levels of compensation for Mr. Elliott and in approving management's compensation of all other Company employees, the Board of Directors has evaluated the Company's overall performance, the contribution of particular individuals to Company performance and industry compensation standards. On January 28, 1999 the Board of Directors recognized the 30% cut ($85,000 to $59,500) in salary that Mr. Elliott took in 1996 for the 1997 and 1998 fiscal years and increased his annual compensation to $100,000. Because of the cash situation of the Company, Mr. Elliott offered to take $75,000 of such annual compensation in cash and the balance in non-qualified stock options. The Board accepted Mr. Elliott's offer. On March 20, 2000 the Board authorized the issuance of 50,000 options to Mr. Elliott in lieu of the remaining $25,000 in salary not taken in cash. All of such options provide for an exercise price of $0.10 per share, all are exercisable at the grant date and all expire on March 19, 2010 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

     The Company has adopted a policy of compensating non-employee Directors at the rate of $500 per meeting (plus reasonable out-of-pocket expenses in a manner consistent with past practice) for attendance at meetings of the Company's Board of Directors. At this time, Richard H. Guilford, Maurizio F. Giabbai, PhD, Charles E. Feigley, PhD and Elsie L. Rose, CPA are the only directors eligible to be compensated pursuant to this policy. The Board agreed to suspend this policy until such time as the Company is financially stable.

     On December 30, 1999 the Board of Directors awarded stock options outside of the Plan to members of the Board of Directors and to Mr. Elliott to purchase an aggregate of 350,000 shares. All of such options provide for an exercise price of $.10 per share, all are exercisable at the grant date and all expire on December 29, 2004. The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

Item 11. STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding shares of common stock beneficially owned as of December 31, 1999 by (i) each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock, (ii) each of the Company's officers and/or directors, and (iii) all officers and directors as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All numbers designating beneficial ownership of the Company's common stock do not reflect the 10:1 stock split which will occur if The Catapult Group acquisition is consummated.

================================================================================
                              Amount of Common Stock   Percentage of Outstanding

     Name                       Beneficially Owned           Common Stock

================================================================================
Richard D. Bennett                   384,597(1)                 10.56%
2059 Emerald Terrace
Mt. Pleasant, SC 29464

--------------------------------------------------------------------------------
Charles E. Feigley, PhD              187,864(10)                 5.09%
2538 Wheat Street
Columbia, SC  29205

--------------------------------------------------------------------------------
Walter H. Elliott, III               349,849(2)(3)(6)(11)        9.11%
205 Walnut Hill Drive
Summerville, SC 29485

--------------------------------------------------------------------------------
Patrick H. Cooper                    221,614                     6.09%
4501 Old Park Road
North Charleston, SC 29405

--------------------------------------------------------------------------------
Jack E. Bennett                      229,503(5)                  6.30%
403 E. Marion Street
Kershaw, SC  29067

--------------------------------------------------------------------------------
Shakespeare Partners, L.P.           584,730(9)                 14.56%
21 Legare Street
Charleston, SC  29401

--------------------------------------------------------------------------------
H. E. Igoe                           724,730(8)                 18.05%
21 Legare Street
Charleston, SC 29401

--------------------------------------------------------------------------------
Michael McGehee                      304,080                     8.35%
1 North Adgers Wharf
Charleston, SC 29401

--------------------------------------------------------------------------------
The United States Company            683,240(7)                 16.27%
1051 Technology Park Drive
Glen Allen, Virginia   23060

--------------------------------------------------------------------------------
Richard H. Guilford                  277,747(7)(10)              7.16%
5900 Patterson Avenue, Chalet 9
Richmond, Virginia   23226

--------------------------------------------------------------------------------
Maurizio F. Giabbai, PhD             277,747(7)(10)              7.16%
5652 Buttonwood Court
Stone Mountain, Georgia   30087

--------------------------------------------------------------------------------
Elsie L. Rose                        340,280 (4)(7)(10)          8.75%
12645 Mount Hermon Road
Ashland, Virginia   23005

================================================================================
All Directors and Executive Officer  1,433,486(2) (3) 4)(6)     31.10%
as a group (five persons)                     (7)(10)(11)

================================================================================

     (1) Includes 127,011 shares issued in November 1999.

     (2) Includes 93,174 shares issued in November 1999.

     (3) Includes exercisable options to purchase up to 5,000 shares of Common Stock at $3.63 per share granted under the Plan.

     (4) Includes 14,400 shares issued in lieu of 1998 accrued compensation in January 1999 and 31,884 shares issued in November 1999.

     (5) Includes exercisable options to purchase up to 2,000 shares of Common Stock at $2.00 per share granted under the Plan.

     (6) Includes 44,175 shares of Common Stock assuming conversion, which conversion occurred in March 2000, of shares the Series B Preferred stock held at a 5 shares of Common Stock to 1 share of Preferred Stock conversion rate.

     (7) Includes 125,000 shares of Common Stock issued to The United States Company ("USC"). Includes 558,240 shares of Common Stock, assuming conversion, which conversion occurred in March 2000, of the shares of Series B Preferred Stock held at a 5 shares of Common Stock to 1 share of Preferred Stock conversion rate. Richard H. Guilford, Chairman of the Board of the Company, Maurizio F. Giabbai, Ph.D., a Director of the Company, and Elsie L. Rose, CPA, the Treasurer of the Company, are principals in USC. Messrs. Guilford and Giabbai, and Ms. Rose, each owns a one-third interest in The United States Company and based upon the organizational documents of USC has beneficial ownership of one-third of the securities in which it invests (including the Company's Securities).

     (8) H. E Igoe is the General Partner of Shakespeare Partners, LP. Includes shares of Common Stock and Preferred Stock held by Shakespeare Partners, L.P., of which Mr. Igoe has beneficial ownership.

     (9) Includes 374,390 shares of Common Stock, assuming conversion of the Series C Preferred Stock held at a 5 shares of Common Stock to 1 share of Preferred Stock conversion rate.

     (10) Includes exercisable options to purchase up to 50,000 shares of Common Stock at $0.10 per share, awarded in December 1999 to Directors: Guilford, Rose, Giabbai and Feigley.

     (11) Includes exercisable options to purchase up to 150,000 shares of Common Stock at $0.10 per share, awarded in December 1999.

Item 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------

     On December 24, 1996, the Company, USC and each of Messrs. Guilford and Giabbai and Ms. Rose (with such individuals being collectively referred to as the "USC Principals") entered into an agreement (the "Memorandum Agreement") pursuant to which certain outstanding indebtedness owed to USC by the Company and all other expense reimbursements and compensation which may have been owed by the Company at that date to any of USC or the USC Principals, was settled and paid with the delivery by the Company of two promissory notes (the "New Notes") in the aggregate principal of $171,000, which New Notes were made payable by the Company to USC. The principal of the New Notes was to be paid as follows:

          (i) out of the proceeds of certain mortgage loans held by the Company (which resulted from the Company's sale of certain real property), with the resulting note bearing interest at 8.75% per annum; and

          (ii) $136,000 being due and payable in 60 equal monthly installments of $2,629.26 (including 6% per annum interest), with the final payment to be made on December 15, 2001, with principal payments to USC only made to the extent that the Company receives interest payments under a specified second mortgage held by the Company on property owned by a non-affiliate of the Company.

     Any unpaid principal due under the New Notes is payable out of the net proceeds of a public or private securities offering by the Company which exceed $1,000,000.

     Repayment of the New Notes was secured under a security agreement granting to USC (i) a security interest in the Company's rights under the $600,000 Trico Note delivered to the Company upon its sale of the Trico Business on July 26, 1996; and (ii) all of the Company's rights under a pledge agreement, dated July 26, 1996, between Andrew Gillette and the Company, pursuant to which Mr. Gillette pledged to the Company all of his interest in the Trico shares he acquired from the Company in connection with his purchase of the Trico business. As part of the Memorandum Agreement, the Company also issued to USC 125,000 unregistered shares of its Common Stock (the "Exchange Shares").

     As a result of the Memorandum Agreement, all outstanding or unissued warrants, options or other rights for the issuance of Company shares held by USC or the USC principals were terminated and released, and the Company, USC and the USC principals extended mutual releases of all existing and potential claims and liabilities one against the other, related to that certain agreement, dated July 11, 1995, between USC and the Company (see above). The Exchange Shares were subject to limited demand and piggyback registration rights granted by the Company.

     The United States Company, had outstanding notes due from the Company bearing principal of $208,727 and $221,000 in 1997 and 1996, respectively. During 1998, $207,296 (93 %) of debt to the United States Company was converted to 111,648 shares of Series B Preferred Stock. Richard H. Guilford, Chairman of the Board of the Company, Maurizio F. Giabbai, Ph.D., a Director of the Company, and Elsie L. Rose, CPA, the Treasurer of the Company, are Principals in USC.

     Shakespeare Partners, LTD, whose general partner is a stockholder of the Company, had outstanding notes due from the Company amounting to $250,000, $287,685 and $195,000 at December 31, 1998, 1997 and 1996, respectively. During 1998, approximately $149,700 of outstanding debt was converted to 74,878 shares of Series C Preferred Stock.

     In December 1998 the Company entered into an agreement with Shakespeare Partners, LTD and its General Partner to sell the Company's secured note receivable from Trico Incorporated, received upon the sale of the Trico business, bearing outstanding principal of $364,427, to the General Partner's retirement plan for $260,000. This resulted in a loss to the Company of $104,427, which was recorded in December 1998.

     The President and CEO converted to equity 100% of his outstanding notes during 1998. Approximately $17,700 was converted to 8,835 shares of Series B Preferred Stock, which Series B Preferred Stock shares (and accrued dividends) were converted into 49,587 shares of Company Common Stock in March 2000.

     Pursuant to an agreement, dated February 4, 1999, Azimuth agreed to engage Patrick Cooper as an independent contractor to provide asbestos analysis and other consulting services. The services are provided at rates specified in the Agreement (generally 50% of the rate charged to Azimuth clients for work performed by Mr. Cooper), with the term of the agreement being initially one-year, subject to successive one-year renewal periods; provided, that the agreement may be terminated by either party on 30 days notice. The agreement has been extended for another one year period.

     On November 23, 1999, the individual members of the Board of Directors, who were recipients of options to acquire an aggregate of 700,000 shares of Company Stock at an exercise price of $0.10 per share, agreed to terminate all such options (the "Terminated Options"). On December 30, 1999, the Board of Directors awarded stock options outside of the Plan to the individual members of the Board of Directors and to Walter H. Elliott, the Company's President and Chief Executive Officer, to purchase an aggregate of 350,000 shares of Common Stock. All of such options provide for an exercise price of $.10 per share (the "New Options"), all are exercisable at the grant date and all expire on December 29, 2004. The exercise price applicable under such outstanding stock options represents 100% of the fair market value of the underlying common stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted. All of the Terminated Options and the New Options were granted by the Board of Directors to the recipients in lieu of directors fees and other monetary compensation, in order to maintain the continued service of the recipients on behalf of the Company.

     The United States Company, Walter H. Elliott, III and Elsie L. Rose converted all shares of Preferred Stock held by each as of March 31, 2000. This amounted to 122,733 shares of Series B Preferred Stock. Additionally, all accrued dividends on these shares of Preferred Stock were converted to Common Stock.

     All  references  to  stockholdings  and  stock  issuance  in this  Item 12:
"Certain Relationships and Related Transactions", give effect to all prior stock splits (but not to the proposed 10:1 reverse split in connection with consummation of the acquisition of The Catapult Group).

ITEM 13.   EXHIBITS, LIST AND REPORTS ON FORM 8-K
-------------------------------------------------

 (a) The following exhibits are filed along with this Report on Form 10-KSB:

Number  Description of Exhibit
------  ----------------------

  3.1   Amended and Restated Certificate of Incorporation of Registrant.(2.)
  3.2   Amended and Restated By-laws of Registrant.(2.)
  3.3 Certificate of Designation of Series A, B, and C Preferred Stock of Envirometrics, Inc.(2.)
  4.2   1993 Stock Option Plan, including form of Stock Option Agreement. (1.)
  4.3   Warrant Amendment Extension dated April 15, 1999.(2.)
 10.1   Certifications  of  accreditation  from American  Industrial  Hygiene
        Association   and  State  of  New  York  Department  of  Health  in
        respect of Registrant's Azimuth Laboratory. (1.)
 10.2 Lease Agreement dated December 17, 1996 by and between Registrant and James W. Miller, M.D. for the Corporate Facitlity located at 9229 University Blvd. (2.)
 10.3 Preferred Stock Subscription and Conversion Agreement and Investment Representations dated November 14, 1997 by Zellweger Analytics, Inc.(2.)
 10.4 Preferred Stock Agreement between Registrant and Ten State Street, LLP dated June 30, 1998. (2.)
 10.5 Preferred Stock Agreement between Registrant and The United States Company dated June 30, 1998. (2.)
 10.6 Preferred Stock Agreement between Registrant and Precision Southeast, Inc. dated June 30, 1998. (2.)
 10.7 Preferred Stock Agreement between Registrant and Shakespeare Partners, L.P. dated June 30, 1998. (2.)
 10.8 Preferred Stock Agreement between Registrant and Walter H. Elliott, III dated June 30, 1998. (2.)
 10.9 Preferred Stock Agreement between Registrant and Elsie L. Rose dated January 1, 1999. (2.)
10.10 Amendment to Lease Agreement dated January 18, 1999 by and between Registrant and James W. Miller, M.D. for the Corporate Facility located at 9229 University Blvd. (2.)
10.11 Consulting Agreement by and between Azimuth, Inc. and Patrick H. Cooper dated February 4, 1999. (2.)
10.12 The Plan and Agreement to Exchange Stock by and between the Registrant and The Catapult Group, Inc. dated February 16, 2000.

Item 21 - Subsidiaries of Registrant.


      (1.) Incorporated by reference, filed as an Exhibit to Report on Form 10-KSB for 1995, filed on March 25, 1996, (SEC File No. 0-23892).

      (2.) Incorporated by reference, filed as an Exhibit to Report on Form 10-KSB for 1998, filed on January 28, 2000, (SEC File No. 0-23892).

     (b) No reports were filed on Form 8-K during the fourth quarter of 1999.

     SIGNATURES In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 10, 2000

                              ENVIROMETRICS, INC.

                          BY: S/WALTER H. ELLIOTT, III

                        Walter H. Elliott, III, President

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURES                             TITLE                       DATE

 s/Richard H. Guilford

------------------------  Chairman of the Board               April 10, 2000
Richard H. Guilford

 s/Walter H. Elliott, III



------------------------                                      April 10, 2000
Walter H. Elliott, III    Director, President, Chief
                          Executive Officer
 s/Elsie L. Rose



------------------------                                      April 10, 2000
Elsie L. Rose             Treasurer, Chief Accounting Officer
                          & Acting Chief Financial Officer
 s/Charles E. Feigley

------------------------  Director                            April 10, 2000
Charles E. Feigley

 s/Maurizio F. Giabbai

------------------------  Director                            April 10, 2000
Maurizio F. Giabbai

EXHIBIT 21 SUBSIDIARIES OF ENVIROMETRICS, INC.
----------------------------------------------

     1.   Azimuth, Incorporated

ANNEX D: THE CATAPULT GROUP, INC. 1999 AUDITED FINANCIAL STATEMENTS

                     THE CATAPULT GROUP, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999




                     THE CATAPULT GROUP, INC. AND SUBSIDIARY

                                TABLE OF CONTENTS

                                                                     PAGES

INDEPENDENT AUDITORS' REPORT..........................................148

CONSOLIDATED BALANCE SHEET............................................149

CONSOLIDATED STATEMENT OF OPERATIONS..................................150

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY........................151

CONSOLIDATED STATEMENT OF CASH FLOWS..............................152-153

NOTES TO FINANCIAL STATEMENTS.....................................154-160

SUPPLEMENTAL CONSOLIDATING SCHEDULE OF OPERATIONS.....................161

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
The Catapult Group, Inc. and Subsidiary
Norcross, Georgia

We have audited the accompanying consolidated balance sheet of The Catapult Group, Inc. and Subsidiary as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from July 21, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Catapult Group, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the period from July 21, 1999 (inception) to December 31, 1999. in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated statement of operations rather than to present the results of operations of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

  /S/ TAUBER & BALSER, P.C.
  -------------------------
Atlanta, Georgia
March 29, 2000

                     THE CATAPULT GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS

CURRENT ASSETS
     Cash                                                         $      2,294
     Accounts receivable                                               233,897
     Due from stockholder                                               20,000
                                                                  ------------
         TOTAL CURRENT ASSETS                                          256,191

PROPERTY & EQUIPMENT, net of accumulated depreciation of $12,769        29,720

OTHER ASSETS
     Goodwill, net of accumulated amortization of $16,762              486,103
     Deposits                                                            4,942
                                                                  ------------
                                                                       491,045
                                                                  ------------
TOTAL ASSETS                                                      $    776,956
                                                                  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Notes payable                                                $    500,000
     Accounts payable                                                   26,786
     Accrued Expenses                                                   54,268
                                                                  ------------
         TOTAL CURRENT LIABILITIES                                     581,054
                                                                  ------------
STOCKHOLDERS' EQUITY

     Common stock, $.01 par value; authorized 10,000,000 shares,
         6,000,000 issued and outstanding                               60,000
     Additional paid-in capital                                        554,930
     Accumulated deficit                                              (419,028)
                                                                  ------------
         TOTAL STOCKHOLDERS' EQUITY                                    195,902
                                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $    776,956
                                                                  ============


    The accompanying notes are an integral part of these financial statements

                     THE CATAPULT GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

REVENUES

         Consulting income                                        $    578,229

OPERATING EXPENSES
     Communication and internet services                               227,615
     General and administrative                                        366,889
     Founders' services                                                390,000
                                                                  ------------
         TOTAL OPERATING EXPENSES                                      984,504
                                                                  ------------
OPERATING LOSS                                                        (406,275)
                                                                  ------------
OTHER INCOME (EXPENSE)
     Interest expense                                                  (13,356)
     Interest income                                                       603
                                                                  ------------
                                                                       (12,753)
                                                                  ------------
NET LOSS                                                          $   (419,028)
                                                                  ============



WEIGHTED AVERAGE COMMON SHARES USED IN
     COMPUTING BASIC AND DILUTED LOSS PER SHARE                      6,000,000
                                                                  ------------
BASIC AND DILUTED LOSS PER COMMON SHARE                           $       (.07)
                                                                  ============


   The accompanying notes are an integral part of these financial statements

                     THE CATAPULT GROUP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999


                                     Common Stock Issued      Additional
                                    -------------------        Paid-In     Accumulated    Stockholders'
                                    Shares      Par Value      Capital       Deficit        Equity
                                    ------      ---------      -------       -------        ------

Balance, July 21, 1999                     -    $       -     $      -     $       -       $      -
Issuance of stock                  1,500,000       15,000      135,000             -        150,000
Issuance of stock for services     3,900,000       39,000      351,000             -        390,000
Issuance of stock for acquisition    600,000        6,000       68,930             -         74,930
Net loss                                   -            -            -       (419,028)     (419,028)
                                   ---------    ---------     --------     ----------      --------
BALANCE, DECEMBER 31, 1999         6,000,000    $  60,000     $554,930     $ (419,028)     $195,902
                                   =========    =========     ========     ==========      ========



   The accompanying notes are an integral part of these financial statements



                     THE CATAPULT GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $   (419,028)
                                                                 ------------
     Adjustments:
         Stock issued for services                                    390,000
         Depreciation and amortization                                 20,084
         Changes in assets and liabilities,
         net of effects of i2o, Inc. purchase:
              Accounts receivable                                    (175,480)
              Accounts payable and accrued expenses                    34,556
                                                                  ------------
                                   Total Adjustments                  269,160

NET CASH USED IN OPERATING ACTIVITIES                                (149,868)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipment                             (6,358)
     Payment for acquisition of subsidiary, net                      (221,480)
                                                                 ------------
NET CASH USED BY INVESTING ACTIVITIES                                (227,838)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of note payable                           250,000
     Proceeds from issuance of common stock                           130,000
                                                                 ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                             380,000
                                                                 ------------

NET INCREASE IN CASH AND CASH END OF YEAR                        $      2,294
                                                                 ============


                                  (Continued)


   The accompanying notes are an integral part of these financial statements.

                     THE CATAPULT GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                   (CONTINUED)

SUPPLEMENTAL DISCLOSURES OF CASH INFORMATION:

     Cash paid for interest                                      $          -
                                                                 ============

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Details of acquisition
     Fair value of assets acquired                               $   636,428
     Cash paid for the common stock                                 (265,000)
     Issuance of common stock                                        (74,930)
     Note payable                                                   (250,000)
                                                                  -----------
         Liabilities assumed                                     $    46,498
                                                                 ===========

     Due from stockholder for purchase of common stock           $    20,000
                                                                 ===========



The accompanying notes are an integral part of these financial statements.

                     THE CATAPULT GROUP, INC. AND SUBIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND OPERATING HISTORY

The Catapult Group, Inc. (the "Company") is an Internet services company, providing internet consulting, systems development and integration as well as marketing and communications solutions to Global 2000 and middle-market companies. The Company's operations focus on three primary areas. The consulting portion focuses on building the framework for systems development and deployment by matching customer requirements with available technologies. The systems development portion uses this "blueprint" to construct and deploy solutions using the most efficient combination of customized programming and third-party software. Once complete, the Marketing and Communications portion assists customers with branding and marketing the product.

PRINCIPLES OF CONSOLIDATION

The  consolidated  financial  statements  include the  accounts of The  Catapult
Group, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All financial instruments reported are carried at cost, which approximates fair value because of the short maturity of those instruments.

CREDIT RISK

The Company's accounts receivable potentially subject the Company to credit risks as collateral is generally not required. The Company requires signed contracts prior to starting any project.

PROPERTY AND EQUIPMENT

Property  and  equipment  are  recorded  at  cost,  and  depreciated   using  an
accelerated method over the estimated useful lives of the assets, commencing when the assets are installed or placed in service.

GOODWILL

Goodwill is the excess of cost over fair value of net assets acquired in a business combination accounted for as a purchase. Goodwill is amortized on a straight-line basis over 10 years. Amortization expense for the period ended December 31, 1999 was $16,762.

REVENUE RECOGNITION

Revenues are recorded as services are performed and costs are recorded as incurred. The Company at each reporting date reviews the status of major contracts and immediately records losses in total, if any. Advance billings and collections relating to future services, if any, are recorded as deferred revenue and recognized when revenue is earned.

                     THE CATAPULT GROUP, INC. AND SUBIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ADVERTISING EXPENSE

Advertising expense includes the cost of sales brochures, print advertising in trade publications, and trade shows. The cost of advertising is expensed as incurred. Advertising expense for the period ended December 31, 1999 was $8,602.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

NET LOSS PER SHARE

Loss per share is computed  based on the  weighted  average of the number of
common  shares   outstanding  of  6,000,000  for  each  period.  For  additional disclosure regarding warrants see Note 7.

2. DUE FROM STOCKHOLDER

Due from stockholder consisted of an interest free advance which was collected in March 2000.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1999 consist of the following:

Furniture and fixtures                                                 $  5,134
Computer and office equipment                                            37,355
                                                                       --------
                                                                         42,489
Less accumulated deppreciation                                           12,769
                                                                       --------
                                                                       $ 29,720
                                                                       ========
Depreciation expense for the period ended December 31, 1999 was $3,322.

                     THE CATAPULT GROUP, INC. AND SUBIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

4. NOTES PAYABLE

Notes payable at December 31, 1999 consist of the following:

Note payable related to purchase of i2o, Inc. at 5%, due
August 4, 2000, collateralized by the common stock of the
Company, interest and principal payable at maturity.                  $250,000

Note payable related to purchase of i2o, Inc. at 8%,
due  February 4, 2000, interest and principal payable at maturity.
The note was still outstanding at March 29,2000                       $250,000
                                                                      --------
                                                                      $500,000
                                                                      ========
Both notes are due within twelve months and are therefore current.

5. INCOME TAXES

Deferred income taxes and the related valuation allowances result from the potential tax benefits of tax carryforwards and temporary differences between financial and income tax reporting. . The Company has recorded a valuation allowance to reflect the uncertainty of the ultimate utilization of the deferred tax asset as follows:

Deferred tax asset:
     Net operating loss carryforward                                  $ 12,000
     Stock issued for services                                         156,000
                                                                      --------
Deferred tax asset                                                     168,000
Valuation allowance                                                   (168,000)
                                                                      --------
Net deferred tax asset                                                $      -
                                                                      ========

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

Federal income tax rate                                                 (34.0)%
Effect of valuation allowance on deferred tax asset                      34.0
State income tax, net of Federal benefit                                  0.0
                                                                      -------
Effective income tax rate                                                 0.0%
                                                                      =======


Net operating loss carryforwards of approximately $30,000 arising in 1999 expires in 2019.

6. LEASE COMMITMENTS

The Company leases office space and equipment under operating leases expiring at various times. Rental expense was $15,035 for the period ended December 31, 1999. The minimum rentals are as follows:

2000                                                                $  60,564
2001                                                                   56,097
2002                                                                   47,135
2003                                                                   46,521
                                                                    ---------
                                                                    $ 210,317
                                                                    =========

7. STOCK PURCHASE WARRANTS AND OPTIONS

The Company applies the fair value method for stock warrants issued to consultants. Compensation expense is recognized only when warrants are granted with a discounted exercise price. For 1999, the exercise price for all stock warrants issued was below the market value of the underlying stock on the grant date. Compensation expense related to stock warrants issued in 1999 was nominal.

The following table summarizes warrant activity during 1999:

                                                             Weighted-Average
                                             Shares           Exercise Price
                                            -------         ------------------
Outstanding at beginning of the period            -               $     -
Granted                                      60,000                  0.01
                                            -------               -------
Outstanding at end of the period             60,000               $  0.01
                                            =======               =======

The following table summarizes information about the warrants outstanding at December 31, 1999:

Exercise price                                                      $0.01

Weighted-average remaining contract life                         10 years

Weighted-average exercise price                                     $0.01

All warrants outstanding at December 31, 1999 are exercisable.

On September 28, 1999, the Company adopted the 1999 Stock Incentive Plan (the "Plan"), which provided for the issuance of Incentive Stock Options ("ISO's") and non-qualified stock options to officers, directors, key employees and consultants in connection with the Company's incentive compensation program. The number of shares reserved for the Plan was 882, 350.

                     THE CATAPULT GROUP, INC. AND SUBIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

The Plan authorizes the grant of ISO's or non-qualified options with such vesting provisions as determined at the time of grant. The exercise price of each option granted under the Plan shall be set forth in the Stock Option Agreement. The exercise price of any ISO granted shall not be less than the fair market value of the Company's common stock on at the date of grant. These options must be exercised within ten years of the date of grant.

Incentive stock options issued to persons who directly or indirectly own more than 10% of the outstanding stock of the Company shall have an exercise price of no less than 110 percent of the fair market value or the Company's common stock on the date of grant and are exercisable up to five years from the date of grant.

At December 31, 1999, no options were issued or outstanding under this Plan.

8.  FOUNDERS' SERVICES

In July 1999, the Company issued 3,900,000 shares to certain founders in exchange for services rendered. Charges to expense related to the transaction were $390,000, which was calculated based on the fair market value of the stock at the date of issuance

                     THE CATAPULT GROUP, INC. AND SUBIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

9. ACQUISITIONS

In July 1999, the Company acquired 12.7% of i2o, Inc. a Georgia corporation, for the issuance of 600,000 shares of common stock. On August 4, 1999, the Company acquired the remaining 87.3% for $515,000. A portion of this purchase was financed by issuance of a note payable of $250,000. The acquisition was accounted for as a purchase and was included in operations from that date through December 31, 1999. The details of the purchase are as follows:

Assets purchased                                                   $  133,563
Liabilities assumed                                                $  (46,498)
Goodwill                                                           $  502,865

10. MAJOR CUSTOMERS

For the period July 21, 1999 (Inception) to December 31, 1999, the Company earned approximately 85% of its revenue from four customers. At December 31, 1999, accounts receivable included approximately $208,000 from these customers.

11. SUBSEQUENT EVENT

The Company has entered into an agreement to be acquired by Envirometrics, Inc. ("Envirometrics"), a corporation, in exchange for all outstanding stock. The acquisition will result in shareholders of the Company owning 90% of the acquiring entity. The acquisition will be accounted for as a purchase of net monetary assets of Envirometrics by The Catapult Group, Inc. in accordance with generally accepted accounting principles. The acquisition is a reverse purchase of the assets and liabilities of Envirometrics by The Catapult Group, Inc. The accounting treatment applied in the reverse acquisition differs from the legal form of the transaction and the continuing legal entity is Envirometrics, which will change its name to The Catapult Group, Inc. The transaction is contingent on the acquiring entity's stock being relisted on the OTC Bulletin Board, which was accomplished on March 21, 2000 and other requirements. Upon consummation, The Catapult Group, Inc. will become a reporting company with the Securities and Exchange Commission. As of March 29, 2000, the acquisition has not been consummated.

                     THE CATAPULT GROUP, INC. AND SUBSIDIARY
                SUPPLEMENTAL CONSOLIDATING SCHEDULE OF OPERATIONS
       FOR THE PERIOD FROM JULY 21, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                          The
                                        Catapult
                                         Group         I2O, INC.     ELIMINATIONS    CONSOLIDATED

REVENUES

  Consulting income                   $        -     $   578,229    $         -      $   578,229


OPERATING EXPENSES
Communication and internet services            -         227,615              -          227,615
General and administrative                46,761         320,128              -          366,889
Founders' services                       390,000               -              -          390,000
                                      ----------     -----------       --------      -----------
TOTAL OPERATING EXPENSES                 436,761         547,743              -          984,504
                                      ----------     -----------       --------      -----------



OPERATING (LOSS) INCOME                 (436,761)         30,486              -         (406,275)
                                     -----------      ----------       --------      -----------



OTHER INCOME (EXPENSE)
     Interest expense                    (13,356)              -              -         (13,356)
     Interest income                           -             603              -             603
                                     -----------      ----------       --------      ----------
                                         (13,356)            603              -         (12,753)
                                     -----------      ----------       --------      ----------

NET INCOME (LOSS)                    $  (450,117)     $   31,089       $      -      $ (419,028)
                                     ===========      ==========       ========      ==========

                               ENVIROMETRICS, INC
                         WRITTEN CONSENT OF STOCKHOLDER
          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Envirometrics, Inc. (the "Company"), hereby (i) acknowledges receipt of the Information Statement dated May 08, 2000, to the stockholders of the Company, and (ii) consents, with respects to all shares of the capital stock of the Company held of record by the undersigned on April 14, 2000, to the taking of the Company in the manner designated below.

THIS CONSENT WHEN PROPERLY EXECUTED WILL BE TREATED IN ACCORDANCE WITH THE SPECIFICATION MADE BELOW. IF IT IS SIGNED AND RETURNED WITHOUT A SPECIFICATION BEING MADE, THE CONSENT WILL BE TREATED AS A CONSENT TO ALL OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSALS. PLEASE REVIEW CAREFULLY THE INFORMATION STATEMENT DELIVERED WITH THIS CONSENT.

1. To authorize and ratify the execution of the Exchange Agreement (Annex "A" to the Information Statement) by the Company and such amendments thereto as the Board of Directors of the Company may deem reasonable and appropriate, and the consummation of all transactions contemplated thereby, including the following amendments to the Certificate of Incorporation of the Company which are required for, and will become effective upon, the consummation of the Exchange Agreement:

A. A stock combination (reverse split) of the Common Stock of the Company, $.001 par value (the "Common Stock"), resulting in an exchange ratio of one newly issued share of Common Stock for each ten outstanding shares of Common Stock; and,

B.   The change of the name of the Company to "The Catapult Group, Inc."

                    |_|  CONSENT                  |_|  CONSENT  WITHHELD

2. To authorize an Amendment of the Certificate of Incorporation of the Company, effective upon the Closing of the Definitive Agreement, to increase the number of shares of Common Stock which the Company is authorized to issue from Ten Million (10,000,000) shares to Twenty Million (20,000,000) shares.

                    |_|  CONSENT                  |_|  CONSENT  WITHHELD

PLEASE DATE AND SIGN THIS CONSENT AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Dated: _______________________, 2000          _________________________________
                                                         Signature

                                              _________________________________
                                                       Print Name

                                              _________________________________
                                                Signature, if jointly held




NOTE: Please sign exactly as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint owners of shares must sign. If a corporation, please sign the full corporate name "by" the president or other authorized officer and affix the corporate seal. If a partnership, please sign in partnership name "by" an authorized person.